                                 SCHEDULE 14A
                                (Rule 14A-101)
                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


                             (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[X]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2)

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                     BROWN & SHARPE MANUFACTURING COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14c-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction: $187,000,000.00

     -------------------------------------------------------------------------


     (5) Total fee paid: $37,400.00

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                     BROWN & SHARPE MANUFACTURING COMPANY

                                Precision Park
                              200 Frenchtown Road
                        North Kingstown, RI 02852-1700
                                (401) 886-2000

                                                ________________, 2001

Dear Stockholder,

     You are cordially invited to attend the Special Meeting of Stockholders of Brown & Sharpe Manufacturing Company (the "Company" or "Brown & Sharpe") on _________ __, 2001 at ____ a.m. at the Company's executive office.

     At the meeting, you will be asked to approve the proposed sale for cash to Hexagon AB, ("Hexagon") a Swedish corporation, headquartered in Stockholm, Sweden, of substantially all of the business and assets of the Company and assumption by Hexagon of substantially all of the Company's liabilities and the related distribution to stockholders (which will be made as soon as practicable after the Closing under the Acquisition Agreement and after payment, or provision for payment, of the estimated liabilities and potential contingent liabilities not assumed by Hexagon and retention of an amount for funding expenses of operations of BSIS and expenses of its "public company overhead" for some period of time), all in an amount to be finally determined by the Board of Directors. You will also be asked to approve a proposal to change the name of the Company so that it does not include the name "Brown & Sharpe" as required by the terms of the Acquisition Agreement.

     The Board of Directors believes that, given the position of the Company, the alternatives reasonably available to the Company, the purchase price and terms of the sale to Hexagon (including Hexagon's investment in BSIS, Inc., a subsidiary of the Company engaged in the development of a "measuring software" business and the arrangements going forward after the Closing between BSIS and Hexagon), that the proposed sale to Hexagon and related transactions and the related distribution to stockholders with the Company continuing in business, engaged in the "measuring software" business through its ownership in BSIS (subject to Hexagon's significant minority stockholdings) will be in the best interests of the Company and its stockholders. Since there are a number of details remaining to be resolved, including the fact that the purchase price payable to Hexagon is subject to upward adjustment depending on Brown & Sharpe's actual 2000 operating profit for the Metrology Business being sold and subject to other adjustments, it is not possible to determine the purchase price, or the dollar amount per share contemplated to be paid to stockholders as soon as practicable after the closing. However, based upon evaluations of all of the unknown or variable factors, (including amounts to be held back to satisfy known liabilities and estimated contingent liabilities and an amount to be retained for funding the ongoing operations of BSIS and "public company" overhead for some period of time), it is estimated by management that the ultimate distribution of cash, including the expected proceeds of the sale of the North Kingstown facility and the U.K. real estate (when such sales are completed), could be in the range of [$____ to $____] per share. Further details will be available after the Closing under the Acquisition Agreement and appropriate Board consideration of the distribution at that time.

     In addition, you will be asked to approve a reduction in the par value per share of the Class A Common Stock and the Class B Common Stock from $1.00 per share to $0.01 per share.

     The Board of Directors has approved the proposal for the sale to Hexagon and related transactions and the related distribution to stockholders, has approved the proposal to change the name of the Company to omit the words "Brown & Sharpe" and has approved the reduction of the par value per share of the Class A Common Stock and Class B Common Stock and urges you to vote in favor of these four proposals.

     The attached materials consist of Notice of a Special Meeting of the Stockholders and a Proxy Statement describing the proposed sale of assets to Hexagon and related transactions and the related distribution to stockholders, the proposed change of the name of the Company, and the reduction in par value per share of the Company's Class A Common Stock and Class B Common Stock. You are urged to read these materials in their entirety.

     Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you so desire, you can withdraw your proxy and vote in person at the meeting.

                         Sincerely,

                         John M. Nelson
                         Chairman of the Board

                         Kenneth N. Kermes
                         President and CEO

                     Brown & Sharpe Manufacturing Company

                                    NOTICE

                  [BROWN & SHARPE MANUFACTURING COMPANY LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS

                            _____________ __, 2001

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Brown & Sharpe Manufacturing Company ("Brown & Sharpe" or the "Company"), a Delaware corporation, will be held at ____ a.m., Eastern Standard Time, on _________ __ , 2001, at the Company's executive offices at Precision Park, 200 Frenchtown Road, North Kingstown 02852, to consider and act upon the following items of business:

1. To consider and vote upon a proposal to approve the Acquisition Agreement dated as of November 16, 2000 between the Company and Hexagon AB ("Hexagon"), a Swedish corporation (the "Acquisition Agreement") and the sale thereunder for a cash purchase price (subject to adjustments as provided therein) to Hexagon (and its Affiliates) of substantially all the Company's business and assets and the related assumption by Hexagon (and its Affiliates) of substantially all the Company's liabilities (other than Excluded Assets and Excluded Liabilities, each as defined in the Acquisition Agreement) and to authorize the Board of Directors to take all action necessary to carry out the sale and related transactions contemplated under the Acquisition Agreement, including:

     (i) the provisions therein (and in the BSIS Stock Purchase Agreement and BSIS Stockholders' Agreement contemplated therein) contemplating a software license, software purchase arrangements and software royalty arrangements between BSIS, Inc. (presently a wholly owned subsidiary of the Company that is an Excluded Asset) and Hexagon (or an Affiliate) and contemplating the sale for cash to Hexagon (or an Affiliate of Hexagon) of specified percentages of the authorized but unissued shares of BSIS, which will continue after the Closing under the Acquisition Agreement to be owned by the Company, with such minority investments by Hexagon (or its Affiliate),

     (ii) the provisions therein contemplating a lease (the "Lease") of a portion of the Company's North Kingstown facility at Precision Park to Hexagon for a term of five (5) years, with a declining amount of space rented to Hexagon over the term, the Company retaining responsibility for structural repair and a rental rate consisting of a base rent with appropriate charges for taxes, utilities and insurance calculated in a manner consistent with past practice, and

     (iii) as a part of the proposal, and as soon as practicable and following:
           (a) the Closing under the Acquisition Agreement, (b) the final determination of post-closing adjustments to the purchase price thereunder, (c) the receipt of the proceeds of sale thereunder and, if available, the receipt of proceeds of sales to others of certain real estate that is part of the Excluded Assets under the Acquisition Agreement and (d) the payment, or reservation for payment, of estimated liabilities remaining with the Company, and retention of portions of the proceeds to be available (together with funds to be invested by Hexagon in BSIS) for funding the operations of BSIS and for the "public company overhead" of the Company, a contemplated pro rata cash distribution to stockholders of the Company, such distribution to be at a date later selected by the Board of Directors of the Company and in an amount of such proceeds as shall be later determined by the Board of Directors, all as set forth in each case in the accompanying Proxy Statement.

2. To consider and vote upon an amendment to the Certificate of Incorporation of the Company to change the name of the Company to "____________________" (or such other name not using the words "Brown & Sharpe" as shall be determined by the Board of Directors of the Company) and to authorize the Board of Directors to take all action necessary to give effect thereto, all as set forth in the accompanying Proxy Statement.

3. To consider and vote upon an amendment to the Certificate of Incorporation of the Company to reduce the par value of the Company's Class A Common Stock from $1.00 per share to $0.01 per share.

4. To consider and vote upon an amendment to the Certificate of Incorporation of the Company to reduce the par value of the Company's Class B Common Stock from $1.00 per share to $0.01 per share.

5. To transact such other business as may properly come before the special meeting of stockholders or any adjourned session.

     All of the above matters are more fully described in the accompanying Proxy Statement. Only stockholders of record of the Company at the close of business on ___________, 2001 will be entitled to receive notice of and to vote at the special meeting of stockholders or any adjourned session (the "Meeting" or the "Special Meeting"). A list of all stockholders of record as of _________, 2001 will be open for inspection at the Special Meeting.

     The telephone number of our executive office is (401) 886-2000.


                       By Order of the Board of Directors,

                       /s/ James W. Hayes III
                       JAMES W. HAYES III
                       Corporate Secretary


     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ENSURE A QUORUM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES USING THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES. PROXIES CAN ALSO BE REVOKED BY SUBMITTING A NEW PROXY WITH A LATER DATE OR BY DELIVERING WRITTEN INSTRUCTIONS TO THE SECRETARY OF BROWN & SHARPE.

     When completing your Proxy Card, please sign your name as it appears printed. If signing as an attorney, executor, administrator, trustee or guardian, please give your full title. A Proxy executed by a corporation must be signed by an authorized officer.


North Kingstown, Rhode Island

_________ __, 2001

                   QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.   WHAT AM I BEING ASKED TO VOTE UPON?

A. Four proposals will be voted on at the Special Meeting. First, whether to approve the proposed sale of substantially all of the business and assets of the Company to Hexagon AB, a Swedish corporation, headquartered in Stockholm, Sweden, and the related distribution to stockholders. Second, whether to approve the name change so that the name of the Company does not include the words "Brown & Sharpe." The name change is required to be made by the terms of the Acquisition Agreement between the Company and Hexagon. Third, whether to amend the Company's Certificate of Incorporation to reduce the par value of the Company's Class A Common Stock from $1.00 per share to $0.01 per share. Fourth, whether to amend the Company's Certificate of Incorporation to reduce the par value of the Company's Class B Common Stock from $1.00 per share to $0.01 per share.

Q.   WHAT WILL HAPPEN IF THE SALE AND RELATED DISTRIBUTION IS APPROVED?

A. If the sale is approved, we will sell substantially all the Company's business and assets to Hexagon for cash and the assumption by Hexagon of substantially all of the Company's liabilities. As soon as practicable after the Closing of the Sale and completion of purchase price adjustments, and after payment, or provision for payment, of the liabilities and potential contingent liabilities not assumed by Hexagon, a distribution will be made to stockholders in an amount to be determined by the Board of Directors. The Company will retain the software business of its subsidiary BSIS and will also retain from sale proceeds an amount for funding the expenses of operations of BSIS (together with funding from investments required to be made by Hexagon) and expenses of its "public company overhead" for some period of time. Other than the reduction in par value, there will not be a change in the equity of the Company, and the number of outstanding shares of Common Stock will not be affected by the transactions.

Q.   WHAT WILL HAPPEN IF THE SALE IS NOT APPROVED?

A. Under the terms of the Acquisition Agreement, if the Company fails to obtain a stockholder vote in favor of the Acquisition Agreement, the Company pays certain actual documented, out-of-pocket expenses of Hexagon up to $2 million. In addition, there has been and continues to be, Events of Default under the Company's Senior Note Agreement and Revolving Credit Agreement. The lenders under the Senior Note Agreement and Revolving Credit Agreement may at any time declare the notes to be immediately due and payable and may resort to collateral securing the Company's obligations to the lenders under note agreements and related collateral agreements. Accordingly, if the sale is not approved the Company must seek other strategic alternatives, including sale or merger of the Company in order to satisfy its lenders.

Q.   WHEN WILL THE STOCKHOLDERS RECEIVE ANY PAYMENT FROM THE SALE?

A. The distribution will occur at a date later selected by the Board of Directors, as soon as practicable after the Closing and completion of purchase price adjustments.

Q.   WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM THE
     SALE?

A. Since there are a number of details remaining to be resolved, including the fact that the purchase price payable by Hexagon is subject to adjustment up or down depending on Brown & Sharpe's actual 2000 operating profit for the Metrology Business being sold, it is not possible to determine the purchase price, or the dollar amount per share contemplated to be paid to stockholders as a distribution. However, based upon evaluations of all of the unknown or variable factors, (including amounts to be held back to satisfy known liabilities and estimated contingent liabilities and an amount to be retained for funding the ongoing operations of BSIS (together with funding from investments required to be made by Hexagon) and "public company overhead" for some period of time), it is estimated by management that the ultimate distribution of cash, including the expected proceeds of the sale of the North Kingstown facility and the U.K. real estate (when such sales are completed), could be in the range of [$______ to $______] per share. Further details will be available after the closing (and adjustments to the purchase price) and appropriate Board consideration of the distribution at that time.

Q.   WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this Proxy Statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. A majority vote of the entitled votes of the shares of Brown & Sharpe Class A Common Stock and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve Proposal 1: the Acquisition Agreement and the related contemplated distribution to stockholders and Proposal 2: the name change. A majority vote of the entitled votes of the Class A Common Stock outstanding on the record date and a majority vote of the entitled votes of the shares of Class A and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve Proposal 3: the reduction in the par value per share of the Class A Common Stock. A majority vote of the entitled votes of the Class B Common Stock outstanding on the record date and a majority vote of the entitled votes of the shares of Class A and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve Proposal 4: the reduction in the par value per share of the Class B Common Stock.

Q.   WHAT DOES THE BROWN & SHARPE BOARD OF DIRECTORS RECOMMEND?

A. The Brown & Sharpe Board unanimously recommends voting in favor of the proposed sale to Hexagon, related transactions and related distribution to stockholders, the proposed name change and the reduction of the par value per share of the Company's two classes of Common Stock.

Q. CAN THE COMPANY STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED PROXIES?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can change your vote in one of three ways. First, you can send a written notice to our Secretary, James W. Hayes III, at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to the Company. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the special meeting.

Q. IF THE COMPANY SHARES ARE HELD IN "STREET NAME" BY YOUR BROKER, WILL THE BROKER VOTE THESE SHARES ON MY BEHALF?

A. You will vote Company shares only if you provide the broker with instructions on how to vote. You should follow the directions provided by you broker regarding how to instruct your broker to vote the shares.

Q. CAN I STILL PURCHASE OR SELL SHARES OF COMPANY COMMON STOCK ON THE NEW YORK STOCK EXCHANGE?

A. Yes. Based on discussions with the NYSE, the sale to Hexagon, related transactions and related distribution to stockholders is not expected to affect our listing on the New York Stock Exchange.

Q.   WHAT ARE THE TAX CONSEQUENCES OF THE SALE TO ME?

A. The Company has estimated that it will have neither current earnings and profits nor accumulated earnings and profits at either the time of distribution in 2001 or for the year (2001) in which the initial distribution is expected to be made, in which event the distribution would not be treated as a dividend for federal income tax purposes. Instead, the distribution would first be treated as non-taxable return of each shareholders adjusted basis in the stock of the Company to the extent of such basis. Any distribution in excess of a shareholder's basis will be treated as capital gain from the exchange of the respective shares. Distributions to shareholders that are corporations will not qualify for the dividend received deduction.

Q.   WHO CAN HELP ANSWER QUESTIONS?

A. If you have any additional questions about the proposed sale to Hexagon under the Acquisition Agreement or the other matters to be acted on at the Special Meeting or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact:
     James W. Hayes III, Corporate Secretary at (401) 886-2000. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Summary.........................................................................
Proxy Statement.................................................................
Solicitation of proxies.........................................................
Cautionary Statement Regarding Forward Looking Statements.......................
Proposal 1: To Approve the Acquisition Agreement, including the the Sale to Hexagon, Related Transactions and Related Distribution to
Stockholders....................................................................
  General.......................................................................
  Brown & Sharpe................................................................
  Hexagon.......................................................................
  Background and Reasons for the Directors' Recommendation......................
  Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc..............
  Distribution to Stockholders..................................................
Principal Provisions of the Acquisition Agreement and Related Agreements........
Selected Historical Financial Data..............................................
Pro forma Financial Information.................................................
No Dissenters' Rights...........................................................
Accounting Treatment............................................................
Certain Federal Income Tax Considerations.......................................
Interests of Certain Persons in the Acquisition Agreement.......................
Business Activities of the Company Following the Proposed Sale:  BSIS...........
Risk Factors Relating to BSIS...................................................
Regulatory Approvals............................................................
Reference to Financial Statements...............................................
Stock Ownership of Certain Beneficial Owners and Management.....................
Proposal 2: Amendment of Articles of Incorporation to Change the Name
of the Company..................................................................
Proposal 3: Amendment to Articles of Incorporation to Reduce Par Value
Per Share of Class A Common Stock...............................................
Proposal 4: Amendment to Articles of Incorporation to Reduce Par Value
Per Share of Class B Common Stock...............................................
Available Information...........................................................
Annex A: Acquisition Agreement and Related Agreements
Annex B: Opinion of Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc.
Annex C:  Amended Article FOURTH of the Certificate of Incorporation

                                    SUMMARY

This Summary highlights selected information from this proxy Statement, and may not contain all of the information that is important to you. To understand the proposed sale of substantially all the business and assets of the Company fully and for a more complete description of the sale to Hexagon, related transactions and the contemplated distribution to stockholders and other matters to be acted upon at the Special Meeting of stockholders, you should read carefully this entire Proxy Statement and the documents to which we have referred you. See "Where You Can Find More Information" (pages __ through __). The Acquisition Agreement (and related agreements) covering the sale to Hexagon, including the investment by Hexagon in BSIS and the lease of a portion of the North Kingston facility at Precision Park to Hexagon, is attached as Annex A to this document. We encourage you to read the acquisition agreement, as it is the legal document that governs the sale.

The Companies (pages ____ through ___)

Brown & Sharpe Manufacturing Company
Precision Park
200 Frenchtown Road
North Kingstown, RI  02852-1700
(401) 886-2000

     The Company currently operates entirely in the metrology industry through four business units:

     . MS Division: manufacturers and markets a wide range of manual and computer-controlled, high precision coordinated measuring machines and is the largest division;

     . PMI Division: manufacturers mechanical and electronic measuring and inspection tools and is the second largest division;

     . Brown & Sharpe Information Systems ("BSIS"): develops measuring software and has had no sales to date; and

     . Electronics Division: acquired in 1999 (and is being sold by the Company), designs and manufactures surface inspection systems.

The Company has had losses for the year ending December 31, 1999 and for nine months ending September 30, 2000 and will record a loss for the year ending December 31, 2000. The Metrology Business being sold to Hexagon had an Operating Profit as defined under the Acquisition Agreement of $11.3 million for the nine months ended September 30, 2000.

Hexagon AB
P-O Box 1112
S0131 26 Nacka Strand
Stockholm, Sweden

     Hexagon AB is a limited liability company existing under the laws of Sweden and has listed its series B shares on the OM Stockholm Exchange. Hexagon's primary business concept is to acquire and develop, on a long-term basis, engineering companies. The Hexagon Group consists of eight directly reporting subsidiaries that are grouped in three fields of operation:

     . Industrial Components and Systems: produces hydraulics, flow technology, temperature technology, mechanical maintenance products and transmission equipment;

     . Niche Manufacturing: produces gaskets for plate heat exchangers and special wheels, sliding bearings, cage rings and preprocessed special steel, tools and components as well as systems and/or components for industrial robots, trucks and base stations for mobile phone systems; and

     . Hexagon Wireless: develops and markets antennas and antenna systems for mobile handsets and Bluetooth applications ranging from lap tops, palm tops, up to large industrial applications for process controlling purposes.

Reasons for the Proposed Sale of Substantially all the Business and the Assets of the Company and the Distribution (pages __ through __)

     Our board of directors believes that the proposed sale to Hexagon under the Acquisition Agreement and related transactions and the contemplated distribution to stockholders in an amount to be finally determined by our board of directors is in the best interest of the Company and our stockholders.

     In reaching its decision to approve the sale, our Board considered a number of factors, including the following:

     . The historical market prices (and related financial multiples) and recent trading range of the Company's Common Stock.

     . Our inability to raise additional subordinated debt or preferred stock in late 1999 - June, 2000, in an effort to resolve the financial defaults existing since 1999 under the lending agreements with our senior lenders, including a payment default under our $30 million bank revolving credit since November 10, 2000.

     . The financial condition, results of operations (losses) in the years 1999 through 2000 and cash flows of the Company, including the Company's prospects as an independent company in the Metrology Business in light of the long-standing financial defaults in agreements with our senior lenders and the resulting insufficiency of the Company's capital structure.

     . The purchase price and terms of the proposed sale to Hexagon, as reflected in the Acquisition Agreement, including the opportunity to receive additional purchase price to the extent that our Metrology Business Operating Profit (as defined) for the Year 2000 exceeds certain specified levels.

     . The opportunity to develop the embryonic "measuring software" business being conducted by the Company's subsidiary, BSIS, in which Hexagon will make substantial investments aggregating $7 million over the next three years, eventually owning up to as much as 47% of the equity of BSIS. However, in view of the speculative nature of the prospects for BSIS, the Board has determined to make a distribution to stockholders of the sale proceeds after paying the Company's debt obligations to its senior lenders (which aggregated $ ________ at ________, 2001), after payment, or making provision for the payment, of its other retained liabilities, a retention for "public company overhead" and a retention for of only a portion of the proceeds to be available (together with the $7 million to be received over three years by BSIS from Hexagon for purchases of stock of BSIS) for development of the BSIS software business for some period of time.

     . The potential disadvantages and complications of not selling the Company as an entirety to a single buyer (or several buyers) and thus retaining certain unassumed liabilities and potential contingent liabilities of the Company and its retained subsidiaries.

     . The fact that BSIS, which will be a controlled subsidiary after the Closing and will be the only active operations of the Company, has not yet generated any revenues.

     . The possibility that the Common Stock of the Company may be delisted by the New York Stock Exchange after the Closing.

     . The opinion of Houlihan, Lokey to the Board of Directors of the Company that, subject to the matters set forth in its opinion, the consideration to be received by the Company in connection with the proposed sale to Hexagon will be fair, from a financial point of view, to us.

     . The process undertaken by the Company, with the assistance of its financial advisor Chase Securities, to identify prospective purchasers and/or investors that might be interested in pursuing a strategic transaction with the Company, such as a possible merger or sale of the Company or substantial investment in the Company or similar transaction, including the fact that more than 100 parties were contacted by the Company and Chase Securities regarding their potential interest in such a transaction, more than 50 parties executed confidentiality agreements with the Company and were sent a descriptive memoranda concerning the Company, and a number of parties provided preliminary or indicative bids; and the information Chase Securities reviewed with the Board at its meeting on September 18, 2000 with respect to the results of the process undertaken by the Company and Chase Securities, the indicative bids received and other opportunities for the Company to sell its Metrology Business or all of its business and assets, including the recommendation of Chase Securities to the Board at its September 18 meeting, made in the context of the results of that process and the continued request of Hexagon for negotiating exclusivity for the Company to pursue the Hexagon bid on an exclusive basis for a limited period; and the further review of the process and the proposed definitive Acquisition Agreement between Hexagon and the Company that was presented to the Board for approval at its meeting on November 16, 2000.

     . The fact that since the Company's announcement on June 27, 2000 to the effect that it had engaged Chase Securities to pursue various strategic alternatives, including a possible sale or merger of the Company, to enhance shareholder value, no other party had presented the Company with an acquisition proposal that, taken as a whole, would be more favorable to the Company and its shareholders than the purchase offer from Hexagon embodied in the Acquisition Agreement (and related agreements) and that would be as certain to be consummated within the same time frame as the Hexagon offer.

     . The Company's estimation regarding its lack of earnings and profits for federal income tax purposes and, as a result, the expected tax posture of the Company with respect to the sale to Hexagon and related transactions and the contemplated distribution to stockholders.

     . The Company's decision to close down and sell the Company's operations for inspection devices in the electronic industry and to stop funding of the project for the development of new non-contact metrology technology as one of two 50% owners of a 50/50 joint venture with Metroptic Technology in Israel.

     . The Company's ability to sell its North Kingstown facility pursuant to an Agreement dated ____________, providing for a closing on ________________ subject to satisfaction of closing conditions.

     . The fact that, pursuant to the Acquisition Agreement, the Company and its representatives may not (a) solicit, initiate or encourage the initiation of any inquiries or proposals regarding the acquisition by any person of the common stock of the Company in a takeover bid, or all or a material portion of the business and assets of the Company (an "Acquisition Proposal"), (b) engage in negotiations or discussions concerning, or furnish or permit to be furnished any non-public information concerning the Company's business, properties or assets to any person relating to, any Acquisition Proposal, or (c) agree to, approve or recommend any Acquisition Proposal, unless in each case the Board of Directors reasonably determines after consultation with its outside counsel that such Acquisition Proposal is a superior proposal and determines in good faith (based on the advice of its financial advisor and outside counsel) that it is required to take such actions in order to discharge properly its fiduciary duties.

     . The fact that, pursuant to the Acquisition Agreement, the Board of Directors has the right, to terminate the Acquisition Agreement in order to accept a superior company proposal if (a) the Board of Directors has determined, based upon the advice of legal counsel, that it is required to accept such proposal to discharge properly its fiduciary duties under applicable law, (b) the Company gives Hexagon AB written notice of the Company's intention to accept such superior proposal, and (c) the Company pays to Hexagon a break-up fee of $4 million plus up to $2 million of actual expenses, and if the Company fails to obtain a Stockholder vote in favor of the Acquisition Agreement, the Company pays certain actual expenses of Hexagon of up to $2 million.

Recommendation of the Brown & Sharpe Board (page __)

     The Brown & Sharpe Board has unanimously approved the Acquisition Agreement and the transactions contemplated thereby, including the sale of substantially all the business and assets of the Company, and the contemplated future distribution to Stockholders on a date and in an amount to be finally determined by the Brown & Sharpe Board, and unanimously recommends that you vote in favor of the approval of the sale under the acquisition agreement and the name change and the reduction of the par value per share of each Class of the Company's Common Stock.

Purposes of the Special Meeting (page __)

The purposes of the special meeting are to consider and vote upon:

     . A proposal to approve the Acquisition Agreement dated as of November 16, 2000 between the Company and Hexagon AB (the "Acquisition Agreement") and the sale thereunder to Hexagon of substantially all the Company's business and assets and the related assumption by Hexagon of substantially all the Company's liabilities and to authorize the Board of Directors to take all action necessary to carry out the sale and related transactions contemplated under the Acquisition Agreement, including:

     . the provisions therein relating to agreements between BSIS, a wholly-owned subsidiary of the Company that is to be retained by the Company, and Hexagon, and Hexagon's investments in BSIS,

     . the provisions therein contemplating a lease (the "Lease") of a portion of the Company's North Kingstown facility at Precision Park to Hexagon for a term of five (5) years,

     . as a part of the proposal, a contemplated pro rata cash distribution to stockholders of the Company, such distribution to be at a date later selected by the Board of Directors of the Company and in an amount as shall be later determined by the Board of Directors,

     . An amendment to the Certificate of Incorporation of the Company to change the name of the Company to "________________________" (or such other name not using the words "Brown & Sharpe" as shall be determined by the Board of Directors of the Company).

     . An amendment to the Certificate of Incorporation to reduce the par value per share of the Class A Common Stock from $1.00 per share to $0.01 per share,

     . An amendment to the Certificate of Incorporation to reduce the par value per share of the Class B Common Stock from $1.00 per share to $0.01 per share,

        all as set forth in each case in the accompanying Proxy Statement, and

     .  Such other business as may properly come before the special meeting.

Date, Time and Place (page __)

     The Special Meeting of the Brown & Sharpe stockholders will be held at ___ a.m., Eastern Standard time, on _____________, 2001, at the Company's executive offices at Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island 02852.

Record Date; Required Votes (page __)

     The close of business on _____ __, 2001 is the record date for the special meeting. Only Brown & Sharpe stockholders on the record date are entitled to notice of and vote at the special meeting. On the record date, the Company had [13,787,885] shares of common stock outstanding comprised of [13,283,988] shares of Class A Common Stock, $1.00 par value (the "Class A Stock") and [503,897] share of Class B Common Stock, $1.00 par value (the "Class B Stock"). The Company's Certificate of Incorporation provides that each share of Class A Stock outstanding on the record date entitles the holder thereof to one vote and each share of Class B Stock outstanding on the record date entitles the holder thereof to ten votes except as otherwise provided by law or by the Certificate of Incorporation.

     A majority vote of the entitled votes of the shares of Brown & Sharpe Class A Common Stock and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve Proposal 1: the Acquisition Agreement and the related contemplated distribution to stockholders and Proposal 2: the name change.

     A majority vote of the entitled votes of the Class A Common Stock outstanding on the record date and a majority vote of the entitled votes of the shares of Class A and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve Proposal 3: the reduction in the par value per share of the Class A Common Stock. A majority vote of the entitled votes of the Class B Common Stock outstanding on the record date and a majority vote of the entitled votes of the shares of Class A and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve Proposal 4: the reduction in the par value per share of the Class B Common Stock

Interests of Directors and Officers in the Merger (page __)

     In the past, we have granted stock options to our directors, officers and employees, some of which are currently exercisable. Because the exercise price of these options has recently been greater than the trading price of the Common Stock, these options generally remained unexercised. It is expected that all options which are not currently exercisable will become exercisable at or shortly before the closing date under the Acquisition Agreement. If the Acquisition Agreement is approved, it is anticipated that the amount ultimately distributed with respect to each share of common stock may be greater than the exercise price of some of the stock options. In that event, it is likely that some or all of those stock options would be exercised. Information regarding our stock options as of December 31, 1999 is set forth in our Form 10-K for the fiscal year ended December 31, 2000.

The Acquisition Agreement and Related Agreements between us and Hexagon (pages
 __ through __)

PURCHASE PRICE PAYABLE TO US

     The purchase price for the assets and stock we are transferring to Hexagon is $160 million, subject to certain adjustments. At the closing, the purchase price will be increased or decreased by an amount equal to the difference between the estimated amount of cash and cash equivalents held by our subsidiaries being transferred to Hexagon or its affiliates and the estimated amount of indebtedness of our transferred subsidiaries at the closing.
In addition, if Hexagon shall have exercised its option to purchase our Heathrow Airport property, the purchase price shall be increased by an additional
$5 million. Finally, the purchase price shall be increased at the closing by the amount of any Business Operating Profit contingent payment that has been determined to be due prior to the closing.

     A portion of the purchase price shall be paid directly to our lenders to pay off in full all of our indebtedness under the Credit Agreement dated as of November 10, 1997 between us, certain lenders and The Chase Manhattan Bank, as agent, as amended, and the Note Agreement dated November 10, 1997 between us and certain lenders, as amended. Hexagon shall pay the balance of the purchase price to us. In addition, at the closing Hexagon shall pay to BSIS, one of the subsidiaries we are retaining, the amount of $2.5 million in respect of Hexagon's first required investment in BSIS.

TRANSFERRED STOCK AND TRANSFERRED ASSETS

     The proposed transaction involves a transfer of substantially all of our assets, including the stock of most of our subsidiaries. We or our affiliates are directly transferring to Hexagon or its affiliates all of the shares of stock we hold of the following subsidiaries:

 .  Brown & Sharpe International Capital Corporation
 .  Brown & Sharpe DEA S.p.A.
 .  BSP, Inc.
 .  Brown & Sharpe Foreign Sales Corp.
 .  Brown & Sharpe Finance Company
 .  Borel & Dunner, Inc.
 .  Qingdao Brown & Sharpe Qianshao Trading Company Limited
 .  Qingdao Brown & Sharpe Qianshao Technology Company Limited
 .  Brown & Sharpe Aftermarket Services, Inc.

     We are also indirectly transferring to Hexagon all of the stock of the various subsidiaries of the companies listed above, as well as the 30% interest in Wilcox Associates, Inc. held by Brown & Sharpe Aftermarket Services, Inc.

EXCLUDED ASSETS RETAINED BY US

     The following are some of the principal excluded assets to be retained by the Company: (a) our stock of BSIS, and all of its products and rights owned or licensed and its employees and assets, other than the XactMeasure legacy derivatives of BSIS which shall be transferred to Hexagon; (b) our stock of Brown & Sharpe Surface Inspection Systems Inc., and all of its assets (including stock in its subsidiaries), which is in the process of being sold; (c) our owned real estate in North Kingstown, R.I. and our landlord leasehold interests with respect to tenants occupying the building, which we also plan to sell; and (d) the Heathrow Airport property owned by Brown & Sharpe Group Ltd. (unless Hexagon exercises its option to purchase such property), which we plan to sell later.

PURCHASE BY HEXAGON OF STOCK IN BSIS, INC.; BSIS STOCKHOLDERS' AGREEMENT

     Hexagon has agreed to purchase (or cause on of its affiliates to purchase) shares of our subsidiary BSIS, representing 16.7% of the issued and outstanding common stock of BSIS for a purchase price of $2.5 million in cash.

     In addition, on each of the first three anniversaries of the closing, Hexagon or its affiliate shall purchase additional shares of BSIS for a purchase price of $1.5 million on each such anniversary.

LIABILITIES TO BE ASSUMED BY HEXAGON

     At the closing, Hexagon and its affiliates will assume all of our liabilities and the liabilities of our transferred subsidiaries (other than certain excluded liabilities), including all liabilities, commitments, obligations, claims and expenses, known or unknown, absolute or contingent, accrued or unaccrued, directly relating to the conduct of the transferred business as it has been directly or indirectly conducted by us.

EXCLUDED LIABILITIES RETAINED BY US

     The following are some of the principal excluded liabilities that will be retained by us: (a) all of our liabilities and the liabilities of our retained subsidiaries to the extent they relate to the excluded assets;
(b) liabilities for taxes payable by or attributable to us or our retained subsidiaries; (c) our expenses of negotiating and documenting the proposed transaction; (d) any brokerage, finder's or advisory fee payable by us; (e) all litigation matters pending on the date of the Acquisition Agreement, other than two specified matters that will be assumed by Hexagon; (f) all liabilities under our Umbrella Supplemental Executive Retirement Plan to persons who do not accept employment with Hexagon; (g) all liabilities under our Profit Incentive Plan in respect of year 2000 cash bonuses; (h) all liabilities under our Long-Term Deferred Cash Incentive Plan in respect of year 2000 cash bonuses; (i) all of our liabilities to participants in our regular Supplemental Executive Retirement Plans; (j) all liabilities under our employee stock option plans; (k) all liabilities under employee change in control contracts (except with regard to executives hired or retained at the closing or within one year thereafter by Hexagon or its affiliates, and employees of our transferred subsidiaries on the closing date); (l) all liabilities, claims or expenses, whether known or unknown, absolute or contingent, accrued or unaccrued, relating to the excluded assets or otherwise, not directly resulting from the conduct of the transferred business; and (m) certain of our corporate overhead liabilities.

EMPLOYEE MATTERS

     Hexagon has agreed that either it or one or more of its affiliates will offer employment, effective as of the closing date, to substantially all individuals employed by us in the transferred business other than those employees who have change in control or severance agreements with us (except such as Hexagon has agreed to continue their employment), and Hexagon shall be responsible for and indemnify us against all severance or termination amounts payable to all individuals employed by us in the transferred business (whether or not receiving an offer from Hexagon), other than such employees who have change in control or severance agreements with us (except such as Hexagon has agreed to continue their employment). The Agreement provides for Hexagon 401(k) plans to accept rollovers from the Company's 401(k) plans and for the Company's Employee Stock Ownership Plan to be terminated.

REPRESENTATION, WARRANTIES AND INDEMNIFICATION

     The Agreement contains representation and warranties by us and Hexagon, provisions for their survival past the Closing in some cases, and specified indemnification.

CONDUCT OF OUR BUSINESS PENDING THE CLOSING

     We must conduct the transferred business only in the ordinary course consistent with our past practice and we have agreed not to take certain actions without Hexagon's consent.

CONDITIONS TO THE PROPOSED SALE

     Hexagon's and the Company's obligations to complete the proposed purchase and sale of substantially all of the Company's business and assets is subject to the satisfaction or waiver of several conditions, including the following:

 . The Company's stockholders must approve the proposed sale to Hexagon and related transactions;

 . No law or court order prohibits the sale to Hexagon or makes the sale illegal;

 . Hexagon and the Company obtain all regulatory and third party approvals necessary to complete the sale;

 . Each of Hexagon and the Company shall have certified to the other that its representations and warranties made in the Acquisition Agreement are true (except in the case of the Company for such failures to be true as do not, in the aggregate, have a material adverse effect (as defined) on the transferred business) and that its obligations under the Acquisitions Agreement have been complied with in all material respects;

 . Hexagon's obligation to close is subject to the absence of any event or condition having occurred since September 30, 2000 which has had or is reasonably likely to result in a material adverse effect on the transferred business, except as previously disclosed;

 . The Company's obligations to complete the proposed sale offer to Hexagon of substantially all of the Company's business and assets is subject to Hexagon having paid or made arrangements to pay certain of the Company's indebtedness simultaneously with the closing and the payment by Hexagon of the required $2.5 million initial investment in BSIS.

SOLICITATION OF ALTERNATIVE TRANSACTIONS

     Under the Acquisition Agreement, we and our subsidiaries may not take, or permit any of our directors, officers, employees, agents or representatives to take, directly or indirectly, any action to solicit, encourage, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the transferred business or the transferred assets or permitting access to the transferred assets and business) any alternate proposal for acquisition of any of the transferred stock or all or a material portion of the transferred business or of the transferred assets. However, if, at any time prior to the closing of the sale and purchase of the transferred assets and stock contemplated by the Acquisition Agreement, our Board of Directors determines in good faith, upon the advice of outside counsel, that it would be a violation of its fiduciary duties to our stockholders under applicable law not to do so, we may, in response to an alternative proposal for acquisition of any of the transferred stock or all or a material portion of the transferred business or of the transferred assets, furnish information to and participate in negotiations with the third party making such superior proposal.

TERMINATION

     The Acquisition Agreement may be terminated at any time prior to the closing:

(i)  by mutual written consent of us and Hexagon;

(ii) by either Hexagon or the Company if the other party breaches the Acquisition Agreement in a manner likely to result in a material adverse effect, as specified and does not cure such breach;

(iii) by either Hexagon or the Company if the Closing shall not have occurred on or before April 30, 2001; or

(iv) by Hexagon or the Company, if our Board of Directors shall have recommended to our stockholders a merger offer, tender offer, exchange offer or proposal to purchase substantially all the assets of the Company, if such action by our Board is required to be taken to satisfy its fiduciary duties.

FEES AND EXPENSES

     Except as set forth below, all fees and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the transaction is consummated.

     The Acquisition Agreement requires us to pay Hexagon a fee of $4 million, plus actual, documented out-of-pocket expenses of Hexagon relating to the transactions contemplated by the Acquisition Agreement not in excess of $2 million in the aggregate upon the termination of the Acquisition Agreement by us or Hexagon on the basis described under clause (iv) of "Termination" above.

     In the event the Company fails to obtain stockholder approval for the proposed sale, we will be required to pay up to $2 million of actual, documented out of pocket expenses of Hexagon.

     In no event shall be we be required to pay Hexagon more than one fee pursuant to these termination provisions. In the event that more than one fee would be applicable, we will be required to pay the highest of such fees.


No Dissenter's Rights (page __)

     Any of our stockholders who do not approve of the proposed sale and related matters are not entitled to appraisal or dissenter's rights with respect to the proposed sale and related matters under Delaware law or our Certificate of Incorporation.

Material Federal Income Tax Considerations of the Contemplated Distribution to Stockholders (page __)

     The Company estimates that it will have neither current earnings and profits nor accumulated earnings and profits at either the time of the contemplated distribution in 2001 or for the year (2001) in which the distribution is expected to be made, in which event the contemplated distribution would not be treated as a dividend for federal income tax purposes. Instead, the distribution would first be treated as non-taxable return of each stockholders adjusted basis in the stock of the Company to the extent of such basis . Any distribution in excess of a stockholder's basis would be treated as capital gain from the exchange of the respective shares. Distributions to stockholders that are corporations will not qualify for the dividend received deduction.

     The federal, state or foreign tax consequences of the distribution to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the contemplated distribution to you.

Accounting Treatment

     The proposed sale will be accounted for as a sale of certain assets, including the stock of certain subsidiary corporations, and assumption of certain liabilities. Upon consummation of the proposed sale, the Company will recognize financial reporting gain equal to the net proceeds (the sum of the purchase price received less the expenses relating to the proposed sale) less the closing net book value of the assets sold and liabilities assumed.

Business Activities of the Company Following the Proposed Sale: BSIS

     We are presently operating in the measuring systems and precision measuring instruments industry. After the consummation of the proposed sale to Hexagon, we will no longer operate in the measuring systems and precision measuring instruments industry. We will retain ownership of our embryonic software development business, BSIS, which is focused on the commercialization of its new XACTMEASURE Measuring Software, has been in development for approximately three years and nearing introduction of a product.

     BSIS is an early stage software development company formed in December 1997 and focused on commercialization of metrology (the science of measuring physical attributes) software (sometimes referred to as "measuring software"). BSIS currently has approximately 40 employees. BSIS's vision is to successfully commercialize a metrology operating system software standard for use in all inspection devices used in worldwide manufacturing operations and to market a variety of applications that run on such standard metrology operating system. BSIS believes that it is possible and preferable for the manufacturer who uses multiple inspection devices to operate all of those devices with a single metrology operating system and will market XactMOS as such an operating system.

     BSIS has not generated any revenue and has recorded operating losses of $1.0 million, $5.2 million and $5.1 million in the years 1997, 1998 and 1999, and operating losses of $5.6 million for the nine months ended September 30, 2000.

     The operating capital for BSIS will initially be provided by the Company and by Hexagon's investments in the stock of BSIS under the Acquisition Agreement. The Company will hold back (in addition to payment or provision for payment of liabilities or potential contingent liabilities) an amount to be later determined by the Board of Directors from the Distribution to Stockholders of proceeds from the sale to Hexagon under the Acquisition Agreement, for use together with funds required to be provided by Hexagon, to fund operating requirements of BSIS and to fund "public company overhead" for some period of time not yet determined.

     The Company will continue as a publicly-owned corporation after the Closing and the contemplated Distribution to Stockholders and the transaction will not change the number of shares of outstanding stock of the Company. However, the size and composition of the Board of Directors may change. The 2001 Annual Meeting of Stockholders is scheduled to be held on ________ 2001.

Risk Factors Relating to BSIS (pages __ through __)

     The business of BSIS is subject to a variety of risks and special considerations. As a result, stockholders of the Company should carefully consider the risks summarized below and the other information in the Proxy Statement before voting at the Special Meeting.

     . BSIS Software Product is Still in Development; Uncertainty of Market
       Acceptance. There can be no assurance that BSIS will be able to complete its development of a software product that is accepted by consumers on a basis which is profitable to BSIS.

     . History of Losses; No Revenues to Date. Since BSIS has not yet completed development of a product for sale to customers, BSIS has had no revenues, and hence its operating results to date (losses) does not form any basis for conclusion that BSIS will become profitable.

     . Limited Resources. We will have substantially more limited financial and other resources than all, or most, of our software competitors and potential software competitors and we may be unable to compete significantly against them.

     . Competition; Inability to Use "Brown & Sharpe" Name. In addition to the significant competition for software products, with many offerings in the marketplace, the software products to be developed by BSIS are expected at the outset to compete with software used by the Metrology Business sold to Hexagon, and may be competitive with software developed in the future by the Metrology Business being purchased by Hexagon.

     . Royalty and Other Obligations of BSIS to the Metrology Business Sold to
       Hexagon. For five years after the Closing, BSIS is required to sell its XactMeasure software products to Hexagon, on a non-exclusive basis, for use in coordinated measuring machine ("CMM") applications at a price per unit which is expected to be substantially below the price charged by BSIS to other customers for CMM applications. In addition, BSIS is required for the five year period to pay a significant royalty to Hexagon per unit of software sold to persons other than Hexagon for CMM market applications. The effect of these provisions may be materially adverse to the business of BSIS.

     . The Relationship Between BSIS and Wilcox Associates, Inc. Ends With the
       Closing Under the Acquisition Agreement. The Company's Metrology Business has been significantly dependent on a software license from Wilcox Associates, Inc. and the services of William Wilcox, its President

     . Management of BSIS. While BSIS has significant software business experience, there is no assurance the Company and BSIS will be able to successful manage a "software company."

     . Future Development of Software Products for Markets Other Than CMM
       Applications. The BSIS business plan contemplates the development of additional software products for markets other than CMM applications, including primarily Vision and CNC applications. There can be no assurance such additional software products will be developed, or, if developed, will be of interest to customers in fields beyond those in which the Metrology Business has been engaged in.

     . Need for Additional Qualified Employees, Potential Loss of Foreign
       Employees of the Metrology Business Sold to Hexagon. In order to grow our business, we will have to hire additional employees. We do not know whether we will be successful in hiring or retaining qualified personnel. Competition for qualified personnel throughout the software industry is intense. In addition, BSIS has been using the services of __ employees resident in Europe who had formerly been employees of the Metrology Business to be sold to Hexagon. The inability to hire additional qualified employees or the loss of the services of some of these foreign technical employees could have a material adverse effect on the business of BSIS.


     . Implementation of BSIS Strategy, Uncertain Ability to Develop Strategic
       Relationships The BSIS business plan calls for BSIS to establish marketing, development and distribution relationships through strategic alliance with other companies, there can be no assurance that BSIS will be able to achieve its planned objectives for the year 2001 or establish a software business that will grow and be profitable.

     . Intellectual Property Risks. If we become subject to intellectual property infringement claims, or if we are unable to protect important intellectual property, we could incur significant expenses and be prevented from offering specific products, and we may lose prospective sales to competitors.

     . International Business Risks. Our financial condition and results of operation may be adversely affected by international business risks, including the fact that the protection of copyrights and other intellectual property is difficult to achieve under the laws of certain foreign countries.

     . Sales of Company Stock in the Market Before and After the Closing May
       Adversely Impact this Market. The market price of the Company's Common Stock could decline as a result of sales of shares by the Company's existing stockholders before or after the Closing under the Acquisition Agreement, including sales by trustees or beneficiaries under the Company's Employee Stock Ownership Plan, (which will be terminated in connection with the Closing) and sales under other Company employee benefit plans.

     . Possible DeListing of Company Stock by NYSE Although we expect, based on informal discussions with representatives of the New York Stock Exchange, the Company's Class A Common Stock to continue to be listed on the New York Stock Exchange, it is possible that future results of the Company (which will be engaged only in the software business conducted by BSIS) or future discussions with the NYSE, may lead to delisting of the Company's stock by the New York Stock Exchange, in which event the Company may not be able to have its shares quoted on another stock exchange. Consequently, an active trading market for the Company's shares may not be sustained following the Closing under the Acquisition Agreement.

     . Possible Change in Capital Structure After the Closing. Other than the reduction in par value, and the amount distributed in the contemplated distribution to stockholders, there will not be a change in the equity of the Company. The proposed sale to Hexagon and related transactions and the related Distribution to Stockholders will not affect the number of outstanding shares of Common Stock of the Company; however, the Board of Directors may, after the Closing, depending on developments with BSIS and other factors, decide to recommend some change in the capital structure, which may include consideration of a "reverse stock split" pursuant to a further amendment of the Certificate of Incorporation requiring Board and stockholder approval in the future. In addition, the Company can not predict the affect the sale to Hexagon, related transactions and related distribution will have on the market price of the Company's Common Stock.

                                PROXY STATEMENT


                  [BROWN & SHARPE MANUFACTURING COMPANY LOGO]


                            SOLICITATION OF PROXIES

     General. The enclosed Proxy is solicited by our Board of Directors for the purposes set forth in the Notice of Special Meeting of Stockholders (the "Meeting") of Brown & Sharpe Manufacturing Company. The terms "we," "our," "Brown & Sharpe" and the "Company" as used in this Proxy Statement refers to Brown & Sharpe Manufacturing Company (and, if applicable, its subsidiaries).
The term "you" refers to the stockholders of Brown & Sharpe Manufacturing Company. The term Hexagon refers to Hexagon AB, a Swedish corporation (and, if applicable, its Affiliates). The solicitation is being made by mail and we may also use our officers and regular employees to solicit proxies from stockholders either in person or by telephone, facsimile, e-mail or letter without additional compensation. We will pay the cost for solicitation of proxies, including preparation, assembly and mailing the proxy statement and proxy. Such costs normally include charges from brokers and other custodians, nominees and fiduciaries for the distribution of proxy materials to the beneficial owners of our Common Stock.

     Recent Data. Each stockholder of record at the close of business on _____ __, 2001, (the "record date") is entitled to notice of and vote at the Meeting. As of the close of business on the record date, the Company had [13,787,885] shares of common stock outstanding comprised of [13,283,988] shares of Class A Common Stock, $1.00 par value (the "Class A Stock") and [503,897] share of Class B Common Stock, $1.00 par value (the "Class B Stock"). The Company's Certificate of Incorporation provides that each share of Class A Stock outstanding on the record date entitles the holder thereof to one vote and each share of Class B Stock outstanding on the record date entitles the holder thereof to ten votes except as otherwise provided by law or by the Certificate of Incorporation.

     Votes Required to Approve Each of Proposals 1 and 2. Holders of record of the Class A Stock on the record date are entitled to one vote per share and holders of record of the Class B Stock on the record date are entitled to ten votes per share on Proposals 1 and 2 and on any other matter which may properly come before the Special Meeting. A majority vote of the entitled votes of the shares of Class A Stock and Class B Stock outstanding on the record date, voting together as a single class, is necessary to approve each of Proposal 1 and Proposal 2.

     Votes Required to Approve Proposals 3. A majority vote of the entitled votes of the shares of Class A Stock and Class B Stock outstanding on the record date, voting together as a single class, and a majority vote of the entitled votes of the shares of Class A Stock outstanding on the record date, is necessary to approve Proposal 3.

     Votes Required to Approve Proposals 4. A majority vote of the entitled votes of the shares of Class A Stock and Class B Stock outstanding on the record date, voting together as a single class, and a majority of the entitled votes of the shares of Class B Stock outstanding on the record date, is necessary to approve Proposal 4.

     Proxies. Proxies returned to us or our transfer agent, Equiserve ("Transfer Agent"), and properly executed will be voted in accordance with stockholders' instructions. You specify your choice by appropriately marking the enclosed Proxy card. Brokers holding shares for the account of their clients may vote such shares in the manner directed by their clients. Properly executed proxies that are marked abstain or held in street name by brokers that are not voted on one or more proposals, if otherwise voted on at least one proposal ("broker non-votes"), will be included in the number of shares present at the Meeting for the purpose of determining whether a quorum exists for the conduct of business. Abstentions have the same effect as a vote against the proposal for which such abstention applies while broker non-votes are not treated as a vote for or a vote against any of the proposals to which such broker non-votes applies. Any Proxy which is timely signed and returned with no other markings will be voted in accordance with the recommendation of our Board. The Proxies also give the Board discretionary authority to vote the shares represented thereby on any matter which was not known as of the date of this Proxy Statement and is properly presented for action at the Meeting.

     The execution of a Proxy will in no way affect your right to attend the Meeting and vote in person. You have the right to revoke your Proxy prior to the Meeting by giving notice to our Secretary, James W. Hayes, III, at our executive offices. You may also complete and submit a new proxy prior to the Meeting or you may revoke a previously submitted proxy at the Meeting by giving notice to our Secretary at the Meeting.

     For convenience in voting your shares on the enclosed Proxy card, we have enclosed a postage-paid return envelope to our Transfer Agent who will assist in tabulating the stockholder vote. Brown & Sharpe's mailing address is Precision Park, 200 Frenchtown Road, North Kingstown, RI 02852-1700. Our telephone number is (401) 886-2000, and facsimile number is (401) 886-2214.

     The approximate mailing date of this Proxy Statement and Notice and Form of Proxy is ____ __, 2001.

     CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     THIS PROXY STATEMENT AND THE ACCOMPANYING LETTER TO STOCKHOLDERS CONTAIN STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMONG OTHER THINGS, THEY RELATE TO THE COMPANY'S LIQUIDITY, FINANCIAL CONDITION, OPERATIONAL MATTERS, CERTAIN STRATEGIC INITIATIVES AND PLANS, OBJECTIVES AND INTENTIONS PERTAINING TO BSIS, INC. AND ALTERNATIVES AFTER THE CLOSING UNDER THE ACQUISITION AGREEMENT AND THEIR POTENTIAL OUTCOMES, THE AMOUNT OF LIABILITIES AND POTENTIAL CONTINGENT LIABILITIES RETAINED BY THE COMPANY AND THE POTENTIAL VALUE OF THE COMPANY'S PROPERTY AND ASSETS, INCLUDING THE POTENTIAL VALUE OF BSIS AS A CONTROLLED SUBSIDIARY AFTER THE CLOSING UNDER THE ACQUISITION AGREEMENT. WORDS OR PHRASES DENOTING THE ANTICIPATED RESULTS OF FUTURE EVENTS, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECTS," "MAY," "NOT CONSIDERED LIKELY," "ARE EXPECTED TO," "WILL CONTINUE," "PROJECT," "COULD," AND SIMILAR EXPRESSIONS THAT DENOTE UNCERTAINTY ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUE OF THE COMPANY'S PROPERTY ASSETS WHICH ARE CONTEMPLATED TO BE SOLD OR THE AMOUNT OF LIABILITIES AND POTENTIAL CONTINGENT LIABILITIES TO BE RETAINED AFTER THE SALE TO HEXAGON DO NOT, WITH CERTAINTY, RESULT IN AN EXACT DETERMINATION OF VALUE OR THE AMOUNT OF SUCH LIABILITIES AND POTENTIAL CONTINGENT LIABILITIES TO BE RETAINED BY THE COMPANY. THE AMOUNT OF THE SALE PROCEEDS CANNOT BE DETERMINED IN ADVANCE AND WILL DEPEND ON VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THAT THE PURCHASE PRICE PAYABLE BY HEXAGON IS SUBJECT TO ADJUSTMENT BASED ON THE COMPANY'S 2000 OPERATING RESULTS (AND SUBJECT TO OTHER ADMUSTMENTS), THE PRICE AT WHICH THE COMPANY WILL BE ABLE TO SELL CERTAIN REMAINING REAL ESTATE PROPERTIES, THE CONDITION OF REAL ESTATE AND FINANCIAL MARKETS AND THE TIMING OF THE SALE OF SUCH ASSETS. THE AMOUNT OF THE DISTRIBUTION TO STOCKHOLDERS CANNOT BE DETERMINED IN ADVANCE AS IT WILL DEPEND UPON THE AMOUNT OF SALES PROCEEDS FROM HEXAGON, SALES PROCEEDS FROM THE SALES OF CERTAIN REAL ESTATE PROPERTIES (WHEN SOLD) AND AMOUNTS TO BE RETAINED BY THE COMPANY TO FUND, FOR A PERIOD OF TIME TO BE DETERMINED BY THE BOARD OF DIRECTORS, THE OPERATING EXPENSES OF BSIS AND THE "PUBLIC COMPANY OVERHEAD" OF THE COMPANY.

                                   PROPOSAL 1

                      TO APPROVE THE ACQUISITION AGREEMENT
                     DATED AS OF NOVEMBER 16, 2000 BETWEEN
                    THE COMPANY AND HEXAGON AND THE RELATED
           TRANSACTIONS, AND THE RELATED DISTRIBUTION TO STOCKHOLDERS
           IN AN AMOUNT AS TO BE DETERMINED BY THE BOARD OF DIRECTORS

GENERAL

     Our Board of Directors is proposing the approval of the Acquisition Agreement dated as of November 16, 2000 between the Company and Hexagon AB ("Hexagon"), a Swedish corporation, (the "Acquisition Agreement"), including (i) the sale thereunder for a cash purchase price (subject to adjustments as provided therein) to Hexagon (and its Affiliates) of substantially all the Company's business and assets and the related assumption by Hexagon (and its Affiliates) of substantially all the Company's liabilities (other than Excluded Assets and Excluded Liabilities, each as defined in the Acquisition Agreement),
(ii) the investment thereunder by Hexagon in BSIS, Inc., an embryonic "measuring software" business being retained as a controlled subsidiary by the Company and related agreements, and (iii) the lease agreed upon thereunder of a portion of the North Kingstown facility at Precision Park by the Company to Hexagon and to authorize the Board of Directors, after approval by Stockholders at the Special Meeting, to take all action necessary to carry out the sale and related transactions (including Hexagon's investment in BSIS and the lease between the Company and Hexagon) contemplated under the Acquisition Agreement and the related distribution to stockholders in an amount to be finally determined by the Board of Directors (the "Distribution"). The Acquisition Agreement and the proposal for a Distribution to Stockholders at a date as soon as practicable after the Closing to be later selected by the Board and in an amount as to be finally determined by the Board were unanimously approved by the Board of Directors on November 16, 2000. A copy of the Acquisition Agreement, including the forms of Lease, BSIS Stock Purchase Agreement and BSIS Stockholders' Agreement, is attached as Exhibit A to this Proxy Statement. Certain material features of the Acquisition Agreement (and the related agreements) and the related Distribution to Stockholders and the on-going operations of the Company after Closing under the Acquisition Agreement are summarized below. STOCKHOLDERS SHOULD READ THE ACQUISITION AGREEMENT AND RELATED AGREEMENTS IN THEIR ENTIRETY.

BROWN & SHARPE

     The Company currently operates entirely in the metrology industry through four business segments. The MS Division ("MSD"), which manufacturers and markets a wide range of manual and computer-controlled, high precision coordinated measuring machines ("CMMs") is the largest division, historically generating more than 70% of the Company's sales. The MSD includes the former Custom Metrology Division ("CMD"), which, after its reorganization in 1999, was dedicated to the production and development of non-contact technology. The PMI Division ("PMI"), which manufacturers mechanical and electronic measuring and inspection tools is the second largest division. The Brown & Sharpe Information Systems ("BSIS") measuring software business has had no sales. The Electronics Division ("ED"), which was acquired in 1999 (and is being sold by the Company), designs and manufactures surface inspection systems. MSD sales include revenue from aftermarket sales and service for CMMs. More than half of the Company's sales historically have been outside the United States (based upon the location of customers who are situated within the market areas assigned to subsidiaries located outside of the United States.) The Company has had losses for the year ending December 31, 1999 and for nine months ending September 30, 2000 and will record a loss for the year ending December 31, 2000. The Metrology Business being sold to Hexagon had an Operating Profit as defined under the Acquisition Agreement of $11.3 million for the nine months ended September 30, 2000.

HEXAGON

     Hexagon AB is a limited liability company existing under the laws of Sweden and has listed its series B shares on the OM Stockholm Exchange. Hexagon's primary business concept is to acquire and develop, on a long-term basis, engineering companies. The Hexagon Group consists of eight directly reporting subsidiaries that are grouped in three fields of operation: Industrial Components and Systems, Niche Manufacturing and Hexagon Wireless. The subsidiaries grouped within these three fields of operation are all niche oriented, operate in markets with exclusively industrial customers, have leading positions within their respective market niches, and conduct their product or production technology development within the framework of applied technology. The three companies that comprise the Industrial Components and Systems business area principally produce hydraulics, flow technology, temperature technology, mechanical maintenance products and transmission equipment. The three companies comprising the Niche Manufacturing business area produce gaskets for plate heat exchangers and special wheels, sliding bearings, cage rings and preprocessed special steel, tools and components as well as systems and/or components for industrial robots, trucks and base stations for mobile phone systems. Hexagon Wireless is active in the field of wireless communication. It develops and markets antennas and antenna systems for mobile handsets and Bluetooth applications ranging from lap tops, palm tops, up to large industrial applications for process controlling purposes.

     Hexagon's principal executive offices are located P-O Box 1112, S-131 26, Nacka Strand, Stockholm, Sweden, (tel): +46 (0) 8 601 26 20 and (fax) +46 (0) 8 601 26 21. e-mail: postmaster@hexagon.se, web site:www.hexagon.se.

BACKGROUND AND REASONS FOR THE SALE; DIRECTORS' RECOMMENDATION

BACKGROUND

     November, 1999 -- the Company agreed with its senior lenders, including its senior bank lenders under a $30 million secured revolving credit bank agreement and insurance companies holding privately placed secured promissory notes in an aggregate amount of $50 million, to reduce the Company's senior unsecured debt by $35 million. From then until June 2000, the Company, with the assistance of Chase Securities endeavored to raise subordinated debt/mezzanine financing or preferred stock to accomplish this refinancing but the Company was not able to secure any such refinancing on a basis considered by the Company to be acceptable and in the best interest of the Company and its stockholders.

     April 2000 -- Representatives of Hexagon contacted Chase Securities to inquire about the Company's search for privately placed equity securities.

     June 27, 2000-- Brown & Sharpe announced in a press release that the Company had engaged Chase Securities to pursue various strategic alternatives, including a possible sale or merger of the Company, to enhance shareholder value.

     July 17, 2000 -- Ola Rollen, Chief Executive Officer of Hexagon, had an introductory meeting with Ken Kermes, President and Chief Executive Officer and Andy Genor, Chief Financial Officer of Brown & Sharpe, at Brown & Sharpe's North Kingstown headquarters.

     August 15-17, 2000 -- Business presentations in North Kingstown by both Hexagon and Brown & Sharpe, including in-depth divisional financial/business reviews on MS (Measuring Systems Division) and PMI (Precision Measuring Instruments Division), the two major Brown & Sharpe divisions comprising the Metrology Business, and on BSIS (Brown & Sharpe's software development business).

     August 21-25, 2000 -- Hexagon representatives make due diligence visits to Brown & Sharpe's locations in Telford, UK (MS), Wetzlar, Germany (MS), Rennes, Switzerland (PMI), Torino, Italy (MS) and North Kingstown (MS and corporate headquarters).

     September 4, 2000 and following -- There were discussions between representatives of the parties, covering principally Hexagon's concern about purchasing stock in a public U.S. corporation, including its automatic assumption of all the liabilities, known or unknown of such corporation, and acquiring certain unwanted assets not associated with the Metrology Business.

     Hexagon presented an oral indication of interest which would result in a cash purchase price at a small premium over market. Brown & Sharpe indicated that this proposal was not at a sufficient level to grant Hexagon negotiating exclusivity, but that Brown & Sharpe would entertain a proposal by Hexagon for an acquisition of Brown & Sharpe's Metrology Business (including its MS and PMI businesses) which account for substantially all of Brown & Sharpe's assets and business, and the assumption of the Metrology Business liabilities, excluding certain unrelated assets and liabilities.

     September 12 - 13, 2000, representatives of the parties and their respective investment bankers and counsel met in New York to discuss and reach a preliminary understanding on key points, including deal structure, purchase price and excluded assets and excluded liabilities.

     Following the New York meeting -- Brown & Sharpe prepared and sent to Hexagon a "Summary of Proposed Principal Terms (For Discussion)", dated September 15, 2000, for the cash purchase of the Metrology Business of Brown & Sharpe, with Brown & Sharpe retaining certain Excluded Assets and Excluded Liabilities. The Summary contemplated a purchase by Hexagon of the shares of a company created by Brown & Sharpe to hold the U.S. assets and a purchase by Hexagon of the shares of the Brown & Sharpe subsidiaries holding the foreign subsidiaries engaged in the Metrology Business. The Summary provided for a break-up fee payable to Hexagon in an amount to be negotiated, including a "fiduciary out" for the Brown & Sharpe Board of Directors to respond to more favorable unsolicited offers. The Closing would be conditioned upon, among other things, approval of Brown & Sharpe's stockholders, a lease by Hexagon of a portion of the North Kingstown facilities and other conditions to be set forth in a mutually acceptable Definitive Acquisition Agreement to be entered into between the parties.

     Brown & Sharpe, following a meeting of its Board of Directors on September 18, 2000, at which time the Board reviewed, among other matters, the information presented by Chase Securities and the results of the process undertaken by Brown & Sharpe and by Chase Securities since June 27, 2000, granted Hexagon negotiating exclusivity for two weeks, which was later extended to about three weeks, until October 6.

     September 18, 2000 -- Hexagon began its financial due diligence on Brown & Sharpe's Metrology Business. Hexagon's representatives (representatives of KPMG, a public accounting firm) visited the Metrology Business locations at Telford, United Kingdom; Wetzlar, Germany; Rennes, Switzerland; Torino, Italy and North Kingstown for extensive financial due diligence.

     October 5, 2000 -- A draft of Acquisition Agreement was forwarded by Brown & Sharpe's counsel to Hexagon and its counsel. After a Hexagon Board meeting on or about October 10, Hexagon raised concerns relating to Brown & Sharpe's projected fourth quarter results for the Metrology Business. Brown & Sharpe then prepared and sent Hexagon historical information on Brown & Sharpe's nine months and fourth quarter results for the Metrology Business.

     October 13, 2000 -- After the Brown & Sharpe Board call on October 13, Brown & Sharpe countered Hexagon's statement during the week of October 9 that Hexagon would not pay the purchase price included in the Summary of Proposed Principal Terms with a Brown & Sharpe proposal (oral) for a purchase price of $170 million, and including in the assets to be sold Brown & Sharpe's 30% interest in Wilcox Associates, Inc., a software firm that had granted an exclusive license to Brown & Sharpe on its PCDIMIS measuring software for Brown & Sharpe machines, and including certain software rights.

     October 16 - 17, 2000 -- The parties and their respective investment bankers and counsel met in New York City on October 16 - 17 to discuss the Acquisition Agreement draft dated October 5, and related matters, including comments submitted to Brown & Sharpe by Hexagon's counsel dated October 16 and a memorandum of "major issues", including break-up fee, purchase price, Metrology Business, fourth quarter earnings, investment in BSIS and certain more technical matters, which had been prepared by Hexagon and distributed at the meeting. Following this meeting, the parties continued to discuss various matters, including Brown & Sharpe's likely fourth quarter 2000 results for the Metrology Business, whether or not a closing condition relating to no material adverse change with respect to the Metrology Business operating results would be a part of the Acquisition Agreement and various other matters.

     October 24, 2000 -- A revised draft of the Acquisition Agreement was sent to Brown & Sharpe by Hexagon's counsel, and on October 27 a further revised draft of the Acquisition Agreement was sent to Hexagon by Brown & Sharpe's counsel, together with a memorandum commenting on the changes made in the draft, including changes in the definition of material adverse effect, closing conditions and various other matters.

     There was also considerable discussion between the parties on the key issues remaining after the New York meeting, and including the introduction of a proposal for a "collar" on the purchase price, which would provide for a purchase price of $170 million subject to being reduced down to $160 million, depending on lower Year 2000 Operating Profit of the Metrology Business and subject to being increased up to $180 million depending on higher Year 2000 Operating Profit of the Metrology Business.

     October 30 - 31, 2000 -- Details of a proposal for the collar on the purchase price were discussed by the respective investment bankers for Hexagon and Brown & Sharpe, and on October 31 Brown & Sharpe's proposal for a collar was orally conveyed by its investment bankers to Hexagon.

     November 3, 2000 -- A revised draft of Acquisition Agreement was sent by Brown & Sharpe's counsel to Hexagon, which contained a purchase price collar, and on November 6 a memorandum from Brown & Sharpe's counsel was sent to Hexagon making certain changes in the draft of collar and various other portions of the November 3 draft Acquisition Agreement and the schedules of Excluded Assets and Excluded Liabilities, and noting open points to be discussed and agreed in order to complete the Acquisition Agreement.

     November 11, 2000 -- The parties and their counsel and Brown & Sharpe's investment bankers met in Boston to discuss the November 3 draft of Acquisition Agreement, including details related to the collar on the purchase price, details of the Excluded Assets and Excluded Liabilities, the lease for a portion of the North Kingstown facility to be occupied by Hexagon and a discussion of Brown & Sharpe's embryonic software business (BSIS), including proposed investments by Hexagon in BSIS and certain possible software and other arrangements between Brown & Sharpe and BSIS on the one hand and Hexagon on the other hand, as buyer of the Metrology Business and an investor in BSIS.

     November 12 - 16, 2000 -- Representatives of Hexagon and Brown & Sharpe and their counsel, and for part of the time representatives of their respective investment bankers, discussed and negotiated by phone and e-mail the remaining "open" issues on the draft Acquisition Agreement and Schedules and on the wording of a press release to be issued by Brown & Sharpe at 8 a.m. on Friday, November 17 in the United States and a press release to be issued by Hexagon at 2 p.m. in Sweden (assuming that the parties had signed the Acquisition Agreement). A further revised draft of the Acquisition Agreement was sent on November 14 by Brown & Sharpe's counsel to Hexagon.

     November 16, 2000 -- Following a further telephone conference call between representatives and counsel for each of the parties on November 16, the Board of Directors of Brown & Sharpe at a meeting held 6 p.m. on November 16, 2000 unanimously approved the Acquisition Agreement and the related transactions and the contemplated distribution to stockholders, to be made at such later date and in such amount to be finally determined by the Board. At this meeting the Board gave consideration to various factors, including the opinion of Houlihan Lokey and the results of the process undertaken by the Company and Chase Securities and the other factors discussed in the following section of this Proxy Statement entitled "Our Reasons For the Proposed Sale and Related Transactions and Distribution to Stockholders; Approval by the Board of Directors". Following Brown & Sharpe Board approval, counsel for each of the parties agreed on final changes to the Acquisition Agreement, and the Acquisition Agreement was then signed by representatives of both parties.

          November 17, 2000 -- Brown & Sharpe and Hexagon each issued a press release announcing signing of the Acquisition Agreement.

OUR REASONS FOR THE PROPOSED SALE AND RELATED TRANSACTIONS AND DISTRIBUTION TO STOCKHOLDERS; APPROVAL BY THE BOARD OF DIRECTORS

          OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED SALE UNDER THE ACQUISITION AGREEMENT AND RELATED TRANSACTIONS AND THE CONTEMPLATED DISTRIBUTION TO STOCKHOLDERS IN AN AMOUNT TO BE FINALLY DETERMINED BY OUR BOARD OF DIRECTORS IS IN THE BEST INTEREST OF THE COMPANY AND OUR STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE AND RELATED TRANSACTIONS UNDER THE ACQUISITION AGREEMENT AND SUCH RELATED CONTEMPLATED DISTRIBUTION TO STOCKHOLDERS.

          The purchase price under the Acquisition Agreement, including the purchase price for shares of BSIS, and the rental amounts under the Lease were negotiated on an arm's-length basis between our representatives and representatives of Hexagon. Our Board of Directors based its recommendation, in part, on the factors set forth below.

     (i) The historical market prices (and related financial multiples) and recent trading range of the Company's Common Stock.

     (ii) Our inability to raise additional subordinated debt or preferred stock in late 1999 - June, 2000, in an effort to resolve the financial defaults existing since 1999 under the lending agreements with our senior lenders, including a payment default under our $30 million bank revolving credit since November 10, 2000.

     (iii) The financial condition, results of operations (losses) in the years 1999 through 2000 and cash flows of the Company, including the Company's prospects as an independent company in the Metrology Business in light of the long-standing financial defaults in agreements with our senior lenders and the resulting insufficiency of the Company's capital structure.

     (iv) The purchase price and terms of the proposed sale to Hexagon, as reflected in the Acquisition Agreement, including the opportunity to receive additional purchase price to the extent that our Metrology Business Operating Profit (as defined) for the Year 2000 exceeds certain specified levels.

     (v) The opportunity to develop the embryonic "measuring software" business being conducted by the Company's subsidiary, BSIS, in which Hexagon will make substantial investments aggregating $7 million over the next three years, eventually owning up to as much as 47% of the equity of BSIS. However, in view of the speculative nature of the prospects for BSIS, the Board has determined to make a distribution to stockholders of the sale proceeds after paying the Company's debt obligations to its senior lenders (which aggregated $ ________ at ________, 2001), after payment, or making provision for the payment, of its other retained liabilities, a retention for public company overhead and a retention for of only a portion of the proceeds to be available (together with the $7 million to be received over three years by BSIS from Hexagon for purchases of stock of BSIS) for development of the BSIS software business for some period of time. See "Business Activities of the Company Following the Proposed Sale: BSIS" and "Risk Factors Related to BSIS".

     (vi) The potential disadvantages and complications of not selling the Company as an entirety to a single buyer (or several buyers) and thus retaining certain unassumed liabilities and potential contingent liabilities of the Company and its retained subsidiaries.

     (vii) The fact that BSIS, which will be a controlled subsidiary after the Closing and will be the only active operations of the Company, has not yet generated any revenues.

     (viii) The possibility that the Common Stock of the Company may be delisted by the New York Stock Exchange after the Closing.

     (ix) The opinion of Houlihan, Lokey to the Board of Directors of the Company that, subject to the matters set forth in its opinion, the consideration to be received by the Company in connection with the proposed sale to Hexagon will be fair, from a financial point of view, to us. The full text of the written opinion dated as of November 16, 2000 which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached to this Proxy Statement as Annex B hereto and is incorporated herein by reference. Holders of shares of Company Common Stock are urged to read such opinion carefully in its entirety.

     (x) The process undertaken by the Company, with the assistance of its financial advisor Chase Securities, to identify prospective purchasers and/or investors that might be interested in pursuing a strategic transaction with the Company, such as a possible merger or sale of the Company or substantial investment in the Company or similar transaction, including the fact that more than 100 parties were contacted by the Company and Chase Securities regarding their potential interest in such a transaction, more than 50 parties executed confidentiality agreements with the Company and were sent a descriptive memoranda concerning the Company, and a number of parties provided preliminary or indicative bids; and the information Chase Securities reviewed with the Board at its meeting on September 18, 2000 with respect to the results of the process undertaken by the Company and Chase Securities, the indicative bids received and other opportunities for the Company to sell its Metrology Business or all of its business and assets, including the recommendation of Chase Securities to the Board at its September 18 meeting, made in the context of the results of that process and the continued request of Hexagon for negotiating exclusivity, for the Company to pursue the Hexagon bid on an exclusive basis for a limited period; and the further review of the process and the proposed definitive Acquisition

Agreement between Hexagon and the Company that was presented to the Board for approval at its meeting on November 16, 2000.

     (xi) The fact that since the Company's announcement on June 27, 2000 to the effect that it had engaged Chase Securities to pursue various strategic alternatives, including a possible sale or merger of the Company, to enhance shareholder value, no other party had presented the Company with an acquisition proposal that, taken as a whole, would be more favorable to the Company and its shareholders than the purchase offer from Hexagon embodied in the Acquisition Agreement (and related agreements) and that would be as certain to be consummated within the same time frame as the Hexagon offer.

     (xii) The Company's decision to close down and sell the Company's operations for inspection devices in the electronic industry and to stop funding of the project as one of two 50% owners of a 50/50 joint venture with Metroptic Technology in Israel for the development of new non-contact metrology technology.

     (xiii) The Company's ability to sell its North Kingstown facility pursuant to an Agreement dated ____________, providing for a closing on ________________ subject to satisfaction of closing conditions.

     (xiv) The fact that, pursuant to the Acquisition Agreement, the Company and its representatives may not (a) solicit, initiate or encourage the initiation of any inquiries or proposals regarding the acquisition by any person of the common stock of the Company in a takeover bid, or all or a material portion of the business and assets of the Company (an "Acquisition Proposal"),
(b) engage in negotiations or discussions concerning, or furnish or permit to be furnished any non-public information concerning the Company's business, properties or assets to any person relating to, any Acquisition Proposal, or (c) agree to, approve or recommend any Acquisition Proposal, unless in each case the Board of Directors reasonably determines after consultation with its outside counsel that such Company Acquisition Proposal is a superior proposal and determines in good faith (based on the advice of its financial advisor and outside counsel) that it is required to take such actions in order to discharge properly its fiduciary duties.

     (xv) The fact that, pursuant to the Acquisition Agreement, the Board of Directors has the right, to terminate the Acquisition Agreement in order to accept a superior company proposal if (a) the Board of Directors has determined, based upon the advice of legal counsel, that it is required to accept such proposal to discharge properly its fiduciary duties under applicable law, (b) the Company gives Hexagon AB written notice of the Company's intention to accept such superior proposal, and (c) the Company pays to Hexagon a break-up fee of $4 million plus up to $2 million of actual expenses, and if the Company fails to obtain a Stockholder vote in favor of the Acquisition Agreement, the Company pays certain actual expenses of Hexagon of up to $2 million.

     The above information and factors considered by the Board are not intended to be exhaustive, but includes all of the material factors, both negative and positive, considered by the Board. The Board did not attempt to quantify or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance. A determination of various weightings would, in the view of the Board, be impractical. Rather, our Board viewed its position and recommendations as being based on all of the information presented to, and considered by, it. In addition, individual members of the Board may have given different weight to different factors.

     ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ACQUISITION AGREEMENT AND THE RELATED TRANSACTIONS AND THE RELATED DISTRIBUTION TO STOCKHOLDERS IN AN AMOUNT TO BE DETERMINED BY THE BOARD OF DIRECTORS, ALL AS DESCRIBED IN PROPOSAL 1 .

OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgements made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and so advised the Brown & Sharpe Board, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

     Brown & Sharpe retained Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the Transaction to Brown & Sharpe. At the November 16, 2000 meeting of the Brown & Sharpe Board, Houlihan Lokey presented its analysis as hereinafter described and on November 16, 2000 delivered its written opinion that as of such date and based on the matters described therein, the consideration to be received by Brown & Sharpe in connection with the Transaction is fair to Brown & Sharpe from a financial point of view.

THE COMPLETE TEXT OF HOULIHAN LOKEY'S OPINION IS ATTACHED HERETO AS ANNEX B. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION. THE COMMON STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY HOULIHAN LOKEY.

     Houlihan Lokey's opinion to the Brown & Sharpe Board addresses only the fairness from a financial point of view of the Transaction, and does not constitute a recommendation to the stockholders as to how such stockholder should vote at the Special Meeting. Houlihan Lokey's opinion does not address Brown & Sharpe's underlying business decision to effect the Transaction. Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in acquiring all or part of Brown & Sharpe. Furthermore, at Brown & Sharpe's Board's request, Houlihan Lokey did not (i) participate in the negotiations with regard to the Transaction nor (ii) advise the Brown & Sharpe Board with respect to their alternatives to the Transaction.

     In connection with the preparation of its opinion, Houlihan Lokey made such reviews, analyses and inquiries as they deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey: (i) reviewed Brown & Sharpe Manufacturing Company's audited financial statements on Form 10-K for the three fiscal years ended December 31, 1999, and unaudited financial statements on Form 10-Q for the three quarters ended September 30, 2000, which Brown & Sharpe's management has identified as being the most current financial statements available; (ii) reviewed drafts of certain documents to be delivered at the closing of the Transaction; (iii) met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company; (iv) spoke with representatives of the Company's investment banker to discuss certain matters; (v) visited certain facilities and business offices of the Company;
(vi) reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended December 31, 2000 through 2004;
(vii) reviewed the historical market prices and trading volume for the Company's publicly traded securities; (viii) reviewed documents pertaining to Company's businesses and assets which will not be purchased and acquired by HEX; (ix) reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly announced transactions that we considered similar to the Transaction; and (x) conducted such other studies, analyses and inquiries as we have deemed appropriate.

     In assessing the financial fairness of the Transaction to Brown & Sharpe, Houlihan Lokey: (i) independently valued Brown & Sharpe using widely accepted valuation methodologies, (ii) analyzed the reasonableness of the consideration being offered in the Transaction, and (iii) reviewed the valuation implications to Brown & Sharpe's stockholders of various alternatives to the Transaction.

Valuation of Brown & Sharpe
---------------------------

     Houlihan Lokey completed an independent valuation of Brown & Sharpe Manufacturing Company using the market multiple, the discounted cash flow and comparable transaction approaches.

     Market Multiple Approach. The first approach, the market multiple approach involved the multiplication of revenue and cash flow measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies, selected on the basis of operational and economic similarity with the principal business operations of Brown & Sharpe. Revenue and cash flow multiples were calculated for the comparative companies based upon daily trading prices. A comparative risk analysis between Brown & Sharpe and the public companies formed the basis for the selection of appropriate risk adjusted multiples for Brown & Sharpe. The risk analysis incorporated both quantitative and qualitative risk factors, which relate to, among other things, the nature of the industry in which Brown & Sharpe, and the other comparative companies were engaged.

     For purposes of this analysis, we selected seven publicly traded, domestic companies involved in manufacturing precision measuring products. The companies include Mocon, Inc., Badger Meter, Inc., K-Tron International, Inc., MTS Systems, Inc., Transmation, Inc., L.S. Starrett Co., and Hardinge, Inc.

     Discounted Cash Flow Approach. In the second approach, the discounted cash flow analysis ("DCF"), we used financial projections prepared by management.
The present value of the cash flows and the terminal value was determined using a risk-adjusted rate of return or "discount rate." The discount rate, in turn, was developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to the entity being valued. The discount rate is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows. It can also be interpreted as the rate of return that would be required by providers of capital to the Company to compensate them for the time value of their money, as well as the risk inherent in the particular investment.

     Comparable Transaction Approach. The third approach, the comparable transaction approach, involved multiples of revenue and cash flow similarly to the market multiple approach. Multiples analyzed in this approach involved controlling interest transactions for companies with operations similar in some manner to Brown & Sharpe's operations. For purposes of this analysis Houlihan Lokey analyzed 13 completed transactions between April 1998 and October 2000.

     Houlihan Lokey informed the Board that based on the three approaches, Houlihan Lokey concluded that the value of Brown & Sharpe Manufacturing Company on a total invested capital ("TIC") basis is reasonably stated in the range of $140.0 million to $170.0 million, or $66.0 million to $96.0 million ($4.79 to $6.97 per share), after deducting outstanding debt, net of cash.

Fairness Analysis
-----------------

     To determine the fairness of the Transaction to the Brown & Sharpe from a financial point of view Houlihan Lokey compared the value of (i) the consideration be received by Brown & Sharpe and the value of assets to be retained by Brown & Sharpe to (ii) the estimated value of Brown & Sharpe.

     Houlihan Lokey valued the cash to be paid at closing, net of the indebtedness to be paid off. Houlihan Lokey concluded that the value of the consideration to be received in connection with the Transaction plus the value of the assets to remain with the Company, less the remaining liabilities and transaction costs, was approximately $98.3 million, or $7.13 per share, which Houlihan Lokey noted was greater than the concluded value of Brown & Sharpe of $6.16 per share.

Assessment of Brown & Sharpe's Strategic Alternatives to the Transaction
------------------------------------------------------------------------

     In evaluating the fairness of the Transaction, from a financial point of view, we considered the expected value to Brown & Sharpe of completing the Transaction and certain alternatives to the Transaction. With regard to each alternative our analysis qualitatively considered the valuation implications to Brown & Sharpe, the probability of successfully completing the alternative, and the cost and time to implement.

     For purposes of this analysis Houlihan Lokey considered the following strategic alternatives: (i) status quo; (ii) debt financing; (iii) public offering of common stock; (iv) issuance of a preferred security; and (v) the Transaction. Houlihan Lokey noted that of the strategic alternatives considered, the Transaction appears to provide the greatest value to Brown & Sharpe.

     Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to them, and as adjusted based on their discussions with management, were reasonably prepared and reflected the best currently available estimates of the future financial results and condition of Brown & Sharpe, and that there had been no material change in the assets, financial condition, business or prospects of Brown & Sharpe since the date of the most recent financial statements made available to them.

     Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to them with respect to Brown & Sharpe and do not assume any responsibility with respect to it. Houlihan Lokey has not made any independent appraisal of any of the properties or assets of Brown & Sharpe. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by them at the date of their letter.

     Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. Brown & Sharpe selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analysis. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in Brown & Sharpe.

     Fees and Expenses. Pursuant to an agreement dated September 26, 2000, Houlihan Lokey was retained by Brown & Sharpe to analyze the fairness of the consideration to be received by Brown & Sharpe in connection with the Transaction, from a financial point of view. Brown & Sharpe has agreed to pay Houlihan Lokey a fee of $200,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion. Brown & Sharpe has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services.

DISTRIBUTION TO STOCKHOLDERS

     The Board of Directors proposes a contemplated pro rata cash distribution to stockholders of the Company following the Closing at a date later selected by the Board of Directors of the Company and in an amount as shall be later determined by the Board of Directors. The date will be as soon as practicable after: (a) the Closing under the Acquisition Agreement, (b) the final determination of post-closing adjustments to the purchase price thereunder, (c) the receipt of the proceeds of sale thereunder and, if available, the receipt of proceeds of sales to others of certain real estate that is part of the Excluded Assets under the Acquisition Agreement and (d) the payment, or provision for payment, of estimated liabilities and potential contingent liabilities remaining with the Company. At the present time, the Company plans to retain for an undetermined period, the Heathrow UK gravel pit which is an income and cash flow generating asset and plans to complete the sale of the North Kingstown facility before making the

Distribution to Stockholders. The Company also plans to reserve some amount (not yet finally determined) for potential contingent liabilities that are not of the type to be recorded as balance sheet liabilities under generally accepted accounting principles. See "Accounting Treatment" and "Certain Federal Income Tax Considerations" for a discussion of the accounting and tax treatment of the Distribution.

     As discussed more fully under "Description of BSIS," the Company plans to retain a portion of the proceeds to be available (together with funds from Hexagon's investments in BSIS) for use in funding the operations of BSIS and the estimated expenses of "public company overhead" of the Company for some period of time.

               PRINCIPAL PROVISIONS OF THE ACQUISITION AGREEMENT
                            AND RELATED AGREEMENTS

     We and Hexagon are parties to the Acquisition Agreement. The following summarizes certain provisions of the Acquisition Agreement and related agreements. You should carefully read the full text of the Acquisition Agreement and related agreements attached to this Proxy Statement as Appendix A which qualifies this description and is in incorporated by reference into this Proxy Statement.

PURCHASE PRICE PAYABLE TO US

     The purchase price for the assets and stock we are transferring to Hexagon is $160 million, subject to certain adjustments. At the closing, the purchase price will be increased or decreased by an amount equal to the difference between the estimated amount of cash and cash equivalents held by our subsidiaries being transferred to Hexagon or its affiliates and the estimated
amount of indebtedness of our transferred subsidiaries at the closing.   In
addition, if Hexagon shall have exercised its option to purchase our Heathrow Airport property (as described in more detail under "Heathrow Airport Property" below), the purchase price shall be increased by an additional $5 million. Finally, the purchase price shall be increased at the closing by the amount of any Business Operating Profit contingent payment (as described below) that has been determined to be due prior to the closing.

     A portion of the purchase price shall be paid directly to our lenders to pay off in full all of our indebtedness under the Credit Agreement dated as of November 10, 1997 between us, certain lenders and The Chase Manhattan Bank, as agent, as amended, and the Note Agreement dated November 10, 1997 between us and certain lenders, as amended. Hexagon shall pay the balance of the purchase price to us. In addition, at the closing Hexagon shall pay to BSIS, one of the subsidiaries we are retaining, the amount of $2.5 million in respect of Hexagon's first required investment in BSIS, as described further in "Purchase of Stock in BSIS, Inc." below.

     Within 30 days of the closing, we and Hexagon shall jointly prepare a written statement calculating the actual difference between the amount of cash and cash equivalents held by our transferred subsidiaries and the amount of indebtedness of our transferred subsidiaries at the closing. If the parties cannot agree on the actual amount within 30 days after the closing, either party may submit the dispute to a "Big Five" accounting firm for final determination. If the actual amount is determined by the parties or the accounting firm to be different from the amount paid at the closing, the party owing the difference shall pay it to the other party within ten business days.

     As soon as reasonably practicable following our receipt of our audited financial statements for the year ended December 31, 2000, we must deliver a draft statement of the Business Operating Profit of the transferred business for the year ended December 31, 2000, adjusted so as to (i) disregard all effects of Staff Accounting Bulletin No. 101, (ii) exclude all income or gains and expenses or losses attributable to the assets or liabilities being retained by us, (iii) include all accruals for royalty payments made or to be made by us or any of our affiliates to Wilcox Associates, Inc. and (iv) deduct the sum of $8.5 million. If Hexagon objects to our draft statement of Business Operating Profit within fifteen days of its delivery, we and Hexagon shall attempt to resolve the dispute. If we cannot resolve the dispute within 15 days, a "Big Five" accounting firm shall finally determine the amount of Business Operating Profit of the transferred business, as adjusted, for the year ended December 31, 2000.

     If the Business Operating Profit of the transferred business, as adjusted, for the year ended December 31, 2000 is finally determined to be equal to or less than $15 million, there shall be no further adjustment to the purchase price. If such Business Operating Profit is equal to or greater than $17 million and equal to or less than $20 million, the purchase price shall be increased by $10 million. If the Business Operating Profit is equal to or greater than $22 million, the purchase price shall be increased by $20 million. If the amount of such Business Operating Profit is greater than $15 million but less than $17 million, the purchase price shall be increased by an amount equal to the product of (i) five multiplied by (ii) the difference between the amount of Business Operating Profit and $15 million. If the amount of such Business Operating Profit is greater than $20 million but less than $22 million, the purchase price shall be increased by an amount equal to the product of (i) five multiplied by (ii) the difference between the amount of Business Operating Profit and $20 million. Any amount due as a result of an increase in the purchase price pursuant to this paragraph shall be paid in cash on the later of the closing date and the date that is five days after final determination of the Business Operating Profit of the transferred business for the year ended December 31, 2000.

TRANSFERRED STOCK AND TRANSFERRED ASSETS

     The proposed transaction involves a transfer of substantially all of our assets, including the stock of most of our subsidiaries. We or our affiliates are directly transferring to Hexagon or its affiliates all of the shares of stock we hold of the following subsidiaries:

 .  Brown & Sharpe International Capital Corporation
 .  Brown & Sharpe DEA S.p.A.
 .  BSP, Inc.
 .  Brown & Sharpe Foreign Sales Corp.
 .  Brown & Sharpe Finance Company
 .  Borel & Dunner, Inc.
 .  Qingdao Brown & Sharpe Qianshao Trading Company Limited
 .  Qingdao Brown & Sharpe Qianshao Technology Company Limited

 .  Brown & Sharpe Aftermarket Services, Inc.

     We are also indirectly transferring to Hexagon all of the stock of the various subsidiaries of the companies listed above, as well as the 30% interest in Wilcox Associates, Inc. held by Brown & Sharpe Aftermarket Services, Inc. (subject to the right of first refusal described in "Wilcox Associates, Inc." below).

     In addition to the stock and assets of the subsidiaries we are transferring, we are transferring to Hexagon substantially all of our assets, properties and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, other than the stock of the subsidiaries we are retaining (and the assets of such subsidiaries), and the excluded assets described below under "Excluded Assets Retained by Us."

EXCLUDED ASSETS RETAINED BY US

     The transferred assets specifically exclude, and we will retain, the following excluded assets: (a) our stock of BSIS, and all of its products and rights owned or licensed and its employees and assets which were on the date of the Acquisition Agreement employed and utilized by us and our transferred subsidiaries in the transferred business, other than the XactMeasure legacy derivatives of BSIS, which shall be transferred to Hexagon or its affiliate at the closing; (b) our stock of Brown & Sharpe Surface Inspection Systems Inc., and all of its assets (including stock in its subsidiaries); (c) our owned real estate in North Kingstown, R.I. and our landlord leasehold interests with respect to tenants occupying the building; (d) the Heathrow Airport property owned by Brown & Sharpe Group Ltd. (unless Hexagon exercises its option to purchase such property, as described under "Heathrow Airport Property" below);
(e) all of our cash and the cash of our retained subsidiaries; (f) our patents, trademarks and other intellectual property, including know-how, which are not employed in the operation of the transferred business; (g) all corporate records, including corporate financial and accounting records, income tax returns and corporate minute books of meetings of our Board of Directors and stockholders; (h) U.S. federal and state income tax, credits and net operating loss carryforwards; (i) our third party accounts, notes, investments and other receivables unrelated to the operation of the transferred business; (j) our Metroptic investment 50% interest and our notes receivable due from Metroptic;
(k) all inventory and fixed assets relating to or utilized in the development of the turbine blade measuring machine situated at Telford, U.K.; and (l) insurance policies relating to funding of those excluded liabilities under our Umbrella Supplemental Executive Retirement Plan.

HEATHROW AIRPORT PROPERTY

     Hexagon has the option, exercisable up to 30 days prior to the closing, to request that the Brown & Sharpe Group Ltd., one of our subsidiaries that will be indirectly transferred to Hexagon, retain ownership of the real property operated at Heathrow Airport in Great Britain that is operated as a gravel pit. In the event that Hexagon exercises this option, Hexagon shall be obligated to pay us an additional $5 million at the closing. If Hexagon does not exercise the option, we or one of our affiliates shall acquire (by dividend or otherwise) the Heathrow Airport property from Brown & Sharpe Group Ltd. at no cost prior to the closing. We shall be responsible for any taxes arising out of such acquisition.

WILCOX ASSOCIATES, INC.

     One of the subsidiaries being transferred to Hexagon, Brown & Sharpe Aftermarket Services, Inc., holds a 30% interest in Wilcox Associates, Inc. Pursuant to the terms of an Incorporation Agreement dated as of August 10, 1990 among Wilcox Associates, Brown & Sharpe Aftermarket Services and the other stockholders of Wilcox Associates, such other stockholders have a right of first refusal on the transfer of the shares of Wilcox Associates, whether directly or indirectly through a transfer of Brown & Sharpe Aftermarket Services. Unless the other stockholders waive this right, Brown & Sharpe Aftermarket Services will be required to offer its shares of Wilcox Associates to the other stockholders. Hexagon has agreed to provide us with a notice setting forth the dollar amount of the purchase price payable to us that will be allocated by Hexagon to the shares of Wilcox Associates held by Brown & Sharpe Aftermarket Services. Such dollar amount will be the purchase price at which the shares are offered to the other stockholders of Wilcox Associates.

     If the right of first refusal is exercised, the purchase price payable to us at the closing will be reduced by the amount paid by to Brown & Sharpe Aftermarket Services the stockholders of Wilcox Associates to exercise their right of first refusal, and the shares purchased pursuant to such right of first refusal shall be deemed excluded assets for purposes of the Acquisition Agreement. To the extent that the cash received by Brown & Sharpe Aftermarket Services is left in such subsidiary, it shall be included in the cash adjustment to the purchase price described under "Purchase Price Payable to Us." If the right of first refusal is not exercised or is waived, Brown & Sharpe Aftermarket Services shall continue to hold its shares of Wilcox Associates through the closing and there shall be no adjustment to the purchase price.

PURCHASE BY HEXAGON (OR AN AFFILIATE) OF STOCK IN BSIS, INC.; BSIS STOCKHOLDERS' AGREEMENT

     In addition to acquiring the transferred business, Hexagon has agreed to purchase (or cause on of its affiliates to purchase) at the closing shares of our subsidiary BSIS, representing 16.7% of the issued and outstanding common stock of BSIS for a purchase price of $2.5 million in cash. Such purchase and sale will be made pursuant to the BSIS Stock Purchase Agreement entered into on ________, 2001 pursuant to the terms of the Acquisition Agreement, and at the closing we and Hexagon (or its affiliate) shall enter into a mutually acceptable stockholders' agreement containing investment restrictions necessary for a "private placement" under United States securities laws, transfer restrictions, voting provisions and a Hexagon right of first refusal in connection with offers by a third party to us or BSIS for the acquisition of BSIS (by sale of stock, merger or otherwise).

     On each of the first three anniversaries of the closing, Hexagon or its affiliate shall purchase additional shares of BSIS for a purchase price of $1.5 million on each such anniversary. The number of shares sold to Hexagon shall be the lesser of (a) 10% of the outstanding common stock of BSIS or (b) a percentage of the outstanding common stock of BSIS equal to the quotient of $1.5 million divided by the fair market value of BSIS determined as of a date which is 30 days prior to the scheduled additional purchase date (or, if the shares of BSIS are at the time publicly traded, determined by reference to the average of the closing prices of such BSIS shares on the applicable exchange over the thirty-day period ending three (3) days prior to the scheduled purchase date). If we and Hexagon cannot agree as to the fair market value as of any date, such determination shall be made by a "Big Five" independent accounting firm, whose determination shall be final and binding on the parties and whose fees shall be shared equally by the parties. Hexagon shall have the right to accelerate the timing of the purchases it is obligated to make at any time.

     We and Hexagon have acknowledged and agreed that (i) the legacy software (including Quindos, Tutor, Chorus and MM4) owned by us and/or our subsidiaries is and shall continue to be after the closing an exclusive asset of the transferred business; (ii) the XactMeasure legacy derivatives (including XactQuindos, Chorus X, MM4X and Tutor X) of BSIS shall be transferred by BSIS to the appropriate unit in the transferred business prior to the closing (with BSIS retaining rights to its XactMeasure MR1 and MR2 Technology) and BSIS shall have no right to sell or license the XactMeasure legacy derivatives software; and
(iii) the XactMeasure product is and shall continue to be after the closing an exclusive asset of BSIS, and BSIS's rights to use the legacy software and XactMeasure legacy derivatives in connection with the development of XactMeasure and its progeny (but not the derivatives transferred as part of the transferred business above), as embodied in Software Programming Services Agreements between BSIS and certain of our transferred subsidiaries, will continue in full force and effect following the closing. We have agreed to make such mutually agreed changes to the various Software Programming Services Agreements as may be necessary to protect the proprietary rights of Hexagon and our transferred subsidiaries in the legacy software products.

     The BSIS Stockholders' Agreement shall provide that for a five year period following the Closing, (a) BSIS shall sell XactMeasure licenses to Hexagon and its affiliates for OEM use and for distribution in connection with the transferred business at a price of $1,500 per unit for coordinate measuring machine applications and (b) BSIS shall pay to Hexagon a royalty of $5,000 per unit for XactMeasure licenses sold by BSIS through distribution channels other than Hexagon or its affiliates for coordinate measuring machine applications.

LIABILITIES TO BE ASSUMED BY HEXAGON

     At the closing, Hexagon and its affiliates will assume all of our liabilities and the liabilities of our transferred subsidiaries (other than the excluded liabilities specified below under "Excluded Liabilities Retained by Us"), including all liabilities, commitments, obligations, claims and expenses, known or unknown, absolute or contingent, accrued or unaccrued, directly relating to the conduct of the transferred business as it has been directly or indirectly conducted by us.

EXCLUDED LIABILITIES RETAINED BY US

     The assumed liabilities specifically exclude, and we will retain, the following excluded liabilities: (a) all of our liabilities and the liabilities of our retained subsidiaries to the extent they relate to the excluded assets;
(b) liabilities for taxes payable by or attributable to us or our retained subsidiaries; (c) our expenses of negotiating and documenting the proposed transaction; (d) any brokerage, finder's or advisory fee payable by us; (e) possible claims by our stockholders relating to the proposed transaction; (f) all litigation matters pending on the date of the Acquisition Agreement, other than two specified matters that will be assumed by Hexagon; (g) claims relating to non-compliance with the bulk sales laws of the United States; (h) all liabilities under our Umbrella Supplemental Executive Retirement Plan to persons who do not accept employment with Hexagon; (i) all liabilities under our Profit Incentive Plan in respect of year 2000 cash bonuses; (j) all liabilities under our Long-Term Deferred Cash Incentive Plan in respect of year 2000 cash bonuses;
(k) all of our liabilities to participants in our regular Supplemental Executive Retirement Plans; (l) all liabilities for outplacement assistance; (m) all liabilities under our employee stock option plans; (n) all liabilities under employee change in control contracts (except with regard to executives hired or retained at the closing or within one year thereafter by Hexagon or its affiliates, and employees of our transferred subsidiaries on the closing date);
(o) all liabilities for "Honoraria" payments to former employees of us or our affiliates; (p) cash redemption obligations through the closing date under any stock bonus or option plan; (q) any United Kingdom tax liability of our transferred subsidiaries with respect to the dividend of the Heathrow Airport property to us, if applicable; (r) all liabilities, commitments, obligations, claims or expenses, whether known or unknown, absolute or contingent, accrued or unaccrued, relating to the excluded assets (including possible environmental claims relating to our North Kingstown, RI facility arising out of pre-closing activities on the site) or otherwise, not directly resulting from the conduct of the transferred business as it has been directly or indirectly conducted by us, including without limitation any claims by employees or former employees of Brown & Sharpe Aftermarket Services, Inc. relating to events occurring prior to the closing; and (s) certain of our corporate overhead liabilities.

THE CLOSING

     It is anticipated that the closing will take place at the offices of Ropes & Gray, One International Place, Boston, MA at 10:00 a.m. (local time), within five business days following the date on which all closing conditions contained in the Acquisition Agreement have been satisfied or waived, or at such other place, time or date as may be mutually agreed upon by us and Hexagon.

REPRESENTATIONS AND WARRANTIES BY US

     We have made certain representations and warranties on behalf of ourselves and our subsidiaries relating to, among other things, (i) corporate organization; (ii) our authority relative to the Acquisition Agreement; (iii) noncontravention of the Company's charter and by-laws, laws to which the Company is subject and agreements to which the Company is a party; (iv) the brokers used in connection with the transactions contemplated by the Acquisition Agreement;
(v) the ownership and condition of the transferred assets and the transferred stock; (vi) capitalization; (vii) our financial statements; (vii) any change in our financial condition and assets; (viii) taxes; (ix) real properties; (x) patents, trademarks and other intellectual property; (xi) our contracts and commitments; (xii) outstanding powers of attorney; (xiii) the existence of any litigation; (xiv) compliance with agreements and laws, including environmental laws; (xv) our employee relations and benefit plans; (xvi) any required consents; (xvii) the absence of undisclosed liabilities; (xviii) transactions with our affiliates; (xix) any outstanding guarantees; (xx) absence of any improper payments; (xxi) insurance; and (xxii) restrictions on our business activities.

REPRESENTATIONS AND WARRANTIES BY HEXAGON

     Hexagon has made certain representations and warranties on behalf of itself and its affiliates relating to, among other things, (i) its corporate organization; (ii) its authority relative to the Acquisition Agreement; (iii) noncontravention of Hexagon's charter and by-laws, laws to which Hexagon is subject, and agreements to which Hexagon is party; (iv) its investment intent;
(v) the brokers used in connection with the transactions contemplated by the Acquisition Agreement; (vi) any required consents; and (vii) its financial capacity to consummate the proposed transaction.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     With the exception of representations and warranties relating to authority relative to the Acquisition Agreement, brokers and title to assets and stock, which shall survive indefinitely, all representations and warranties of the parties shall terminate upon the closing.

INDEMNIFICATION

     Pursuant to the Acquisition Agreement, we have agreed to indemnify Hexagon from and against any liability, damages, losses, expenses and costs as a result of or arising out of (i) the inaccuracy of any our representations or warranties that survive the closing; (ii) any breach or nonfulfillment after the closing of any of our agreements or covenants contained in the Acquisition Agreement or in any agreement or instrument required to be entered into in connection with the Acquisition Agreement that survives the closing; (iii) any lawsuit or claim by any of our stockholders in their capacity as our stockholders relating or in any way arising out of the transactions contemplated by the Acquisition Agreement, except to the extent any such lawsuit or claim arises from a breach by Hexagon;
(iv) any excluded liability; (v) any tax liability arising out of a transfer of the Heathrow Airport property to us or our designee; (vi) any violation of the Worker Adjustment and Restraining Notification Act of 1988 or any state plant closing or notification law, or similar law in jurisdictions outside the United States, arising out of, or relating to, any actions to close a plant taken by us or one of our retained subsidiaries prior to, at or after the closing; (vii) any tax liability that any of our transferred subsidiaries incurs in respect of the liability of us or any of our retained subsidiaries in a United States, consolidated, combined or unitary tax return we file for periods ending or before the closing date; or (viii) non-compliance with applicable bulk sales laws of the United States.

     Hexagon has agreed to indemnify us from and against any liability, damages, losses, expenses and costs as a result of or arising out of (i) the inaccuracy of any its representations or warranties that survive the closing; (ii) any breach or nonfulfillment after the closing of any of its agreements or covenants contained in the Acquisition Agreement or in any agreement or instrument required to be entered into in connection with the Acquisition Agreement that survives the closing, including its agreement to assume the assumed liabilities; (iii) any violation of the Worker Adjustment and Restraining Notification Act of 1988 or any state plant closing or notification law, or similar law in jurisdictions outside the United States, arising out of, or relating to, any actions taken by Hexagon or its affiliates on or after the closing; (iv) all severance or termination payments payable to all individuals employed by us in the transferred business (whether or not receiving an offer of employment from Hexagon), other than such employees who have change in control or severance agreements with us; or (vi) any tax resulting from any action taken without our written consent by Hexagon or any of our transferred subsidiaries after the closing.

     Neither party has any obligation to indemnify the other from and against any claim based on the inaccuracy of a representation or warranty until and then only to the extent that the aggregate amount of losses suffered by such other party is in excess of $1,000,000, in which case the indemnifying party will be liable for the amount of such losses in excess of $1,000,000.

CONDUCT OF THE BUSINESS PENDING THE CLOSING

     We have agreed that, pending the closing, we shall operate the transferred business only in ordinary course consistent with past practice and consult with Hexagon and keep it informed as to all changes in policies or practices material to the transferred business as a whole. We have also agreed not to take, or allow our transferred subsidiaries to take, the following specified actions without the consent of Hexagon: (i) allow any of our transferred subsidiaries to issue or sell any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issue, sell, grant or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangement or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares; (ii) incur any indebtedness (other than any borrowings from or prepayments to any of our affiliates) except in the ordinary course of business consistent with past practice; (iii) pay or commit to pay any bonus, other incentive compensation, change-in-control or similar compensation to any officer, director, employee, sales representative, agent or consultant or grant or commit to grant to any officer, director, employee, sales representative, agent, consultant or affiliate any other increase in, or additional, compensation in any form, other than those made under existing plans or programs; (iv) enter into, institute, adopt or materially amend or commit to enter into, institute, adopt or materially amend any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement trust, fund or arrangement in respect of or for the benefit of any officer, director, employee, sales representative, agent or consultant or affiliate (whether or not legally binding), except as contemplated by the Acquisition Agreement; (v) sell, transfer, assign, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other lien, any of our assets other than inventory in the ordinary course of business consistent with past practice and other than in accordance with existing agreements, provided, however, that this clause shall not prohibit Brown &
            --------  -------
Sharpe Aftermarket Services, Inc. from
selling its shares of Wilcox Associates, Inc. to the other stockholders of Wilcox Associates, Inc. in the event that such stockholders elect to exercise their right of first refusal (as described under "Wilcox Associates, Inc." above); (vi) enter into or assume any contract providing for the payment of an amount in excess of $1,000,000 per year, or enter into or permit any amendment, supplement, waiver or other modification in respect thereof other than in the ordinary course of business consistent with past practice; (vii) cause or permit any amendment, supplement, waiver or modification to or of any of our certificate of incorporation, by-laws or other organizational documents; (viii) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other person, other than with respect to excluded assets; (ix) agree or otherwise commit to take any of the actions described in the foregoing clauses (i) through (viii); (x) accelerate, terminate, make material modifications to, or cancel any contract to which we are a party or by which we are bound, except where such acceleration, modification or cancellation would not have a material adverse effect on the transferred business; (xi) make any capital expenditures or commitments in excess of $9,000,000 in the aggregate; (xii) make any material investment in, or any loan to, any other person (other than our existing subsidiaries); (xiii) grant any license or sublicense of any rights under or with respect to any of our intellectual property, except where the grants (individually or in the aggregate) would not have a material adverse effect on the transferred business;
(xiv) settle, release or forgive any claim or litigation or waive any right, except where such settlement, release, forgiveness or waiver would not have a material adverse effect on the transferred business; (xv) make any changes in any method of accounting, or accounting principles, which would increase the purchase price or the timing of the payment thereof or which our independent certified public accountant would consider material, other than changes related to Staff Accounting Bulletin No. 101, which shall be disregarded for all purposes of the Acquisition Agreement; and (xvi) increase in any material respect the average time of payment of our United States accounts payable to vendors beyond the level applicable at September 30, 2000.

     Pending the closing, we have also agreed to (i) use commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance carried by us as of the date of the Acquisition Agreement; (ii) maintain our books of account and records in the ordinary course of business consistent with past practice; (iii) maintain our properties and facilities in as good working order and condition as at the date of the Acquisition Agreement, ordinary wear and tear excepted; (iv) abide by, carry out and fully perform in all material respects the terms, covenants, provisions, conditions and agreements contained in our real property leases, and to not cause, allow or suffer any material breach or default thereof to occur; (v) provide Hexagon and its representatives to have reasonable access to our premises, properties, books records and documents pertaining to the transferred business; (vi) call and hold a special meeting of stockholders for the purpose of voting on the Acquisition Agreement and the transactions contemplated thereby; and (vii) discuss in good faith with Hexagon the possibility of altering the structure of the transactions contemplated by the Acquisition Agreement for tax planning purposes.

EMPLOYEE MATTERS

     Hexagon has agreed that either it or one or more of its affiliates will offer employment, effective as of the closing date, to substantially all individuals employed by us in the transferred business other than those employees who have change in control or severance agreements with us,(except such as Hexagon has agreed to continue their employment) and Hexagon shall be responsible for and indemnify us against all severance or termination amounts payable to all individuals employed by us in the transferred business (whether or not receiving an offer from Hexagon), other than such employees who have change in control or severance agreements with us (except such as Hexagon has agreed to continue their employment). Each such individual who accepts such offer of employment with Hexagon or one of its affiliates and each individual who, as of the closing date, is employed by one of our transferred subsidiaries shall be referred to herein as a "Transferred Employee". On the closing date, Hexagon shall provide all Transferred Employees with employment on substantially the same terms and conditions with, at a minimum, substantially the same compensation and substantially the same or comparable benefits as are provided to such employees by us or one of the transferred subsidiaries immediately prior to the closing date.

     As of the closing date, all Transferred Employees shall cease to participate in our welfare benefit plans and shall commence to participate in welfare benefit plans of Hexagon. Hexagon shall cause the replacement plans to
(i) waive all limitations as to pre-existing condition exclusions and actively at work requirements as to each Transferred Employee except to the extent such exclusions or requirements had not been satisfied with respect to such Transferred Employee's participation under the comparable benefit plan in which such Transferred Employee was a participant immediately prior to his commencement of participation in the applicable replacement plan, (ii) recognize the service of each Transferred Employee with the us or one of the transferred subsidiaries completed prior to the closing date for purposes of any waiting period or other eligibility requirements under the replacement plans to the extent such service would have been taken into account under the comparable benefit plan in which such Transferred Employee was a participant immediately prior to his commencement of participation in the applicable replacement plan and (iii) for purposes of satisfying any deductible or out-of-pocket requirements under each replacement plan for the year in which the closing date falls, provide each Transferred Employee with credit for any co-payments and deductibles paid during such year and prior to the closing date under the terms of the comparable benefit plan in which such Transferred Employee was a participant immediately prior to his commencement of participation in the applicable replacement plan.

     Hexagon has also agreed to cause the trustee of one or more defined contribution plans of Hexagon or Hexagon's United States affiliate that qualify under section 401(a) of the Internal Revenue Code to accept rollovers, including "direct rollovers" described in Section 401(a)(31) of the Code, of all or any portion of any "eligible rollover distribution" described in Section 402(c)(4) of the Code or Section 408(d)(3) of the Code with respect to the benefits of a Transferred Employee under any our benefit plans that is a defined contribution plan qualifying under section 401(a) of the Code. In the case of any such Transferred Employee whose interest in a transferor plan includes one or more outstanding participant loans, Hexagon shall cause the applicable transferee plan to accept in kind, as part of a direct rollover described in the preceding sentence, the promissory note(s) representing such loan(s) and to facilitate the continuation of such outstanding loan in accordance with its terms.

     Notwithstanding the foregoing, Hexagon shall not accept a rollover of our employee stock option plans and shall not assume any liabilities under our Umbrella Supplemental Executive Retirement Plan except with respect to employees of us or one of our transferred subsidiaries that Hexagon or its affiliates hire or retain on the closing date without giving a termination notice in respect thereto. Hexagon shall not assume any liabilities under the Company's Employee Stock Ownership Plan, which shall be terminated.

CONDITIONS TO THE PROPOSED SALE

     Pursuant to the Acquisition Agreement, the obligations of Hexagon to effect the proposed transaction are subject to, among other things, (i) our representations and warranties being true in all respects as set forth in the Acquisition Agreement at and as of the date of the Acquisition Agreement and on and as of the closing date, except for such failures to be true and correct as do not, in the aggregate, have a "material adverse effect" (as defined in the Acquisition Agreement) on the transferred business; (ii) our having performed and complied with all of our covenants and agreements under the Acquisition Agreement through the closing in all material respects; (iii) the receipt by us and Hexagon of all requisite consents and approvals of all third parties whose consent or approval is required in order to consummate the transactions contemplated by the Acquisition Agreement; (iv) there being no action, suit or proceeding pending or threatened before any governmental entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any material transactions contemplated by the Acquisition Agreement, or any such injunction, judgment, order, decree, ruling or charge in effect; (v) the delivery by us to Hexagon of a certificate to the effect that each of the conditions specified in clauses (i) and (ii) above have been satisfied in all respects; (vi) the execution and delivery by us of a lease with Hexagon or one of its affiliates for real property located in Precision Park, North Kingstown, RI; (vii) all applicable waiting periods under the Hart-Scott-Rodino Act (and the applicable antitrust laws of Germany) with respect to all contemplated transactions under the Acquisition Agreement having expired or been terminated; (viii) the approval and adoption of the Acquisition Agreement and the transactions contemplated thereby by the requisite vote of our stockholders;
(ix) the receipt by Hexagon of an opinion from our counsel; (x) the receipt by Hexagon of the resignations of the directors of our transferred subsidiaries;
(xi) the delivery by us of the required transfer documentation; (xii) the execution and delivery by us and BSIS of a stock purchase agreement and stockholders' agreement in connection with the BSIS stock purchase and related matters described above under "Purchase of Stock in BSIS, Inc."; and (xiii) since September 30, 2000, no event having occurred and no condition having arisen which has had or is reasonably likely to result in a material adverse effect on the transferred business, except as previously disclosed.

     Our obligation to effect the proposed transaction is subject to, among other things, (i) the representations and warranties of Hexagon being true in all respects as set forth in the Acquisition Agreement at and as of the date of the Acquisition Agreement and on and as of the closing date; (ii) Hexagon having performed and complied with all of its covenants and agreements under the Acquisition Agreement through the closing in all material respects, and having paid the purchase price; (iii) the receipt by us and Hexagon of all requisite consents and approvals of all third parties whose consent or approval is required in order to consummate the transactions contemplated by the Acquisition Agreement; (iv) there being no action, suit or proceeding pending or threatened before any governmental entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any material transactions contemplated by the Acquisition Agreement, or any such injunction, judgment, order, decree, ruling or charge in effect; (v) the delivery by Hexagon to us of a certificate to the effect that each of the conditions specified in clauses (i) and (ii) above have been satisfied in all respects; (vi) the execution and delivery by Hexagon or one of its affiliates of a lease with us for real property located in Precision Park, North Kingstown, RI; (vii) all applicable waiting periods under the Hart-Scott-Rodino Act (and the applicable antitrust laws of Germany) with respect to all contemplated transactions under the Acquisition Agreement having expired or been terminated; (viii) the approval and adoption of the Acquisition Agreement and the transactions contemplated thereby by the requisite vote of our stockholders; (ix) the receipt by us of an opinion from counsel to Hexagon; (x) Hexagon having paid or made arrangements satisfactory to us to permit us to pay in full simultaneously with the closing all of our indebtedness under the Credit Agreement dated as of November 10, 1997 between us, certain lenders and The Chase Manhattan Bank, as amended, and the Note Agreement dated November 10, 1997 between us and certain insurance company lenders, as amended, and having released us and our retained subsidiaries from any guarantees of obligations of our transferred subsidiaries; (xi) the delivery by Hexagon of the required assumption documentation; and (xii) the execution and delivery by Hexagon of a stock purchase agreement and stockholders' agreement in connection with the BSIS stock purchase and related matters described above under "Purchase of Stock in BSIS, Inc.", and the payment by Hexagon of the required initial $2.5 million investment in BSIS.

SOLICITATION OF ALTERNATIVE TRANSACTIONS

     Under the Acquisition Agreement, we and our subsidiaries may not take, or permit any of our directors, officers, employees, agents or representatives to take, directly or indirectly, any action to solicit, encourage, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the transferred business or the transferred assets or permitting access to the transferred assets and business) any alternate proposal for acquisition of any of the transferred stock or all or a material portion of the transferred business or of the transferred assets. However, if, at any time prior to the closing of the sale and purchase of the transferred assets and stock contemplated by the Acquisition Agreement, our Board of Directors determines in good faith, upon the advice of outside counsel, that it would be a violation of its fiduciary duties to our stockholders under applicable law not to do so, we may, in response to an alternative proposal for acquisition of any of the transferred stock or all or a material portion of the transferred business or of the transferred assets, furnish information to and participate in negotiations with the third party making such superior proposal. See the related discussions below under "Termination" and "Fees and Expenses."

NON-COMPETITION AND NON-SOLICITATION

     We have agreed that neither us nor BSIS shall, on or prior to the date that is five years after the closing date, directly or indirectly, own, manage, operate, control or invest in any business or venture engaged in whole or in part in the transferred business or any portion thereof. However, neither we nor BSIS shall be precluded from developing and marketing the XactMeasure or other software products of BSIS, other than the legacy software derivatives being transferred to Hexagon at the closing.

     In addition, we have agreed that for five years neither we nor BSIS will directly or indirectly, without the prior written consent of Hexagon, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is an employee or full-time or half-time consultant of Hexagon or its affiliates to leave the employ of Hexagon or such affiliate, unless such person has been terminated by Hexagon or one of its affiliates. These restrictions shall not prohibit us from employing employees who are not specifically recruited or solicited in any way and who seek employment with us or BSIS on their own initiative or in response to general advertising or a recruiting firm not targeted on hiring any particular individual or any employees of Hexagon or its affiliates. Hexagon has agreed to similar restrictions on its ability to hire employees of us or BSIS.

TERMINATION

         The Acquisition Agreement may be terminated at any time prior to the closing:

  (i)    by mutual written consent of us and Hexagon;

  (ii) by Hexagon by giving written notice to us (a) in the event we have breached any representation, warranty or covenant contained in the Acquisition Agreement in a manner that has caused or is reasonably likely to result in a material adverse effect on the transferred business, Hexagon has notified us of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or (b) if the closing shall not have occurred on or before April 30, 2001 by reason of the failure of any condition precedent to Hexagon's obligations to close (unless the failure results primarily from Hexagon itself breaching any representation, warranty or covenant contained in the Acquisition Agreement); or

  (iii) by us by giving written notice to Hexagon (a) in the event Hexagon has breached any representation, warranty or covenant contained in the Acquisition Agreement in a manner that has caused or is reasonably likely to result in a material adverse effect on Hexagon's ability to satisfy its obligations under the Acquisition Agreement, we have notified Hexagon of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or (b) if the closing shall not have occurred on or before April 30, 2001 by reason of the failure of any condition precedent to our obligations to close (unless the failure results primarily from we ourselves breaching any representation, warranty or covenant contained in the Acquisition Agreement); or

   (iv) by us or Hexagon, if: (a) our Board of Directors shall have recommended to our stockholders an Alternative Transaction (as defined below); or (b) a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is commenced (other than by Hexagon or an affiliate of Hexagon) and our Board of Directors recommends that our stockholders tender their shares in such tender or exchange offer; provided, that, we shall not be entitled to exercise any termination rights under this paragraph unless (x) any action of our Board of Directors referred to in either such clause is required to be taken by our Board of Directors in order to properly discharge its fiduciary duties and (y) we have complied with our obligations described under "Solicitation of Alternative Transactions" above.

      As used herein, "Alternative Transaction" means any of (1) a transaction or series of transactions pursuant to which any person (or group of persons) other than Hexagon or its affiliates (a "Third Party") acquires or would acquire more than 15% of the outstanding shares of our capital stock, whether from us or pursuant to a tender offer or exchange offer or otherwise, (2) any acquisition or proposed acquisition of us or any of our significant subsidiaries or the transferred business by a merger or other business combination (including any so-called "merger of equals" and whether or not we or any of our significant subsidiaries is the entity surviving any such merger or business combination) or
(3) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of us and any entity surviving any merger or business combination including any of them) of us or any of our subsidiaries having a fair market value equal to more than 35% of the fair market value of all the assets of us and our subsidiaries, taken as a whole, immediately prior to such transaction.

EFFECT OF TERMINATION

      In the event of the termination of the Acquisition Agreement, the Merger Agreement shall forthwith become void and there shall be no liability on the part of any party thereto or any of its affiliates, directors, officers or stockholders except (i) as otherwise set forth under "Fees and Expenses" below, and (ii) nothing in the Acquisition Agreement shall relieve any party from liability for any breach thereof occurring prior to termination.

FEES AND EXPENSES

      Except as set forth below, all fees and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the transaction is consummated.

      The Acquisition Agreement requires us to pay Hexagon a fee of $4 million (the "Fee"), plus actual, documented out-of-pocket expenses of Hexagon relating to the transactions contemplated by the Acquisition Agreement not in excess of $2 million in the aggregate (including, but not limited to, reasonable fees and expenses of Hexagon's counsel, accountants and financial advisers) ("Expenses"), upon the termination of the Acquisition Agreement by us or Hexagon on the basis described under clause (iv) of "Termination" above.

      The Acquisition Agreement requires us to pay Hexagon the Fee plus the Expenses if all of the following events have occurred:

 (i) a bona fide Alternative Transaction is publicly commenced, publicly disclosed, publicly proposed or publicly communicated to us at any time on or after the date of the Acquisition Agreement and on or prior to the date of the meeting of our stockholders (including the last date on which any adjourned session thereof is reconvened);

 (ii) either we or Hexagon terminates the Acquisition Agreement pursuant to the sections of the Acquisition Agreement described under clauses (ii) and (iii) of "Termination" above if, in the case of termination under either such clause, the requisite vote for approval and adoption of the Acquisition Agreement by our stockholders shall not have been obtained by April 30, 2001; and

     (iii) thereafter on or prior to the anniversary of the date of termination, (A) such Alternative Transaction is consummated or (B) there is consummated any transaction, whether or not commenced, publicly disclosed, publicly proposed or communicated to us prior to such termination, that would constitute an Alternative Transaction (provided that for purposes of this clause the reference to the percentage of outstanding shares of our capital stock in clause (1) of the definition of Alternative Transaction specified above under " Termination" shall be 50% instead of 15%).

     In the event that our stockholders' meeting for the approval of the transactions contemplated by the Acquisition Agreement is held and the requisite vote for approval and adoption shall not have been obtained at such meeting or any adjournment thereof other than as a result of Hexagon being in material breach of its obligations under the Acquisition Agreement, we shall reimburse Hexagon for (x) Hexagon's verifiable expenses relating to the due diligence, negotiation and documentation of the transactions contemplated by the Acquisition Agreement (including without limitation accounting, legal and investment banking fees and expenses) not to exceed $1,000,000 and (y) expenses related to commitments (not to exceed $1,000,000) made by Hexagon to individuals hired specifically to work in the transferred business, less mitigation if any such individual obtains other employment.

     In no event shall be we be required to pay Hexagon more than one fee pursuant to these termination provisions. In the event that more than one fee would be applicable, we will be required to pay the highest of such fees.

NAME CHANGE

     We have agreed that, immediately following the closing, we shall change our corporate name and the names of any of our retained subsidiaries to eliminate any reference to "Brown & Sharpe", and to adopt corporate names that would not be reasonably likely to cause confusion with the Brown & Sharpe name

                       SELECTED HISTORICAL FINANCIAL DATA

     The following are our selected historical financial data on a consolidated basis for the years ended December 31, 1999, 1998, 1997, 1996 and 1995. You should read this selected historical consolidated financial data with our Financial Statements, and with the Notes to Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our 1999 Form 10-K and in our Reports on Form 10Q for the periods ending March 31, June 30 and September 30, 2000, all as filed with the Securities and Exchange Commission.

                                                  Year Ended December 31,
                                              (in thousands except per share
                                                        information)
                                                                                                                    Sept. 30 2000
                                              1995           1996           1997          1998           1999         Unaudited
                                           ---------      ----------      ---------     ---------      ----------   ---------------
STATEMENT OF OPERATIONS DATA
Net Sales                                 $  332,950      $  342,684     $  329,760    $  339,030      $  323,300     $   207,371
Total operating expenses                     320,603         326,515        331,666       318,521         356,664        (224,017)
Profit (loss) from operations                 12,347          16,169         (1,906)       20,509         (33,364)        (16,646)
Interest expense                               9,129           8,280          6,380         6,164           7,534           6,903
Other income                                     688             462          1,044           949             374             757
                                           ---------      ----------      ---------     ---------      ----------         -------
Income (loss) before income taxes              3,906           8,351         (7,242)       15,294         (40,524)        (22,792)
                                           ---------      ----------      ---------     ---------      ----------         -------
Income taxes                                   1,038             919          1,922         3,365           2,350           2,106
                                           ---------      ----------      ---------     ---------      ----------         -------

Net income (loss)                         $    2,868      $    7,432     $   (9,164)   $   11,929      $  (42,874)    $   (24,898)
                                           =========      ==========      =========     =========      ==========        ========
Net income (loss) per share
     Basic                                $     0.33      $     0.77     $    (0.69)   $     0.89      $    (3.19)    $     (1.82)
     Diluted                              $     0.33      $     0.75     $    (0.69)   $     0.88          ($3.19)    $     (1.82)

Average shares outstanding                     8,773           9,670         13,257        13,387          13,456          13,701

BALANCE SHEET DATA
Cash                                      $    6,262      $   20,158     $   20,458    $   12,290      $   36,643     $    29,794
Working capital (deficit)                     71,356         102,793        109,703       111,848           9,691         (12,681)
Total assets                                 290,600         309,229        296,593       317,778         302,177         245,948

Long-term debt including current maturity     74,007          68,497         76,062        74,705          69,030          65,300
Stockholders' equity                          82,332         136,502        113,966       129,655          71,534          33,670

(1) The 2000 operating loss includes provisions amounting to $13.3 million for impaired assets related to its Electronics Division and its investment in a Joint Venture dedicated to the development of noncontact sensor technology. In addition, 2000 operating loss includes a $1.2 million restructuring benefit and a $3.5 million charge for fees related to refinancing activities that occurred throughout 2000.

(2) The 1999 and 1997 operating losses include a $38,268 and $16,220 restructuring charge, respectively. In addition to the restructuring charge, the 1997 net loss includes a $1,346 loss arising from the sale of the Company's wholly-owned subsidiary, Technicomp, Inc., and a $1,224 gain resulting from an exchange of shares of common stock, which were held for investment.

(3) Net income for 1995 includes a $640 adjustment relating to a revaluation of a 1994 foreign denominated liability recorded at an incorrect foreign exchange rate.

                        PRO FORMA FINANCIAL INFORMATION

     The following describes the pro forma effect of the sale of substantially all of the Company's business and assets on (1) the unaudited consolidated balance sheet information as of September 30, 2000 and (2) the unaudited consolidated statement of operations information for the nine months ended September 30, 2000. The unaudited pro forma consolidated financial information is provided for informational purposes only and does not purport to represent what the financial position and results of operations of the Company would actually have been had the sale in fact occurred at the date indicated. The unaudited pro forma consolidated balance sheet and consolidated statement of operations information illustrate the estimated effects of the sale as if that transaction had occurred at the end of the period presented for the consolidated balance sheet and at the beginning of the period for the consolidated statement of operations.


                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 2000

                                                                           (2)
                                                                       Proceeds and
                                                       Historical      Adjustments            (3)
                                                        Balance       Resulting from         Use of      Pro Forma
                                                         as of       Sale of Certain          Sale        Balance
                                                        9/30/00    Assets & Liabilities     Proceeds   As of 9/30/00
                                                     ---------------------------------------------------------------
ASSETS
Current Assets:
 Cash and cash equivalents                               $ 29,794        $136,265/(1)/      $(79,116)        $86,943
 Accounts receivable                                       68,993         (67,753)                             1,240
 Inventories                                               59,853         (59,853)                                 -
 Prepaid expenses and other current assets                  5,853          (5,531)                               322
                                                     ---------------------------------------------------------------
     Total current assets                                $164,493        $  3,128           $(79,116)         88,505

Property, plant and equipment, net                         38,659         (34,282)                 0           4,377

Goodwill, net                                               8,665          (8,665)
Other assets                                               34,131         (29,771)                             4,360
                                                     ---------------------------------------------------------------
                                                         $245,948        $(69,590)          $(79,116)        $97,242
                                                     ===============================================================

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities:
 Notes payable to banks, including in 2000,
   $27,400 in default                                    $ 38,445        $(11,045)          $(27,400)        $     -
 Accounts payable                                          39,466         (39,148)                               318
 Accrued expenses and income taxes                         44,883         (28,587)            (1,716)         14,580
 Notes payable and current
   installments of long-term debt                          54,380          (3,515)           (50,000)            865
                                                     ---------------------------------------------------------------
     Total Current liabilities                           $177,174        $(82,295)          $(79,116)        $15,763
Long-term debt                                             10,920          (7,375)                             3,545
Long-term liabilities                                      24,184         (12,677)                            11,507
Total shareowners' equity                                  33,670          32,757                  -          66,427/(4)/
                                                     ---------------------------------------------------------------
                                                         $245,948        $(69,590)          $(79,116)        $97,242
                                                     ===============================================================

(1) Represents proceeds amounting to $162.5 million, net of $24.9 million of cash for fees paid for the transaction and cash transferred to Hexagon, for sale of the Metrology Business and an investment by Hexagon for a 16.7% interest in BSIS Inc. on the Closing Date which is described in this Proxy Statement. The Acquisition Agreement also provides for a possible additional payment in amounts not to exceed an additional $20 million, depending upon certain levels of defined operating profits for the Metrology Business in 2000 and provides for an additional adjustment depending on the net cash (as defined) transferred to Hexagon at the Closing. The pro forma Balance Sheet does not reflect the effect of this contingent payment and assumes no net cash adjustment after the Closing.

(2) The adjustments represent the transfer of assets and assumption of liabilities upon the closing of the transaction as contemplated in the Acquisition Agreement and realized gain on the transaction, net of $9.9 million of costs relating to accelerated obligations under a defined benefit plan and several change in control contract costs that become effective on the date of the closing of the transaction with Hexagon and an $.8 million write-off of debt acquisition costs relating to the revolving credit agreement and private placement senior notes discussed below. Shareowners' equity also includes the $2.5 million investment for BSIS, Inc. discussed above.

(3) Represents disbursements for principal and interest for the $27.4 million revolving line of credit with certain banks and a $50 million private placement of senior notes which will be paid as part of the Closing on the Closing Date under the Acquisition Agreement. The payments do not reflect any possible payments for costs and fees relating to the early payment of the private placement loans.

(4) Includes $2.5 million investment by Hexagon to acquire 16.7% interest in BSIS, Inc. on the Closing Date, but does not include the additional $4.5 million in investments by Hexagon in BSIS, Inc.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                       Historical                                            Pro Forma
                                                         Balance                                              Balance
                                                       Nine Months                                          Nine Months
                                                          Ended                                (2)             Ended
                                                         9/30/00     Reclassifications     Adjustments        9/30/00
                                                     ------------------------------------------------------------------
Net sales                                              $   207,371         $ 1,642/(1)/    $(207,156)          $  1,857
Cost of sales                                              141,316                          (138,913)             2,403
Research and development                                     9,813                            (4,746)             5,067
Selling, general and administrative expenses                57,296          (1,081)/(1)/     (35,093)/(3)/       23,284
Provision for impaired assets of
 Electronics Division                                        7,637                                                7,637
Refinancing Fees                                             3,506                                                3,506
Restructuring (benefits) charges                            (1,238)                            1,238                 --
Impairment of partially-owned affiliate                      5,687                                                5,687
Gain on sale of metrology business                              --                            40,992             40,992
                                                     ------------------------------------------------------------------
Operating loss                                             (16,646)            561            11,350             (4,735)
                                                     ------------------------------------------------------------------
Interest expense                                             6,903                              (368)             6,535
Other (income), net                                           (757)            561/(1)/          181/(4)/           (15)
                                                     ------------------------------------------------------------------
Loss before income taxes                                   (22,792)                           11,537            (11,255)
                                                     ------------------------------------------------------------------
Income tax provision                                         2,106                            (2,106)                --
                                                     ------------------------------------------------------------------
Net loss                                                  ($24,898)        $     0         $  13,643           $(11,255)
                                                     ==================================================================

Net loss per common share:

Basic and diluted                                           ($1.82)                                              ($0.82)

Weighted average shares outstanding                     13,700,847                                           13,700,847

(1) Represents the reclassification of $1 million of rental income for North Kingstown facility and $.6 million of fees from gravel pit located in the United Kingdom, both of which will be retained by the Company.

(2) Represents the elimination of sales, cost of sales, and other costs, net of certain costs resulting from the transaction, associated with the Metrology Business, which will be sold to Hexagon.

(3) Net of a $9.9 million charge to the Company's pro forma results of operations for the nine-month period ended September 30, 2000 resulting from accelerated costs of a defined benefit plan and change in control contracts of certain key members of management that became effective as a result of the sale of the Metrology Business.

(4) Net of an $.8 million charge to the Company resulting from the write-off of deferred debt costs related to revolving line of credit and private placement debt described above.

                             NO DISSENTERS' RIGHTS

     Any of our stockholders who do not approve of the proposed sale and related matters are not entitled to appraisal or dissenter's rights with respect to the proposed sale and related matters under Delaware law or our Certificate of Incorporation.

                              ACCOUNTING TREATMENT

     The proposed sale will be accounted for as a sale of certain assets, including the stock of certain subsidiary corporations and assumption of certain liabilities. Upon consummation of the proposed sale, the Company will recognize financial reporting gain equal to the net proceeds (the sum of the purchase price received less the expenses relating to the proposed sale) less the closing net book value of the assets sold and liabilities assumed.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal United States federal income tax considerations relating to the sale and distribution. This summary does not purport to be a complete analysis of tax considerations. The considerations pertaining to shareholders relate only to shareholders that hold their shares as a capital asset and are either citizens or residents of the United States, entities taxable as corporations organized under the laws of the United States, and estates or trusts that are treated as United States persons pursuant to the Internal Revenue Code. The summary does not consider the effect of any applicable foreign, state local or other tax laws nor does it address tax considerations applicable to investors that may be subject to special federal income tax rules.

     The federal, state or foreign tax consequences of the distribution to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the contemplated distribution to you.

     Corporate Tax Considerations. From a federal income tax perspective the proposed transaction will predominantly be treated as a sale of corporate assets, including the stock of certain subsidiary corporations, in exchange for cash and the assumption of certain liabilities. As a consequence of the anticipated tax loss that will be incurred in connection with the transaction and other losses previously incurred by the Company the proposed transaction should not have any material federal income tax consequences to the Company.

     Shareholder Tax Considerations.   The Company has estimated that it will
have neither current earnings and profits nor accumulated earnings and profits at either the time of distribution in 2001 or for the year (2001) in which the initial distribution is expected to be made, in which case the contemplated distribution would not be treated as a dividend for federal income tax purposes. Instead, the distribution would first be treated as non-taxable return of each shareholders adjusted basis in the stock of the Company to the extent of such basis . Any distribution in excess of a shareholder's basis will be treated as capital gain from the exchange of the respective shares. Distributions to shareholders that are corporations will not qualify for the dividend received deduction.

           INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION AGREEMENT

     In the past, we have granted stock options to our directors, officers and employees, some of which are currently exercisable. Because the exercise price of these options has been greater than the trading price of the Common Stock, these options generally remained unexercised. It is expected that all options which are not currently exercisable will become exercisable at or shortly before the Closing Date. If the Acquisition Agreement is approved, it is anticipated that the amount ultimately distributed with respect to each share of Common Stock may be greater than the exercise price of some of the stock options. In that event, it is likely that some or all of those stock options would be exercised. Information regarding our stock options as of December 31, 1999 is set forth in our Form 10-K for the fiscal year ended December 31, 2000.

BUSINESS ACTIVITIES FOLLOWING THE PROPOSED SALE AND RELATED TRANSACTIONS:  BSIS

     We are presently operating in the measuring systems and precision measuring instruments industry. After the consummation of the proposed sale to Hexagon, we will no longer operate in the measuring systems and precision measuring instruments industry. We will retain ownership of our embryonic software development business, BSIS, Inc. ("BSIS"). BSIS formed in December 1997. At that time, BSIS Inc.'s primary mission was to consolidate the several independent software development groups of Brown & Sharpe into a single global software development organization which would provide next generation metrology software applications for the various Metrology Business units. As its secondary mission, BSIS, Inc. was to establish and execute a software business strategy, which would ultimately lead to the formulation of a software business that could spin-off as an independent business separated from the metrology manufacturing businesses. Accordingly, BSIS is now focused on the commercialization of its new XACTMEASURE Measuring Software, in development for approximately three years and nearing introduction.

     BSIS is an early stage software development company formed in December 1997 and focused on commercialization of metrology (the science of measuring physical attributes) software (sometimes referred to as "measuring software"). BSIS currently has approximately 40 employees. Of those twenty-six are software development professionals, four are software quality assurance professionals, five are sales and marketing and three are administration and information technology (IT) professionals. BSIS's vision is to successfully commercialize a metrology operating system software standard for use in multiple inspection devices used in worldwide manufacturing operations and to market a variety of applications that run on such standard metrology operating system. BSIS believes that it is possible and preferable for the manufacturer who uses multiple inspection devices to operate all of those devices with a single metrology operating system and will market XactMOS as such a single operating system.

     The CMM Inspection software market is shared by two classes of participants; those that produce measurement system hardware and software including Zeiss, Mitutoyo, MS-Mexagon (formerly MS-Brown Sharpe), LK, Sheffield, Starrett, IMS and Wentzel, and those that produce software only including Metrologic, Wilcox and Associates, Inc., AAT, Tecnomatix, Silma and Dassault (Deneb).

     The Vision Inspection software market consists primarily of participants that produce measurement system hardware and customized software to run their hardware. Each of the major OEMs; OGP & View Engineering (both now held by QVII), Sony, Nikon, MicroVu, and J-mar, all produce their own non-contact systems including software. In addition, Metronics - Metronics markets Quandra-Check(R) both as OEM and retrofit software in the lower end of the Vision software segment. The principal competition in the CNC Inprocess Inspection software market is Renishaw, which produces an inspection probe, controller card and software macros to run an inspection cycle from within an NC-Gcode program.

     BSIS has not generated any revenue and has recorded operating losses of $1.0 million, $5.2 million and $5.1 million in the years 1997, 1998 and 1999, and operating losses of $5.6 million for the nine months ended September 30, 2000.

     The BSIS metrology operating system is called XactMOS. BSIS has developed and built two metrology applications to run on XactMOS to date, XactMeasure which is an application for CMM Inspection, or inspection by coordinated measuring machines and XactVision for Non-Contact Inspection. BSIS expects XactMeasure and XactVision to be ready for commercial release in the first quarter of 2001 and the third quarter of 2001, respectively. BSIS is in the process of developing its third and fourth applications, XactCut for CNC Machine tools, or computer numerical controlled machines and XactGage for hand tools and fixture gages. BSIS targets XactCut and XactGage to be ready for commercial release in the third quarter of 2001 and the third quarter of 2002, respectively. Other products planned for development are XactRevEng for the reverse engineering of component parts, XactVPA for assembly analysis of multiple measured components and XactB2B for enabling e-commerce of manufactured component parts based on certified measurement information.

     BSIS plans to initially target sales of its software products to manufacturers located in the United States, Europe and Asia using established Hexagon distribution channels. BSIS also plans to establish an original equipment manufacturer relationship with a leading vision systems manufacturer for distribution of XactVision and plans ultimately to establish a network of independent dealers which will sell, install and provide first line support for XactMeasure, XactVision and XactCut products.

     The BSIS Stockholders' Agreement includes license and royalty arrangements between BSIS and Hexagon which provide that, for a period of five years from the date of the Closing under the Acquisition Agreement, Hexagon may purchase XactMeasure licenses from BSIS for $1,500 per unit and that BSIS will pay Hexagon a royalty of $5,000 per unit for any XactMeasure licenses sold by BSIS through a distribution channel other than Hexagon. However, there are no purchase commitments from Hexagon.

     There can be no assurance that BSIS will be able to complete the commercialization of its first two products, XactMeasure and XactVision, or that such products will be accepted by customers on a basis that is profitable to BSIS or that BSIS will be able to commercialize successfully its other planned products or establish the distribution network contemplated by its business plan.

     The operating capital for BSIS will initially be provided by the Company and by Hexagon's investments under the Acquisition Agreement. The Company will hold back an amount to be determined by the Board of Directors from the Distribution to Stockholders of proceeds from the sale to Hexagon under the Acquisition Agreement, for use together with funds to be provided by Hexagon, to fund operating requirements of BSIS for an estimated two years. Hexagon has agreed to invest $2.5 million at the Closing of the Acquisition Agreement for a 16.7% ownership stake and will invest an additional $1.5 million on each of the next three anniversaries of the Closing, raising its ultimate stake up to as much as 46.7% of the equity of BSIS. There can be no assurance that said aggregate funding will be sufficient to fund the contemplated operations of BSIS for two years or that, if needed and determined appropriate at that time by the Company and Hexagon, the two stockholders of BSI, additional funding could be raised. Moreover, the Company may entertain offers to purchase BSIS as an alternative to the proposed execution of the BSIS business plan described above. (See the "Pro Forma Balance Sheet" and "Pro forma Statement of Operations" which gives effect to the sale under the Acquisition Agreement and shows the financial position of the Company prior to the Distribution to Stockholders. The Company will retain a portion, to be determined by the Board of Directors, of the cash disclosed on the pro forma balance sheet for the operations of BSIS, plus an amount for the estimated expenses of "public company overhead" for some period of time, estimated at about two years.)

     In connection with Hexagon's investment in BSIS, the Company and BSIS, on _________, 2001, entered into the BSIS Stockholders' Agreement with Hexagon. Such BSIS Stockholders' Agreement gives Hexagon the right to designate two of the five candidates for the Board of Directors of BSIS, gives BSIS a right of first refusal on any transfer of BSIS shares by Hexagon, at the same terms as the proposed transfer by Hexagon, and gives Hexagon a right of first refusal on any transfer of BSIS shares by the Company, at the same terms as the proposed transfer by the Company.

     The Company will continue as a publicly-owned corporation after the Closing and the contemplated Distribution to Stockholders, and the transactions will not change the number of outstanding shares of the Company. However, the size and composition of the Board of Directors may change. The 2001 Annual Meeting of Stockholders is scheduled to be held on ________ 2001.

                         RISK FACTORS RELATING TO BSIS

     The business of BSIS is subject to a variety of risks and special considerations. As a result, stockholders of the Company should carefully consider the risks described below and the other information in the Proxy Statement before voting at the Special Meeting.

     As noted, this Proxy Statement contains certain forward-looking statements that involve risks and uncertainties. See "Forward Looking Statements". The Company's actual results after the Closing under the Acquisition Agreement could differ materially from those discussed in this Proxy Statement. Factors that could contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Proxy Statement.

     1. BSIS Software Product is Still in Development; Uncertainty of Market Acceptance. BSIS was formed in December, 1997. BSIS has not yet completed or sold a software product, other than sales to the Metrology Business of Legacy derivative software based on prior software of the Metrology Business to be sold to Hexagon. There can be no assurance that BSIS will be able to complete its development of a software product that is accepted by consumers on a basis which is profitable to BSIS. Market acceptance of the new software products is dependent in part on our ability to demonstrate the cost effectiveness, ease of use and technological advantages of our products over competing products.

     2. History of Losses; No Revenues to Date. Since BSIS has not yet completed development of a product for sale to customers, BSIS has had no revenues, and hence its operating results to date (losses) does not form any basis for conclusion that BSIS will become profitable. During fiscal 1999 and for the nine months ended September 30, 2000, BSIS had operating losses of $5.1 million and $5.6 million, respectively, and as of September 30, 2000 BSIS has an accumulated deficit of $19.0 million.

     3. Limited Resources. We have substantially more limited financial and other resources than all, or most, of our competitors and potential competitors and we may be unable to compete significantly against them. Hexagon has committed to invest an aggregate of $7 million over the next three years. The Company will have limited funds available for investment in BSIS after the payment of the contemplated distribution(s) to stockholders following the Closing, and there can be no assurance that BSIS, or the Company, will be able to raise additional funds for funding BSIS operations. There can be no assurance that Hexagon, which is expected to own up to as much as 47% of BSIS once it makes its investment and which may view BSIS as a competitor, would want to, or be able to raise, additional funds for BSIS.

     4. Competition; Inability to Use "Brown & Sharpe" Name. In addition to the significant competition for software products, with many offerings in the marketplace, the software products to be developed by BSIS are expected at the outset to compete with software used by the Metrology Business sold to Hexagon, and may be competitive with software developed in the future by the Metrology Business of Hexagon. In addition, BSIS must, as a practical matter, concentrate initially on selling to businesses, including automotive and airplane manufacturers, who are customers of the Metrology Business sold to Hexagon; and in its marketing efforts BSIS will not be able to use the "Brown & Sharpe" name or the aftermarket sales force of the Metrology Business as an entree to prospective customers. Increased competition may result in lower prices for our products and reduced opportunities for growth and profitability.

     5. Royalty and Other Obligations of BSIS to the Metrology Business Sold to Hexagon. For five years after the Closing, BSIS is required to sell its XactMeasure software products to Hexagon , on a non-exclusive basis, for use in coordinated measuring machine ("CMM") applications at a price per unit of $1,500, which is expected to be substantially below the price charged by BSIS to other customers for CMM applications. In addition, BSIS is required for the five year period to pay a royalty to Hexagon of $5,000 per unit of software sold to persons other than Hexagon for CMM market applications. The effect of these provisions may be materially adverse to the business of BSIS.

     6. The Relationship Between BSIS and Wilcox Associates, Inc. Ends With the Closing Under the Acquisition Agreement. The Company's Metrology Business has been significantly dependent on a software license from Wilcox Associates, Inc. and the service of William Wilcox, its President, and the Company has owned 30% of the stock of Wilcox Associates, Inc. A number of software products used by the Metrology Business sold to Hexagon were based on PCDIMIS, a software product developed by Wilcox Associates, Inc. The Company's license rights from Wilcox Associates and its relationship with William Wilcox are being acquired by Hexagon. While BSIS believes that its software products under development are and will be completely independent of PCDIMIS, the ending of this relationship may be materially adverse to the business of BSIS.

     7. Management of BSIS. While BSIS has significant software business experience, there is no assurance the Company and BSIS will be able successfully to manage a "software company" and the possible loss of the services of any member of the management team may be materially adverse to the business of BSIS.

     8. Future Development of Software Products for Markets Other Than CMM Applications. The BSIS business plan contemplates the development of additional software products for markets other than CMM applications, including primarily Vision (non-contract) and CNC applications. There can be no assurance such additional software products will be developed, or, if developed, will be of interest to customers in fields beyond those in which the Metrology Business has been engaged in.

     9. Need for Additional Qualified Employees, Potential Loss of Foreign Employees of the Metrology Business Sold to Hexagon. In order to grow our business, we will have to hire additional employees. Our future success, therefore, will depend, in part, on attracting and retaining additional qualified management, marketing and technical personnel. We do not know whether we will be successful in hiring or retaining qualified personnel. Competition for qualified personnel throughout the software industry is intense. In addition, BSIS has been using the services of __ employees resident in Europe who had formerly been employees of the Metrology Business to be sold to Hexagon. The inability to hire additional qualified employees or the loss of the services of some of these foreign technical employees could have a material adverse effect on the business of BSIS.

     10. Implementation of BSIS Strategy, Uncertain Ability to Develop Strategic Relationships The BSIS business plan calls for BSIS to establish marketing, development and distribution relationships through strategic alliance with other companies, there can be no assurance that BSIS will be able to achieve its planned objectives for the year 2001 or establish a software business that will grow and be profitable.

     11. Intellectual Property Risks. If we become subject to intellectual property infringement claims, or if we are unable to protect important intellectual property, we could incur significant expenses and be prevented from offering specific products, and we may lose prospective sales to competitors.

     12. International Business Risks. Our financial condition and results of operations may be adversely affected by international business risks, including currency exchange rate fluctuation, inflation, import and export controls, exchange controls and other business factors in foreign countries that may complicate BSIS operations, including the fact that the protection of copyrights and other intellectual property is difficult to achieve under the laws of certain foreign countries.

     13. Sales of Company Stock in the Market Before and After the Closing May Adversely Impact this Market. The market price of the Company's Common Stock could decline as a result of sales of shares by the Company's existing stockholders before or after the Closing under the Acquisition Agreement, including sales by trustees under the Company's Employee Stock Ownership Plan, (which will be terminated in connection with the Closing) and sales by trustees of the Company's other employee benefit plans (or of employees benefit plans of Hexagon which receive shares of stock of the Company previously held in accounts under the Company's other employee benefit plans), or sales by Metrology Business employees or other former employees of the Company having accounts under these other plans, could further adversely affect the market price for the Company's stock. Approximately ____ shares of Company Common Stock were held under the ESOP and approximately ______ shares were held under the Company's other employee benefit plans at __________, 2001.

     14. Possible DeListing of Company Stock by NYSE. Although we expect, based on informal discussions with representatives of the New York Stock Exchange, the Company's Common Stock to continue to be listed on the New York Stock Exchange, it is possible that future results of the Company (which will be engaged only in the software business conducted by BSIS or future discussions with the NYSE), may lead to delisting of the Company's stock by the New York Stock Exchange, in which event the Company may not be able to have its shares quoted on another stock exchange. Consequently, an active trading market for the Company's shares may not be sustained following the Closing under the Acquisition Agreement.

     15. Change in Capital Structure After the Closing. Other than the reduction in par value per share of the Common Stock, and the amount distributed in the contemplated distribution to stockholders, there will be no change in the equity of the Company. The proposed sale to Hexagon and related transactions and the related Distribution to Stockholders will not affect the number of outstanding shares of Common Stock of the Company; however, the Board of Directors may, after the Closing, depending on developments with BSIS and other factors, decide to recommend some change in the capital structure, which may include consideration of a "reverse stock split" pursuant to a further amendment of the Certificate of Incorporation requiring stockholders approval in the future.

                              REGULATORY APPROVALS

     We are not aware of any governmental or regulatory approvals required in connection with the proposed sale other than compliance with applicable securities laws, and expiration or early termination of the applicable thirty day waiting period under Hart-Scott-Rodino Act of 1976, as amended and the Act Against Restraints of Competition of the Federal Republic of Germany. On January __, 2001, Brown & Sharpe and Hexagon made the required filings under the HSR Act.

                       REFERENCE TO FINANCIAL STATEMENTS

     For more information please refer to Financial Statements filed with the SEC in the Company's 10-K for the year ended December 31, 1999 and the Company's 10-Qs, for the three months ended March 31, 2000, six months ended June 30, 2000 and nine months ended September 30, 2000. You can obtain copies of such documents at the SEC's website at www.sec.gov or you can contact us at (401) 886-2000. You are encouraged to read such documents in their entirety.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

I.   Security Ownership of Certain Beneficial Owners

     Set forth below, as of [March 2, 2000, numbers need to be updated by Company] are the persons or groups known to the Company who beneficially own, under the applicable rules and regulations of the Securities and Exchange Commission, more than 5% of any class of the Company's voting securities.

                                                Amount and Nature
                                             of Beneficial Ownership
                                             ------------------------
                                                                                                Percent of
             Name and Address               Title of Class                        Percent        Combined
           of Beneficial Owner              of Common Stock   Direct    Indirect  of Class     Voting Power
           -------------------              ---------------   ------    --------  --------     ------------
Fiduciary Trust Company                         Class A        168,196        --       1.2          3.9
Two World Trade Center                          Class B         56,064        --      11.1
New York, NY  10048-0074
Henry D. Sharpe, Jr. (2)                        Class A        476,766     7,200       3.6         11.4
Pojac Point, RFD No. 2                          Class B        158,920     2,400      32.0
North Kingstown, RI  02852
Frank T. Curtin (3)                             Class A        920,465        --       6.9         14.1
c/o Brown & Sharpe Manufacturing Company        Class B        166,063        --      32.9
Precision Park
200 Frenchtown Road
N. Kingstown, RI  02852-1700
Edward D. DiLuigi (3)                           Class A        697,986        --       5.2         13.0
c/o Brown & Sharpe Manufacturing Company        Class B        169,332        --      33.6
Precision Park
200 Frenchtown Road
N. Kingstown, RI  02852-1700
Andrew C. Genor (3)                             Class A        660,465        --       4.9         12.6
c/o Brown & Sharpe Manufacturing Company        Class B        166,063        --      32.9
Precision Park
200 Frenchtown Road
N. Kingstown, RI  02852-1700
Putnam Fiduciary Trust(4) Company               Class A        409,893        --       3.0          5.1
859 Williard Street                             Class B         52,744        --      10.4
Quincy, MA  02169

David L. Babson (5) & Co., Inc.                 Class A      1,009,500        --       7.5          5.5
One Memorial Dirve                              Class B             --        --        --
Cambridge, MA  02141-1300
Merill Lynch & Co., Inc. (6)                    Class A      1,276,200        --       9.6          6.9
On behalf of Merrill Lynch Asset                Class B             --        --        --
Management Group
World Financial Center
North Tower
250 Vesey Street
New York, NY  10381
Merrill Lynch Special Value Fund, Inc. (6)      Class A        846,900        --       7.0          5.1
800 Scudders Mill Road                          Class B             --         -        --
Plainsboro, NJ 08536
Dimensional Fund (7) Advisors Inc.              Class A        939,174        --       7.0          5.1
1299 Ocean Avenue                               Class B             --        --        --
11/th/ Floor
Santa Monica, CA  90401

(1) Fiduciary Trust Company International, a bank, by virtue of various investment management contracts and trust agreements with members of the Sharpe family, including Henry D. Sharpe, III, a Director, holds the shares of Class A and Class B Stock in the Table. See Footnote (2) below.

(2) Various members of Henry D. Sharpe, Jr.'s family beneficially own an aggregate of 645,286 shares of common stock of the Company comprised of 483,966 shares of Class A Stock and 161,320 shares of Class Stock of the Company. These holdings amount to 3.6% and 32.0%, respectively, of each class of stock and represent 11.4% of the combined voting power of the Class A Stock and Class B Stock. The table includes (a) an aggregate of 168,076 shares of Class A Stock and 56,024 shares of Class B Stock held by Henry D. Sharpe, Jr.'s wife and children, including Henry D. Sharpe, III, a Director of the Company, and by trusts, of which they are beneficiaries under agreements with Fiduciary Trust Company International and under which they each have sole voting and dispositive power with respect to their shares and with respect to which Mr. Sharpe, Jr. disclaims beneficial ownership; (b) 120 shares of Class A Stock and 40 shares of Class B Stock held by the Sharpe Family Foundation, a charitable foundation, held by Fiduciary Trust Company International with whom Mr. Sharpe, Jr. shares voting power and with respect to which beneficial ownership is disclaimed;
     (c) 7,200 shares of Class A Stock and 2,400 shares of Class B Stock as to which Henry D. Sharpe, Jr. has neither voting nor dispositive power but as to which he is a beneficiary under a trust established under the will of Henry D. Sharpe, Sr.; and (d) 308,570 shares of Class A Stock and 102,856 shares of Class B Stock held by Fiduciary Trust Company International as to which Henry D. Sharpe, Jr. has sole voting and dispositive power.

(3) Messrs. Curtin, DiLuigi, and Genor are Executive Officers of the Company and serve as co-Trustees of the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (the "ESOP"). The Table includes (i) 660,465 shares of Class A Stock and 166,063 shares of Class B Stock held by the ESOP, which are deemed to be beneficially owned by each of the foregoing persons, but as to all of which ESOP shares, except, with respect to their own vested shares of Class A Stock and Class B Stock in such plan, they disclaim beneficial ownership; and (ii) shares of Class A Stock issuable upon exercise of stock options held by such Executive Officers. (See II. Security Ownership of Management Footnote (3) and Aggregated Options Table.)

(4) Putnam Fiduciary Trust Company acts as Trustee of the Brown & Sharpe Savings and Retirement Plan and the Brown & Sharpe Savings and Retirement Plan for Management Employees (together referred to as the "SARP"), substantially similar tax qualified 401-K savings plans covering the Company's U.S. employees, and in that capacity shares voting power with respect to the shares of Class A Stock and Class B Stock with and subject to direction from participants in the SARP as to all of which shares Putnam disclaims beneficial ownership.

(5) David L. Babson & Co. Inc., an investment advisor, holds the reported shares for the benefit of its clients and has sole voting and dispositive power with respect to such shares.

(6) Merrill Lynch & Co. Inc. is a parent holding company and Merrill Lynch Special Value Fund, Inc. is a subsidiary of such company, and such companies, as registered investment advisors, share voting and dispositive control over such shares with certain clients.

(7) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has sole voting and dispositive control over such shares and is deemed to have beneficial ownership of the reported shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

II.     Security Ownership of Management

     The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company's Class A Stock and Class B Stock as of [March 2, 2000: numbers need to be updated by Company] by the Directors and Nominees and the named Executive Officers included in the Summary Compensation Table and all Directors and Executive Officers as a group.

                                                Amount and Nature
                                             of Beneficial Ownership
                                             -----------------------
                                                                                                       Percent of
     Name and Address         Title of Class of                                       Percent           Combined
   of Beneficial Owner          Common Stock          Direct        Indirect         of Class         Voting Power
   -------------------          ------------          ------        --------         --------         ------------
                                   Class A            920,465             --              6.9             14.1
Frank T. Curtin (1)                Class B            166,063             --             32.9
                                   Class A             55,145          2,400                *              1.3
Henry D. Sharpe, III (2)           Class B             18,381            800              3.6
                                   Class A
John M. Nelson                     Class B              6,553             --                *                *
                                   Class A              1,000             --                *
Howard K. Fuguet                   Class B                 --             --               --                *
                                   Class A               8,00             --                *
Russell A. Boss                    Class B                 --             --               --                *
                                   Class A                705             --                *
Paul R. Tregurtha                  Class B                 13             --                *                *
                                   Class A              7,000             --                *
Harry A. Hammerly                  Class B                 --             --               --                *
                                   Class A              5,000             --                                 *
J. Robert Held                     Class B                 --             --              *--
                                   Class A              2,000             --                *
Roger E. Levien                    Class B                 --             --               --                *
                                   Class A                 --             --               --               --
Richard A. Donnelly                Class B                 --             --               --               --
                                   Class A                 --             --               --               --
Kenneth N. Kermes                  Class B                 --             --               --               --
                                   Class A             98,725                               *
Charles A. Junkunc                 Class B                685             --               --                *
                                   Class A             60,778                               *
Philip James                       Class B                921             --               --                *
                                   Class A             70,000             --                *
Antonio Aparicio                   Class B                 --             --               --                *

                                   Class A         660,465        --       4.9
Andrew C. Genor (1)                Class B         166,063        --      32.9     12.6
                                   Class A         697,986        --       5.2
Edward D. DiLuigi (1)              Class B         169,332        --      33.6     13.0
All Directors, Nominees
and Executive Officers             Class A       1,750,597     2,400      13.1
as a Group 19 persons) (3)         Class B         329,823       800      65.6     27.5
Less than one percent (1%)

(1)       See Footnote (3) I. Security Ownership of Certain Beneficial Owners.

(2)       See Footnote (2) I. Security Ownership of Certain Beneficial Owners.

(3)       With respect to Executive Officers who are not Directors, includes
          (i) 133,500 shares of Class A Stock as to which four of the named Executive Officers have sole voting and investment power; (ii) 38,644 vested shares of Class A Stock and 6,876 vested shares of Class B Stock in the aggregate as to which certain Executive Officers have shared voting power as participants in the SARP and ESOP; and (iii) for Messrs. Curtin, Junkunc, Aparicio, and DiLuigi includes 200,000, 65,000, 58,000, and 15,000 shares, respectively, of Class A Stock and 57,500 shares of Class A stock for three other Executive Officers, which are subject to stock options presently exercisable or exercisable within sixty (60) days of the expected March 31, 2000 date of mailing of this Proxy Statement, granted to such Executive Officers pursuant to the Company's 1989 Equity Incentive Plan. (See Options and SAR Table under the heading "Executive Compensation".)

                                  PROPOSAL 2
                  AMENDMENT TO THE ARTICLES OF INCORPORATION
                      TO  CHANGE THE COMPANY'S NAME FROM
            BROWN & SHARPE MANUFACTURING COMPANY TO ______________

                                  NAME CHANGE

          On _______, 2001, our Board of Directors unanimously approved the Amendment to the Certificate of Incorporation to change the name of Brown & Sharpe to "___________________." or such other name as our Board of Directors may decide, and recommended that the Amendment be submitted to stockholders for approval, so that we can fulfill our obligation under the Acquisition Agreement to sell and assign the name "Brown & Sharpe Manufacturing Company" to Hexagon.

          Vote Required. A majority vote of the entitled votes of the shares of Brown & Sharpe Class A Common Stock and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve
Proposal 2.

                                  PROPOSAL 3

                   AMENDMENT TO ARTICLES OF INCORPORATION TO
              REDUCE PAR VALUE PER SHARE OF CLASS A COMMON STOCK

          General. On ______________, 2001, the Board of Directors unanimously voted to approve amendments to the Company's Certificate of Incorporation to reduce the par value per share of its Class A Common Stock and its Class B Common Stock from $1.00 to $0.01 per share, and to submit such amendments to the Company's shareholders with the Board's recommendation that they be approved. The proposed amendments are attached as Annex C. Approval of the Amendments will permit the Company to reduce the amount required to be allocated to capital when it issues any shares of Class A Common Stock or Class B Common Stock, as the case may be, in the future and will also permit the Board of Directors, following the effectiveness of such Amendments, to review the Company's liabilities and financial position and vote at that time to transfer from stated capital to surplus (capital surplus in this case) an amount equal to the difference between $1.00 and $0.01 times the number of previously issued shares of Class A Common Stock and Class B Common Stock.

     Under the present provisions of the Delaware General Corporation Law, the par value of shares determines the amount of a corporation's stated capital, but, as a general matter, stated capital has little practical significance. However, Section 170 of the Delaware General Corporation Law provides, in relevant part, that the directors may pay dividends out of surplus as defined and not out of capital. A reduction in par value per share and a later decision by the Board of Directors to make such transfers from capital to capital surplus will increase the amount of surplus by the amount of $0.99 times the number of issued shares of Common Stock. Such transfers may be appropriate, depending on other relevant factors, to reduce the risk that the amount of the distribution to stockholders contemplated by Proposal 1 would have to be cut back as a result of the limitations of Section 170 of the Delaware General Corporation Law.

     The proposed Amendments reducing the par value per share of the Company's Common Stock will have no effect on the value of such stock or the number of authorized, issued or outstanding shares of stock.

     Vote Required. A majority vote of the entitled votes of the Class A Common Stock outstanding on the record date and a majority vote of the entitled votes of the shares of Class A and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve Proposal 3: the reduction in the par value per share of the Class A Common Stock.

     Recommendation. The Board of Directors recommends that the stockholders vote FOR approval of the proposed amendment to the Articles of Incorporation under this Proposal 3, reducing the par value per share of the Company's Class A Common Stock.

                                  PROPOSAL 4

          AMENDMENT TO ARTICLES OF INCORPORATION TO REDUCE PAR VALUE
                       PER SHARE OF CLASS B COMMON STOCK

     General. See "General" above under Proposal 3 which discusses the reduction in the par value per share of the Class A Common Stock and the Class B Common Stock.

     Vote Required. A majority vote of the entitled votes of the Class B Common Stock outstanding on the record date and a majority vote of the entitled votes of the shares of Class A and Class B Common Stock outstanding on the record date, voting together as a single class, is required to approve Proposal 4: the reduction in the par value per share of the Class B Common Stock.

     Recommendation. The Board of Directors recommends that the stockholders vote FOR approval of the proposed amendment to the Articles of Incorporation under this Proposal 4, reducing the par value per share of the Company's Class B Common Stock.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and request copies of our reports, proxy statements and other information filed by us at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N. W., Room 1024, Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the SEC's Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain a copy of such material from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N. W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our reports, proxy statements and other information can also be inspected and copied at the offices of The New York Stock Exchange, 11 Wall Street, New York, New York 10005 or be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                     BROWN & SHARPE MANUFACTURING COMPANY

              PROXY CARD FOR SPECIAL MEETING _____________, 2001

     The undersigned hereby appoints ___________ and __________ or any one of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Brown & Sharpe Manufacturing Company, a Delaware corporation (the "Company"), to be held at ____________________, at _______[10:00] a.m. local time on
_________________, 2001, and at any adjournment or adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all of the powers the undersigned would possess if personally present at such meeting.

1. To approve and adopt the Acquisition Agreement and the related transactions and related distribution to stockholders contemplated therein.

[_] FOR             [_] AGAINST         [_] ABSTAIN

2. To approve an Amendment to the Certificate of Incorporation to change the name of the Company.

[_] FOR             [_] AGAINST         [_] ABSTAIN

3. To approve an Amendment to the Certificate of Incorporation to reduce par value per share of Class A Common Stock.

[_] FOR             [_] AGAINST         [_] ABSTAIN

4. To approve an Amendment to the Certificate of Incorporation to reduce par value per share of Class B Common Stock.

[_] FOR             [_] AGAINST         [_] ABSTAIN

5. Such other business as may properly come before the meeting or any adjournment thereof.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE APPROVAL OF THE FOREGOING PROPOSALS.

     This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted for the above Proposals.

Date:____________________          Signature:_______________________

                                   Signature:_______________________

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                         Annex A
                                                                         -------

                             ACQUISITION AGREEMENT


                                    BETWEEN


                                  HEXAGON AB


                                      AND


                     BROWN & SHARPE MANUFACTURING COMPANY


                               November 16, 2000

                             ACQUISITION AGREEMENT

     This Acquisition Agreement (the "Agreement") is made as of November 16,
                                      ---------
2000, by and between HEXAGON AB, a limited liability company existing under the laws of Sweden ("Buyer"), on behalf of itself and any of its Affiliates to which
                 -----
it assigns its rights and obligations hereunder pursuant to Section 10.4, and BROWN & SHARPE MANUFACTURING COMPANY, a Delaware, U.S.A. corporation ("Seller").
                                                                       ------
Buyer and Seller are referred to collectively herein as the "Parties."
                                                             -------

     This Agreement contemplates a transaction in which Buyer will, in consideration of the Purchase Price (as hereinafter defined), acquire the Metrology Stock and the Metrology Assets (each as hereinafter defined) and will assume the Metrology Liabilities (as hereinafter defined).

     Now, therefore, in consideration of these premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1    Definitions.
     -----------

     "1999 Year End Balance Sheet" has the meaning set forth in Section 3.9(a).

     "Acquisition Proposal" has the meaning set forth in Section 5.8.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Aftermarket Services" means Brown & Sharpe Aftermarket Services, Inc., a Delaware corporation that owns 30% of the outstanding capital stock of WAI.

     "Agreement" has the meaning set forth in the preamble.

     "Alternative Transaction" has the meaning set forth in Section 9.1(d).

     "Auditor" has the meaning set forth in Section 2.4(b).

     "Bank and Insurance Company Debt" means all Indebtedness (including all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses relating thereto) of Seller and the Transferred Companies under that certain Credit Agreement dated as of November 10, 1997 between Seller, certain lenders and The Chase Manhattan Bank, as amended, and that certain Note Agreement dated November 10, 1997 between Seller and certain lenders, as amended.

     "BSICC" means Brown & Sharpe International Capital Corporation, a Delaware corporation and wholly-owned subsidiary of Seller.

     "BSIS" means BSIS, Inc., a Delaware corporation.

     "BSIS Stock Purchase Agreement" has the meaning set forth in Section 5.16.

     "BSIS Stockholders' Agreement" has the meaning set forth in Section 5.16.

     "Buyer" has the meaning set forth in the preamble.

     "Buyer Affiliate" means any Affiliate of Buyer now or hereafter formed, the obligations of which are guaranteed (by a guarantee of payment and performance) by Buyer in form and substance satisfactory to Seller.

     "Buyer Employee" has the meaning set forth in Section 5.5(a).

     "Buyer Indemnitees" has the meaning set forth in Section 8.2.

     "Buyer Lease" has the meaning set forth in Section 7.1.

     "Buyer Required Approvals" has the meaning set forth in Section 4.6.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Metrology Unaudited Financial Statements.

     "Cash Amount" has the meaning set forth in Section 2.4(b).

     "Closing" has the meaning set forth in Section 2.6.

     "Closing Date" has the meaning set forth in Section 2.6.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Comparable Benefit Plan" has the meaning set forth in Section 5.5(c).

     "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

     "Consolidated Audited Financial Statements" has the meaning set forth in
Section 3.9(a).

     "Consolidated Unaudited Balance Sheet" has the meaning set forth in Section 3.9(b).

     "Consolidated Unaudited Financial Statements" has the meaning set forth in
Section 3.9(b).

     "Copyrights" means all copyrights and registrations thereof, including but not limited to computer software and related documentation, product brochures and training materials.

     "Dispute" means any opposition, interference, reexamination, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, decree and any other dispute, disagreement or claim involving the Metrology Intellectual Property.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation plan or retirement plan or arrangement which is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multiemployer plan as defined in ERISA Section 3(37)); or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Environmental Law" means any Law relating to pollution, or protection or cleanup of the environment and to human health and safety, including, without limitation, any Law relating to Releases or threatened Releases of Hazardous Substances into the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any person who is in the same controlled group of corporations or who is under common control with Seller (within the meaning of Section 414 of the Code).

     "Estimated Cash Amount" has the meaning set forth in Section 2.4(a).

     "Excluded Assets" means (a) the outstanding capital stock and all assets of the Retained Subsidiaries (other than the XactMeasure legacy derivatives (e.g. XactQuindos, Chorus X, MM4X, Tutor X) of BSIS, which shall be transferred by BSIS to Seller prior to Closing, shall constitute Metrology Assets and shall thereafter be subject to the provisions of the BSIS Stockholders' Agreement);
(b) the real property owned by Seller that is located in North Kingstown, Rhode Island, U.S.A. known as Precision Park; (c) subject to the provisions of Section
5.12 of this Agreement, the real estate owned by Brown & Sharpe Group Ltd. that is located at Heathrow Airport, London, England and operated as a gravel pit; and (d) the assets set forth on Schedule 1-A hereto and the WAI Stock (if the
                                ------------
WAI Stockholders exercise the "Right of First Refusal" described in Section 5.16 and purchase the WAI stock).

     "Excluded Liabilities" means (a) Liabilities of the Retained Entities to the extent relating to the Excluded Assets; (b) Liabilities set forth on
Schedule 1-B; and (c) Liabilities for any Taxes payable by or attributable to any Retained Entity.

     "Fee" has the meaning set forth in Section 9.2(b).

     "GAAP" means United States generally accepted accounting principles as in effect at the time of the preparation of the Consolidated Audited Financial Statements, Consolidated Unaudited Financial Statements or Metrology Unaudited Financial Statements, as applicable.

     "Governmental Approval" means any Consent of, with or to any Governmental Entity.

     "Governmental Entity" means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States or any foreign country, any State of the United States or any foreign country, or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Substance" means any substance that: (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials; (b) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or
                                                             ---------------
"hazardous substance" thereunder; or (c) is toxic, explosive, corrosive,
 -------------------
flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Entity or Environmental Law.

     "Heathrow Property" has the meaning set forth in Section 5.12.

     "Income Tax" means any income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits or windfall profits Tax or other similar Tax, including any interest, penalties or additions attributable thereto.

     "Income Tax Returns" means Tax Returns in respect of Income Tax.

     "Indebtedness" means (a) any indebtedness for borrowed money; (b) any obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instrument; (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (d) notes payable and drafts accepted representing extensions of credit; and (e) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligations of the type described in the foregoing clauses (a) through (d) to the extent secured by any Lien on any property or asset owned or held by any of the Transferred Companies or on any Metrology Assets.

     "Indemnified Losses" has the meaning set forth in Section 8.6.

     "Indemnified Party" has the meanings set forth in Sections 8.5 and 8.6.

     "Indemnifying Party" has the meanings set forth in Sections 8.5 and 8.6.

     "Intellectual Property" means Patents, Copyrights, Trademarks, trade secrets, Internet domain names, proprietary technology, product specifications, confidential business information, processes, inventions, works of authorship, databases, semiconductor chip/mask work rights, designs, slogans, packaged designs, product designs, other design (model) rights, formulae and know-how, intellectual property rights similar to any of the foregoing, copies and tangible embodiments thereof in any form or media (including electronic media) and licenses of any of the foregoing.

     "June 30 Metrology Unaudited Balance Sheet" means the balance sheet contained within the Metrology Unaudited Financial Statements.

     "Knowledge of Seller" means the best knowledge of any officer of Seller after due inquiry, where applicable, of the chief officer in charge of, respectively, the Metrology Business in the United Kingdom, Germany, Italy, Switzerland and the United States.

     "Law" means all applicable provisions of all (a) constitutions, treaties,
                                                   -
statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Entity, (b) Governmental Approvals and (c) orders,
                                       -                              -
decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Entity.

     "Leases" has the meaning set forth in Section 3.12.

     "Liability" means any liability, commitment or obligation (whether known or unknown, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due).

     "Lien" means any mortgage, pledge, lien, security interest, charge, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease) or other adverse claim of any kind.

     "Litigation" means any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory or otherwise, in law or in equity, by or before any Governmental Entity.

     "Losses" has the meaning set forth in Section 8.2.

     "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), assets, liabilities or operating profit of the Metrology Business, taken as a whole. For purposes of this definition, the parties acknowledge that the Metrology Business typically does less well in terms of operating profit/loss in any interim portion of a quarter than in such quarter as a whole and that the results of the Metrology Business in terms of operating profit/loss are significantly strongest in the fourth quarter.

     "Metrology Assets" means all assets, properties and rights of Seller of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired as the same may exist on the Closing Date, other than the Metrology Stock and the Excluded Assets.

     "Metrology Business" means the Measuring Systems, Precision Measuring Instruments and Custom Metrology businesses as conducted by the Transferred Companies and Seller using the Metrology Assets, and does not include the Excluded Assets or the Excluded Liabilities.

     "Metrology Intellectual Property" means the entire right, title and interest in and to all Intellectual Property rights of every kind and nature and owned, held for use or under development by Seller or the Transferred Companies, all applications therefor and registrations thereof, all goodwill associated therewith, and any licenses or agreements granting rights related thereto or to a third party's Intellectual Property, including, without limitation, all Intellectual Property identified on Schedule 3.13, provided, however, that
                                    -------------  --------  -------
Metrology Intellectual Property shall exclude Seller Retained Intellectual Property.

     "Metrology Liabilities" means all Liabilities of Seller and the Transferred Companies, other than the Excluded Liabilities.

     "Metrology Stock" means the number and percentage of shares of outstanding capital stock set forth on Schedule 1-C of BSICC, Brown & Sharpe DEA S.p.A.,
                           ------------
BSP, Inc., Brown & Sharpe Foreign Sales Corp., Brown & Sharpe Finance Company, Borel & Dunner, Inc., Qingdao Brown & Sharpe Qianshao Trading Company Limited, Qingdao Brown & Sharpe Qianshao Technology Company Limited and Aftermarket Services (subject to Section 5.16).

     "Metrology Unaudited Financial Statements" has the meaning set forth in
Section 3.9(c).

     "Party" has the meaning set forth in the preamble.

     "Patents" means any patents, patent applications and patent disclosures awaiting filing determination (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof).

     "Permitted Lien" means (a) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due or is being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the June 30 Metrology

Unaudited Balance Sheet; (b) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not materially adversely impair the use of such property in the Metrology Business as currently conducted; (c) statutory or common law liens to secure landlords, lessors or rents under leases or rental agreements to the extent such liens are confined to the premises rented and to the extent that no payment or performance under any such lease or rental agreement is in arrears;
(d) purchase money liens and liens securing rental payments under capital lease arrangements; (e) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations;
(f) statutory or common law liens incurred in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due; (g) liens for judgments being appealed in good faith or not exceeding $500,000 in the aggregate; and (h) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, a Governmental Entity or other entity.

     "Purchased Assets" means, collectively, the Metrology Assets and the assets, properties and rights of the Transferred Companies as the same exist on the Closing Date.

     "Purchase Price" has the meaning set forth in Section 2.3.

     "Real Property" has the meaning set forth in Section 3.12.

     "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

     "Replacement Welfare Plans" has the meaning set forth in Section 5.5(c).

     "Retained Entities" means Seller and the Retained Subsidiaries.

     "Retained Subsidiaries" means BSIS and Brown & Sharpe Surface Inspection Systems Inc., a Delaware corporation (and its subsidiaries).

     "Right of First Refusal" has the meaning set forth in Section 5.16.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Seller" has the meaning set forth in the preamble.

     "Seller Indemnitees" has the meaning set forth in Section 8.4.

     "Seller Required Approvals" has the meaning set forth in Section 3.19.

     "Seller Retained Intellectual Property" means the entire right, title and interest of the Retained Subsidiaries in and to all Intellectual Property rights of every kind and nature, all applications therefore and registrations thereof, all goodwill associated therewith, and any licenses or agreements related to the foregoing or to a third party's Intellectual Property, and all Intellectual Property of Seller that constitutes an Excluded Asset.

     "Subsidiary" means any corporation with respect to which a specified Person directly or indirectly owns a majority of the common stock, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or otherwise controls the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including, but not limited to, income, excise, property, sales, value added, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

     "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any authority with respect to Taxes.

     "Third Party" has the meaning set forth in Section 9.1(d).

     "Third Party Claim" has the meaning set forth in Section 8.5

     "Trademarks" means any trademarks, service marks, trade dress, trade names, business and product names and logos, and registrations and applications for registration thereof together with all translations, adaptations, and combinations thereof.

     "Transferred Companies" means the companies designated as such on Schedule
                                                                       --------
3.8, which exclude Seller and the Retained Subsidiaries.
---

     "WAI" means Wilcox Associates Inc., a Delaware corporation.

     "WAI Purchase Price" has the meaning set forth in Section 5.16.

     "WAI Stockholders" means William Wilcox and Mark Cluff.

     "WARN Act" has the meaning set forth in Section 5.5(e).

2    Acquisition of Metrology Stock and Metrology Assets by Buyer Affiliates.
     -----------------------------------------------------------------------

     2.1 Purchase and Sale. Seller agrees to sell and transfer to Buyer or the
         -----------------
applicable Buyer Affiliate, and Buyer agrees to acquire, and to cause the Buyer Affiliates to acquire, from Seller at the Closing, subject to and upon the terms and conditions contained herein, (a) the Metrology Stock free and clear of any Lien and (b) the Metrology Assets free and clear of any Liens other than Permitted Liens.

     2.2 Assumption of Liabilities. On the terms and subject to the conditions
         -------------------------
set forth herein, from and after the Closing, Buyer or the applicable Buyer Affiliate will assume and satisfy or perform when due the Metrology Liabilities, and Seller will assume and satisfy or perform when due the Excluded Liabilities.

     2.3 Purchase Price. In consideration of the sale and transfer of the
         --------------
Metrology Stock and the Metrology Assets by Seller to Buyer, at the Closing Buyer agrees to pay, or cause Buyer Affiliates to pay, an aggregate amount (the "Purchase Price") equal to $160,000,000 plus or minus the Estimated Cash Amount
 --------------                         -------------
plus any supplemental amount which may be payable for the Heathrow Property
----
pursuant to Section 5.12 plus the Metrology Business Operating Profit Contingent Payment (to the extent it has been determined as of the Closing Date) minus the
                                                                      -----
WAI Purchase Price, if any, paid by the WAI Stockholders upon exercise of the Right of First Refusal described in Section 5.16. The Purchase Price shall be payable at the Closing (i) by wire transfer of immediately available funds, to such accounts as the holders of the Bank and Insurance Company Debt may specify to Buyer at least three business days prior to the Closing, of payment in full of the outstanding Bank and Insurance Company Debt and (ii) by wire transfer of immediately available funds, to such account or accounts as Seller may specify to Buyer at least three business days prior to the Closing, of the balance of the Purchase Price.

2.4  Determination of Cash Amount.
     ----------------------------

     (a) Estimated Cash Amount. Seller will deliver to Buyer, on or prior to the
         ---------------------
third business day preceding the scheduled Closing Date, an estimate of the Cash Amount to be calculated pursuant to Section 2.4(b) below. The amount of such estimate is referred to in this Agreement as the "Estimated Cash Amount".
                                                  ---------------------

     (b) Determination of Cash Amount. As promptly as practicable, and in any
         ----------------------------
event within 30 days of the Closing, Buyer and Seller shall jointly prepare or cause to be prepared a written statement calculating the amount of Cash held by the Transferred Companies as of the Closing calculated in a manner reasonably satisfactory to Buyer minus the amount of Indebtedness of the Transferred
                      -----
Companies as of the Closing (giving effect to the payment of the Bank and Insurance Company Debt pursuant to Section 2.3) (the "Cash Amount"). If Buyer
                                                      -----------
and Seller cannot agree on the calculation of the Cash Amount within 30 days after the Closing, either Party may submit the dispute to a "Big Five" accounting firm selected upon mutual agreement of the Parties (the "Auditor"), for resolution within 30 days or as
                               -------
soon thereafter as reasonably practicable. The Auditor shall determine the amount of the Cash Amount, and the decision by the Auditor shall be final and binding on the Parties. The costs and expenses of the Auditor shall be paid equally by Buyer and Seller. Buyer and Seller shall make available to the Auditor all relevant books and records relating to the determination of the Cash Amount, and all other information reasonably requested by the Auditor.

     (c) Adjustment to Purchase Price. Upon final determination of the Cash
         ----------------------------
Amount, either by agreement between Buyer and Seller or determination in accordance with Section 2.4(b): (i) if the Cash Amount exceeds the Estimated Cash Amount, the Purchase Price shall be increased by the amount of such excess; and (ii) if the Cash Amount is less than the Estimated Cash Amount, the Purchase Price shall be decreased by the amount of such shortfall. Within ten business days after the final determination of the Cash Amount, Buyer (in the case of any increase in the Purchase Price) or Seller (in the case of any decrease in the Purchase Price) shall pay to the other an amount equal to the amount of such increase or decrease.

2.5  Metrology Business Operating Profit Contingent Payment.
     ------------------------------------------------------

     (a) As soon as reasonably practicable following the receipt of its audited financial statements for the year ended December 31, 2000, Seller shall cause to be prepared and delivered to Buyer a draft statement of the Business Operating Profit of the Metrology Business for the year ended December 31, 2000, adjusted as follows (the "Metrology Adjusted Business Operating Profit Statement"): (i)
                 ------------------------------------------------------
all effects of Staff Accounting Bulletin No. 101 shall be disregarded; (ii) all income or gains and expenses or losses attributable to the Excluded Assets or the Excluded Liabilities shall be excluded; (iii) all accruals for royalty payments made or to be made by Seller or any of its Affiliates to WAI shall be included; and (iv) the sum of $8.5 million shall be deducted as the agreed amount of corporate expenses not allocable to the Metrology Business. All calculations to be made pursuant to the preceding sentence shall be done in accordance with GAAP consistent with Seller's past practice in connection with the preparation of the Metrology Business Operating Profit as set out on the Metrology Business Operating Profit Statement for the six months ended June 30, 2000, a form of which is attached as Exhibit A (collectively the "Existing
                                     ---------                    --------
Company Practice"). For avoidance of doubt it is agreed that changes in the
----------------
restructuring reserves during the period are not included in the calculation of Metrology Business Operating Profit.

     If Buyer shall have any objections to the draft Metrology Adjusted Business Operating Profit Statement, it will deliver a written notice describing in detail its objections to Seller within 15 days after receiving the draft Metrology Adjusted Business Operating Profit Statement. The sole permissible grounds for objection shall be inconsistency with the terms of this Agreement or Existing Company Practice, or computational errors.

     Buyer and Seller will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within 15 days after Seller has received the notice of such objections, the Auditor will resolve any remaining such objections. The Auditor shall, upon a review of the draft Metrology Adjusted Business Operating Profit Statement and consideration of

Buyer's objections thereto, resolve any such objections that have not been resolved by Buyer and Seller and revise the draft Metrology Adjusted Business Operating Profit Statement (which, as so revised shall constitute the Final Metrology Adjusted Business Operating Profit Statement (the "Final Adjusted
                                                             --------------
Metrology Business Operating Profit Statement")), determine the Metrology
---------------------------------------------
Adjusted Business Operating Profit Contingent Payment, and communicate the foregoing to Buyer and Seller in writing, not later than 15 days following the date of its receipt of such dispute. Buyer and Seller shall share equally in the payment of all fees of the Auditor incurred in the resolution of such objections.

     (b) If Buyer and Seller resolve all such objections, if any, without resort to the Auditor, Seller will, within five days of such resolution, cause the draft Metrology Adjusted Business Operating Profit Statement to be revised as appropriate to reflect such resolution (as agreed upon by the parties) and deliver it to Buyer. Such revised Adjusted Metrology Business Operating Profit Statement (or the draft Metrology Adjusted Business Operating Profit Statement prepared by Seller, if Buyer does not object thereto in accordance with Section 2.5(a)) shall constitute the Final Adjusted Metrology Business Operating Profit Statement. The Final Adjusted Metrology Business Operating Profit Statement as determined under Sections 2.5(a) or (b) shall be conclusive and binding upon the parties hereto.

     (c) If the Adjusted Metrology Business Operating Profit shown on the Final Adjusted Metrology Business Operating Profit Statement (the "Final Adjusted
                                                             --------------
Metrology Business Operating Profit") is equal to or less than $15 million,
-----------------------------------
there shall be no adjustment to the Purchase Price pursuant to this Section 2.5. If the Final Adjusted Metrology Business Operating Profit is equal to or greater than $17 million and equal to or less than $20 million, the Purchase Price shall be increased by $10 million. If the Final Adjusted Metrology Business Operating Profit is equal to or greater than $22 million, the Purchase Price shall be increased by $20 million. If the Final Adjusted Metrology Business Operating Profit is greater than $15 million but less than $17 million, the Purchase Price shall be increased by an amount equal to the product of (i) five multiplied by
                                                                 -------------
(ii) the difference between the Final Adjusted Metrology Business Operating Profit and $15 million. If the Final Adjusted Metrology Business Operating Profit is greater than $20 million but less than $22 million, the Purchase Price shall be increased by an amount equal to $10 million plus the product of
                                                     ----
(x) five multiplied by (y) the difference between the Final Adjusted Metrology
         -------------
Business Operating Profit and $20 million. Any increase in the Purchase Price pursuant to this Section 2.5(c) is referred to herein as the "Metrology Business
                                                              ------------------
Operating Profit Contingent Payment." The Metrology Business Operating Profit
-----------------------------------
Contingent Payment, if any, shall be paid in cash, on the later of (A) the Closing Date or (B) within five days of the delivery of the Final Adjusted Metrology Business Operating Profit Statement.

     2.6 The Closing. Upon the terms and subject to the satisfaction of the
         -----------
conditions contained in Section 7 of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at
                                                  -------
the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 A.M. (local time) on such date as the Parties may agree, which date shall be as soon as practicable but no later than five Business Days following the date on which all of the closing conditions set forth in Section 7 have been satisfied or waived; or at such other place or time as the Parties may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."
                                                               ------------

     2.7 Deliveries at the Closing. At the Closing, (a) Seller will deliver or
         -------------------------
cause to be delivered to Buyer the various certificates, instruments, and documents referred to in Section 7.1, including without limitation the Buyer Lease, the BSIS Stock Purchase Agreement and the BSIS Stockholders' Agreement;
(b) Seller will execute and deliver to Buyer or the appropriate Buyer Affiliate:
(i) stock certificates duly endorsed (or such other instrument of transfer as may be necessary or appropriate under Law) for transfer of the Metrology Stock (including in accordance with Section 5.16 with respect to the WAI Stock); (ii) bulk bills of sale (or such other instrument of transfer as may be necessary or appropriate under Law) for the Metrology Assets which constitute personal property; (iii) general assignments of the Metrology Intellectual Property owned by Seller; (iv) a Foreign Investment in Real Property Tax Act Certification and Affidavit with respect to the sale of Metrology Assets which constitute U.S. real property; and (v) all such other instruments of assignment or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to Buyer or the appropriate Buyer Affiliate the Metrology Stock and the Metrology Assets in accordance with this Agreement; (c) Buyer and/or the appropriate Buyer Affiliates will execute, acknowledge and deliver (i) an assumption agreement of the Metrology Liabilities; and (ii) all such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Buyer to assume the Metrology Liabilities in accordance with this Agreement; (d) Buyer will deliver or cause to be delivered to Seller the various certificates, instruments and documents referred to in
Section 7.2, including without limitation the Buyer Lease, the BSIS Stock Purchase Agreement and the BSIS Stockholders' Agreement; and (e) Buyer will deliver to Seller and the designated entities the consideration specified in
Section 2.3. At any time and from time to time after the Closing, at the request of Buyer and at Seller's expense, Seller will execute and deliver or cause to be executed and delivered, such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably determine is necessary to transfer, convey and assign to Buyer or the appropriate Buyer Affiliate the Metrology Stock and the Metrology Assets, all such instruments and action to be in form and substance reasonably acceptable to Seller. At any time and from time to time after the Closing, at the request of Seller and at Buyer's expense, Buyer will execute and deliver or cause to be executed and delivered, such other instruments of assumption and confirmation and take such action as Buyer may reasonably determine is necessary to assume the Metrology Liabilities, all such instruments and action to be in form and substance reasonably acceptable to Buyer. At the Closing, Buyer or a Buyer Affiliate shall also invest $2.5 million cash for the purchase of stock of BSIS.

3    Representations and Warranties of Seller.
     ----------------------------------------

     Seller represents and warrants to Buyer as follows:

     3.1 Organization of Seller and the Transferred Companies. Each of Seller
         ----------------------------------------------------
and the Transferred Companies is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation. Copies of the charter and bylaws (or equivalent documents) of each of the Transferred Companies, in each case as in effect on the date hereof, have been made available to Buyer. Seller and each Transferred Company is qualified to do business as a foreign corporation in every jurisdiction in the United States in which it is required to be so qualified with respect to the Metrology Business except for those jurisdictions where the failure to be so qualified will not have a Material Adverse Effect. Each of Seller and the Transferred Companies has full corporate power and authority and all material Consents necessary to carry on the Metrology Business in which it is engaged and to own and use the properties owned and used by it.

     3.2 Authorization of Transaction. Seller has full corporate power and
         ----------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. Other than the approval by the holders of a majority of the issued and outstanding shares of capital stock of Seller of the transactions contemplated by this Agreement, all corporate and other actions or proceedings to be taken by or on the part of Seller to authorize and permit the execution and delivery by Seller of this Agreement and the instruments required to be executed and delivered or caused to be executed and delivered by Seller pursuant hereto, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Subject only to receiving the aforementioned approval by Seller's shareholders, Seller has taken (and has caused BSICC to take) all corporate action necessary to authorize the transfer of the Metrology Assets and the Metrology Stock.

     3.3 Noncontravention. Except as set forth on Schedule 3.3, neither the
         ----------------                         ------------
execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (with or without the giving of notice or the lapse of time or both) (a) violate any provision of the charter, by-laws or other organizational document of any of Seller or the Transferred Companies; (b) violate any Law to which any of Seller or the Transferred Companies is subject; or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate or modify, or require any notice under any agreement, contract, lease, license, instrument, indenture, note, mortgage or other arrangement to which any of Seller or the Transferred Companies is a party or by which any is bound or to which any of the assets of any such Person is subject if, in the case of clauses
(b) and (c), such violation, conflict, breach, default, acceleration or other right could reasonably be expected to have a Material Adverse Effect or to impair materially Seller's ability to consummate the transactions contemplated by this Agreement. None of Seller or the Transferred Companies is required to give any notice to, make any filing with, or obtain any Consent in order for any of them to consummate the transactions contemplated by this Agreement (including the assignments referred to in Section 2) except for the filings and Consents set forth on Schedule 3.19 and except for such filings and Consents which, if
             -------------
not made or obtained, would not reasonably be expected to have a Material Adverse Effect.

     3.4 Brokers' Fees, etc. Except as set forth on Schedule 3.4, none of Seller
         ------------------                         ------------
or any Transferred Company has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, and the consummation of the transactions contemplated hereby will not give rise to any valid claim against Buyer, any Buyer Affiliate or any Transferred Company for any brokerage or finder's commission, fee or similar compensation.

     3.5 Assets. Except as set forth on Schedule 3.5, each of Seller and the
         ------                         ------------
Transferred Companies has good title to, or a valid leasehold interest in, or legal right to use, the properties and assets used by it in the Metrology Business and shown on the June 30 Metrology Unaudited Balance Sheet, or acquired after the date thereof, free and clear of all Liens (other than Permitted Liens), other than properties and assets disposed of in the ordinary course of business since the date of the June 30 Metrology Unaudited Balance Sheet.

     3.6 Business Conveyed. Except as set forth on Schedule 3.6, the Purchased
         -----------------                         ------------
Assets include all of the assets reflected in the June 30 Metrology Unaudited Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the June 30 Metrology Unaudited Balance Sheet) and constitute all of the assets used by Seller and the Transferred Companies in the Metrology Business.

     3.7 Title to Shares. Except as set forth in Schedule 3.7, Seller owns
         ---------------                         ------------
directly or indirectly all of the outstanding shares of each Transferred Company, free and clear of any restrictions on transfer, Liens, options, equities, claims, and demands.

     3.8 Capitalization of Transferred Companies. Schedule 3.8 sets forth for
         ---------------------------------------  ------------
each of the Transferred Companies (a) its name and jurisdiction of incorporation; (b) the number of shares of authorized capital stock of each class of its capital stock; (c) the number of issued and outstanding shares of each class of its capital stock, and the names of the holders thereof. All of the issued and outstanding shares of capital stock of each Transferred Company have been duly authorized and are validly issued, fully paid, and nonassessable. There are no preemptive or similar rights on the part of any holders of any class of securities of any Transferred Company. Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any Transferred Company contingently or otherwise, to issue or sell, or caused to be issued or sold, any shares of capital stock of any class of any Transferred Company or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of any Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of any Transferred Company.

     3.9 Financial Statements. (a) Seller has furnished Buyer with the following
         --------------------
audited financial statements (collectively, the "Consolidated Audited Financial
                                                 ------------------------------
Statements"): (i) an audited consolidated balance sheet for Seller and its
----------
Subsidiaries as of December 31, 1999 (the "1999 Year End Balance Sheet"); and
                                           ---------------------------
(ii) an audited consolidated statement of operating income for Seller and its Subsidiaries for the year ended December 31, 1999. The Consolidated Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, the balance sheet included in the Consolidated Audited Financial Statements presents fairly in all material respects the financial condition of Seller and its Subsidiaries as of the date thereof, and the statement of operating income included in the Consolidated Audited Financial Statements presents fairly in all material respects the results of operations of the Seller and its Subsidiaries for the period thereof. There is no material Liability that was required to be reflected in the 1999 Year End Balance Sheet in accordance with GAAP and that was not reserved against or reflected in such balance sheet.

     (b) Seller has furnished Buyer with the following unaudited financial statements (collectively, the "Consolidated Unaudited Financial Statements"):
                               -------------------------------------------
(i) an unaudited consolidated balance sheet for Seller and its Subsidiaries as
 -
of June 30, 2000; and (ii) an unaudited consolidated statement of operating
                       --
income Seller and its Subsidiaries for the six months ended June 30, 2000 (the "Consolidated Unaudited Balance Sheet"). The Consolidated Unaudited Financial
 ------------------------------------
Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, the balance sheet included in the Consolidated Unaudited Financial Statements present fairly in all material respects the financial condition of Seller and its Subsidiaries as of the date thereof, and the statement of operating income included in the Consolidated Unaudited Financial Statements presents fairly in all material respects the results of operations of Seller and its Subsidiaries for the period thereof, subject to normal and recurring year end adjustments and the absence of notes. There is no material Liability that was required to be reflected in the Consolidated Unaudited Balance Sheet in accordance with GAAP and that was not reserved against or reflected in such balance sheet.

     (c) Seller has furnished Buyer with the following unaudited financial statements (collectively, the "Metrology Unaudited Financial Statements"): (i)
                               ----------------------------------------     -
an unaudited consolidated balance sheet for the Metrology Business as of June 30, 2000 (the "June 30 Metrology Unaudited Balance Sheet"); and (ii) an
               -----------------------------------------         --
unaudited consolidated statement of operating income for the Metrology Business for the six months ended June 30, 2000. The Metrology Unaudited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, the balance sheet included in the Metrology Unaudited Financial Statements presents fairly in all material respects the financial condition of the Metrology Business as of the dates thereof, and the statement of operating income included in the Metrology Unaudited Financial Statements presents fairly in all material respects the results of operations of the Metrology Business for the period thereof, subject to normal and recurring year end adjustments and the absence of notes. There is no material Liability that was required to be reflected in the June 30 Metrology Unaudited Balance Sheet in accordance with GAAP and that was not reserved against or reflected in such balance sheet.

     3.10 Absence of Changes. Since September 30, 2000, there has not been any
          ------------------
Material Adverse Effect, except as disclosed in this Agreement or the schedules attached hereto. Except as set forth on Schedule 3.10, since June 30, 2000 the
                                        -------------
Metrology Business has been carried on only in the ordinary course of business consistent with past practice. Without limiting the foregoing, except as disclosed on Schedule 3.10, since June 30, 2000:
             -------------

          (a) Seller has not sold, leased, transferred or assigned any assets (individually or in the aggregate), tangible or intangible, in excess of $1,000,000, other than inventory in the ordinary course of business consistent with past practice;

          (b) Seller has not entered into any contract, whether oral or written, which involves obligations in excess of $1,000,000 in the aggregate, other than purchase obligations in the ordinary course of business consistent with past practice;

          (c) No Person, including Seller, has accelerated, terminated, made material modifications to, or canceled any contract to which Seller is a party or by which it is bound, except where the acceleration, modification or cancellation would not have a Material Adverse Effect;

          (d) No Person, including Seller, has imposed any Lien (other than Permitted Liens) upon any of Seller's assets, tangible or intangible, except pursuant to existing agreements;

          (e) Seller has not made any capital expenditures or commitments in excess of $9,000,000 in the aggregate;

          (f) Seller has not made any investment in, or any loan to, any other Person, other than its existing Subsidiaries;

          (g) Seller has not incurred any Indebtedness (other than borrowings from or prepayments to any of its Affiliates) except in the ordinary course of business consistent with past practice;

          (h) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, except where such grants (individually or in the aggregate) would not have a Material Adverse
     Effect:

          (i) There has been no change made or authorized in the Certificate of Incorporation or in the by-laws or other organizational documents of Seller or of any of the Transferred Companies;

          (j) Seller has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of its properties or assets in excess of $1,000,000;

          (k) Seller has not entered into any employment, severance, change in control or similar contract or any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (l) Seller has not lost the employment services of any employee whose annual salary exceeds $200,000;

          (m) Seller has not granted any increase in the base compensation of any of its directors, officers, employee or group of employees, other than in the ordinary course of business consistent with past practice;

          (n) Except as contemplated by the provisions of this Agreement, Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, change in control or other plan, contract or commitment for the benefit of any of its directors, officers, employee or group of employees (or taken any such action with respect to any other employee benefit plan, contract or arrangement);

          (o) Seller has kept in full force and effect insurance comparable in amount and scope to coverage maintained by it as of December 31, 1999 and required pursuant to any material agreement, instrument or document to which it is a party;

          (p) Seller has not settled, released or forgiven any claim or Litigation or waived any right, except where such settlement, release, forgiveness or waiver would not have a Material Adverse Effect; and

          (q) The Seller has not committed to do any of the foregoing.

     3.11 Taxes. Except as set forth on Schedule 3.11:
          -----                         -------------

          (a) All Income Tax Returns required to be filed by Seller and the Transferred Companies have been filed and were correct and complete in all material respects. All Taxes shown to be due on such Income Tax Returns have been paid. All other Tax Returns required to be filed by Seller and the Transferred Companies have been filed, other than those Tax Returns as to which the failure to file would not reasonably be expected to have a Material Adverse Effect, and all material Taxes shown as due thereon have been paid.

          (b) There are no outstanding liens for Taxes (other than Permitted Liens) upon the assets of any of the Transferred Companies or on the Metrology Assets which would reasonably be expected to have a Material Adverse Effect.

          (c) There is no outstanding dispute or claim concerning any Tax for which a Transferred Company could be liable which would reasonably be expected to have a Material Adverse Effect.

          (d) None of any Transferred Company, Seller or, with respect to the conduct of the Metrology Business or the ownership of the Metrology Assets, any member of any group of which any of the foregoing was a member (i) has
                                                                         -
     received any written notice of deficiency or assessment from any taxing or other governmental authority with respect to Income Taxes or any written notice of material deficiency or assessment from any taxing or other governmental authority with respect to any other Taxes, (ii) is currently
                                                              --
     under, or has received notice of commencement of, any audit by any taxing or other governmental authority concerning any Income Taxes or any material audit by any taxing or other governmental authority concerning any other Taxes or (iii) has executed any waiver of the statute of limitations with
               ---
     respect to the taxable period.

          (e) No Transferred Company is a party to any Tax sharing agreement, Tax indemnification agreement or similar arrangement that will remain in effect subsequent to the Closing.

          (f) The unpaid Taxes of the Transferred Companies do not exceed by any material amount the provision for such Taxes determined in accordance with GAAP set forth in the Metrology Unaudited Financial Statements as said provision is adjusted for operations and transactions through the Closing Date in accordance with past customs and practices of Seller and its Subsidiaries. For the avoidance of doubt, it is acknowledged that the term "unpaid Taxes" shall not include deferred taxes.

          (g) No Transferred Company has filed a consent under Code Section 341(f) relating to collapsible corporations. None of the Transferred Companies has made any material payments, is obligated to make any material payment, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G.

     3.12 Real Property, Plant and Equipment.
          ----------------------------------

          (a) Schedule 3.12 hereto sets forth a complete and correct list of all
              -------------
     real property owned by Seller or any of the Transferred Companies, and each agreement (including all amendments) under which any real property is leased by Seller or any of the Transferred Companies (the "Leases", and
                                                                ------
     together with the real property owned by Seller or any of the Transferred Companies, the "Real Property"). Seller and each Transferred Company has
                     -------------
     good and valid title to all the real property listed in Schedule 3.12 as
                                                             -------------
     owned by it, and valid leasehold interests in all real property listed in
     Schedule 3.12 as leased by it, free and clear of all Liens other than
     -------------
     Permitted Liens. Each of Seller and the Transferred Companies enjoys peaceful and undisturbed possession under all Leases under which it operates. Neither Seller nor any Transferred Company has received written notice that, and Seller has no Knowledge that, the ownership or lease of the Real Property by Seller or a Transferred Company or the use thereof, as presently used by Seller or a Transferred Company, violates any local zoning or similar land use laws or governmental regulations. Neither Seller nor any Transferred Company has received written notice of, and Seller has no Knowledge of, any presently existing, violation of or noncompliance with any covenant, condition, restriction, order or easement affecting the Real Property. Neither Seller nor any Transferred Company has received written notice of, and Seller has no Knowledge of, any presently pending or threatened, condemnation affecting the Real Property. Seller has made available to the Buyer complete and correct copies of the Leases referred to in Schedule 3.12. To the Knowledge of Seller, there are no material
           -------------
     defects in any buildings, structures and appurtenances thereto located on the Real Property. Seller affirms that on the date hereof no material breach or default under any material Lease has occurred and that the Leases and the terms, conditions, covenants, agreements and provisions contained therein are in full force and effect in all material respects.

          (b) The tangible personal property included in the Purchased Assets, taken as a whole, is in all material respects adequate for the purpose for which it is currently used or held for use, has been maintained in accordance with normal industry practice and is in satisfactory repair and operating condition (subject to normal wear and tear).

     3.13 Intellectual Property. Schedule 3.13 sets forth a list of all
          ---------------------  -------------
registered Patents and Trademarks owned by Seller and the Transferred Companies, and such Patents and Trademarks, together with all other Metrology Intellectual Property, represent all such rights related to the Metrology Business. Except as set forth in such Schedule 3.13, with respect to each such item of Metrology
                  -------------
Intellectual Property:


          (a) to the Knowledge of Seller, Seller and the Transferred Companies have sole, exclusive, valid and unencumbered title to such Metrology Intellectual Property, and have not granted any Liens, licenses or other agreements thereon or thereto;

          (b) Seller and the Transferred Companies have not undertaken or omitted to undertake any acts, and Seller knows of no circumstances or grounds that would render unenforceable, invalidate, reduce or eliminate, in whole or in part, such Metrology Intellectual Property or Seller's title thereto;

          (c) to the Knowledge of Seller, no Dispute exists which challenges the legality, validity, enforceability or uses of such Metrology Intellectual Property, and Seller knows of no circumstances or grounds that exist that would give rise to such Disputes;

          (d) Seller knows of no third party that has infringed such Metrology Intellectual Property, except where such infringement of such item, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect;

          (e) such Metrology Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement or other disposition of Dispute, and Seller has fully complied with, paid and otherwise satisfied all such obligations, if any; and

          (f) to the Knowledge of Seller, Seller and the Transferred Companies have full right, power and authority to grant all of the rights, title and interests with respect to such Metrology Intellectual Property granted in this Agreement.

     3.14 Contracts. Schedule 3.14 lists the following contracts, agreements,
          ---------  -------------
commitments or obligations (whether written or oral) to which any Transferred Company or, with respect to the Metrology Business, Seller is a party:

          (a) any agreement under which it has created, incurred, assumed, or guaranteed any Indebtedness or under which a Lien has been imposed on any of its assets, tangible or intangible with a value in excess of $200,000 in the case of any agreement in Italy,

     Germany, Switzerland or the United States or with a value in excess of $1,000,000 in the case of other agreements;

          (b) any distribution or selling agreement under which revenues exceeded $1,000,000 in 1999;

          (c) any agreement or commitment for capital expenditures in excess of $1,000,000 for any single project;

          (d) any agreement for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per year in the case of any agreement in Italy, Germany, Switzerland or the United States or providing for lease payments in excess of $1,000,000 in the case of other agreements;

          (e) any agreement for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year and which involves or is reasonably expected to involve consideration in excess of $1,000,000;

          (f) any agreement containing a material noncompetition provision;

          (g) any collective bargaining or similar labor agreement;

          (h) any employment agreement providing for consideration in excess of $150,000 per annum or providing severance compensation and benefits having an aggregate value in excess of $150,000 in the case of any agreement in Italy, Germany, Switzerland or the United States or providing for consideration in excess of $1,000,000 per annum or providing severance compensation and benefits having an aggregate value in excess of $1,000,000 in the case of any other agreement and any consultant agreement providing for consideration in excess of $200,000 per annum in the case of agreements in Italy, Germany, Switzerland or the United States or providing for consideration in excess of $1,000,000 per annum in the case of all other agreements;

          (i) any brokerage or finder's agreement which involves or is reasonably expected to involve consideration in excess of $200,000;

          (j) any joint venture, partnership or similar agreement involving sharing of profits or expenses (including joint research and development and joint marketing contracts) which is material to the Metrology Business;

          (k) any material operating lease (as lessor, lessee, sublessor or sublessee) of any real property (other than Excluded Assets);

          (l) any license (as licensor, licensee, sublicensor or sublicensee) of any Intellectual Property which involves or is reasonably expected to involve consideration in excess of $100,000 in any one year in the case of agreements in Italy, Germany, Switzerland or the United States or in excess of $1,000,000 in any one year in the case of all other agreements; and

          (m) any other agreement which is material to the Metrology Business and which involves or is reasonably expected to involve consideration in excess of $500,000 in the case of agreements in Italy, Germany, Switzerland or the United States or in excess of $1,000,000 in the case of all other agreements.

Seller has made available to Buyer a copy of each such written agreement and a written summary setting forth the terms and conditions of each such oral agreement. Except as disclosed in Schedule 3.14, with respect to each such
                                  -------------
agreement: (A) the agreement is in full force and effect and (B) the Transferred
            -                                                 -
Company or Seller, as applicable, which is a party to such agreement and, to the Knowledge of Seller, each other party thereto, is not in breach or default thereof, except for breaches or defaults that would not reasonably be expected to have a Material Adverse Effect. No Consent of any third party is required under any such agreement as a result or in connection with the execution of or the consummation of the transactions contemplated by this Agreement except for Consents set forth on Schedule 3.19 or Consents which, if not obtained, would
                      -------------
not have a Material Adverse Effect or materially impair the ability of Seller to consummate the transactions contemplated hereby or thereby.

     3.15 Powers of Attorney. Schedule 3.15 sets forth a list of outstanding
          ------------------  -------------
powers of attorney executed on behalf of the Transferred Companies or by which any Purchased Asset is bound.

     3.16 Litigation. Except as set forth in Schedule 3.16, and other than
          ----------                         -------------
Excluded Liabilities, Seller is not a party to any suit, claim, action, proceeding or, to Seller's Knowledge, investigation before any Governmental Entity or before any arbitrator, and to the Knowledge of Seller, no material suit, claim, action, proceeding or investigation has been threatened, and to Seller's Knowledge, there is no reasonable basis for any such material suit, claim, action, proceeding or investigation. Except as set forth on Schedule
                                                                   --------
3.16, Seller is adequately insured against any matter listed on Schedule 3.16.
----
Seller is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, could have a Material Adverse Effect on the Metrology Business or the Purchased Assets or that could prevent or significantly delay the consummation of the transactions contemplated by this Agreement.

     3.17 Compliance with Law; Environmental Matters. (a) Except as set forth on
          ------------------------------------------
Schedule 3.17, each of Seller and its Subsidiaries is not, and has not been, in
-------------
conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) any Law applicable to it or any of its properties, assets, operations or business, except for any such conflict, breaches, violations and defaults that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect or to impair materially the ability of Seller to consummate the transactions contemplated hereby. Without limiting the foregoing, to the Knowledge of Seller, the Transferred Companies and, with respect to the

Metrology Business, Seller are in compliance with all applicable Laws regarding employment practices, terms and conditions of employment, wages and hours and have not been and are not engaged in any unfair labor practice, except where a failure to comply or engaging in such practice would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth on Schedule 3.17, to the Knowledge of Seller, the
                                -------------
Transferred Companies and, with respect to the Metrology Business, Seller are in material compliance with all applicable Environmental Laws, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect, and no notice of such non-compliance has been received by Seller or any of its Affiliates.

     3.18 Employee Benefits. (a) Schedule 3.18 lists each Employee Benefit Plan
          -----------------      -------------
maintained or with respect to which contributions are made by Seller or any of its Affiliates in respect of any employees of the Transferred Companies or, with respect to the Metrology Business, Seller, and any other profit-sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement for the benefit of such employees. Except as set forth in Schedule 3.18, (i) each such Employee Benefit Plan (and each
             -------------
related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws; (ii) all contributions which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice; and (iii) all premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. Seller has made available to Buyer copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Internal Revenue Service Form 5500 Annual Report, all related trust agreements, insurance contracts, and other funding agreements which implement or relate to each such Employee Benefit Plan.

     (b) Neither Seller nor any ERISA Affiliate has maintained an Employee Pension Benefit Plan subject to Title IV of ERISA or any such plan maintained by the Seller or any ERISA Affiliate has been terminated on a fully funded basis and termination was approved by both Pension Benefit Guaranty Corporation and the Internal Revenue Service and there is no post termination audit or review by any government agency in progress as of the date of closing.

     (c) There are no liens on the assets of any Employee Pension Benefit Plan.

     (d) There are no withdrawal liabilities of Seller or an ERISA Affiliate for any multiemployer pension plan other than as shown on Schedule 3.18.
                                                      -------------

     (e) There have been no prohibited transactions (as defined in Section 4975 of the Code) with respect to any Employee Pension Benefit Plan and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, except as shown on Schedule 3.18.
                                                     -------------

     (f) No Employee Benefit Plan contains a provision which will cause forfeitures of account balances of Buyer Employees whose benefits are transferred to a transferee plan of Buyer.

     (g) All Employee Pension Benefit Plans containing assets which will be transferred to a plan maintained by Buyer have been administered and are in compliance in all material respects with ERISA and the Code.

     3.19 Consents. Schedule 3.19 sets forth a list of the material Consents
          --------  -------------
(collectively, the "Seller Required Approvals") required for the consummation by
                    -------------------------
Seller or its Affiliates of the transactions contemplated hereby.

     3.20 Absence of Undisclosed Liabilities. Except for Liabilities (a)
          ----------------------------------
incurred since June 30, 2000 in the ordinary course of business and consistent with past practice, (b) otherwise disclosed in Schedule 3.20, or (c) reserved
                                               -------------
against or reflected in the June 30 Metrology Unaudited Balance Sheet, none of the Transferred Companies or, with respect to the Metrology Business, Seller has any Liabilities (other than Excluded Liabilities) that, individually or in the aggregate, have had or would be reasonably likely to have a Material Adverse Effect.

     3.21 Affiliate Transactions. Schedule 3.21 sets forth all material
          ----------------------  -------------
agreements, contracts, transactions or commitments therefor by which any of the Transferred Companies on the one hand, and any of the Retained Entities on the other hand, are a party or are otherwise bound which were in effect prior to the Closing and which will continue to be in effect after the Closing Date.

     3.22 No Guarantees. Except as set forth in Schedule 3.22, (a) none of the
          -------------                         -------------
Liabilities of the Metrology Business or of Seller or any of the Transferred Companies incurred in connection with the operation of the Metrology Business is guaranteed by or subject to a similar contingent obligation of any other Person and (b) none of Seller or any of the Transferred Companies has guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any other Person in connection with the operations of the Metrology Business.

     3.23 No Improper Payments. Neither Seller nor any agent of Seller, or any
          --------------------
person or entity associated with or acting on behalf of Seller, has directly or indirectly (a) made any material contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of what form, whether in money, property or services (i) to obtain favorable treatment for business secured, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller. Seller and all agents, employees and other parties who have acted on behalf of Seller have acted in full compliance in all material respects with the Prohibited Foreign Trade Practices Act.

     3.24 Insurance. Seller maintains insurance with respect to the Metrology
          ---------
Business, and Seller is in compliance with all material requirements and provisions of their insurance policies. No notice of cancellation has been given to or received by Seller with respect to lapse and no such insurance policy is subject to any retroactive rate or audit adjustment or coinsurance arrangement. Seller will provide to Buyer within 30 days after the date of this Agreement a complete and accurate list of all insurance policies maintained by Seller with respect to the Metrology Business.

     3.25 Restrictions on Business Activities. Except as set forth on Schedule
          -----------------------------------                         --------
3.25, there is no judgment, injunction, order or decree binding upon Seller or
----
any Transferred Company or, to the Knowledge of Seller, threatened that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Seller or a Transferred Company (either individually or in the aggregate), any acquisition of property by Seller or a Transferred Company (either individually or in the aggregate), providing of any service by Seller or a Transferred Company or the hiring of employees or the conduct of business by Seller or a Transferred Company (either individually or in the aggregate), as currently conducted, except for such prohibitions or impairments which would not reasonably be expected to have a Material Adverse Effect.

     3.26 Disclosure and Duty of Inquiry. Buyer is not nor will it be required
          ------------------------------
to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by Seller pursuant to this Article 3.


4    Representations and Warranties of Buyer.
     ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     4.1 Organization of Buyer. Buyer is a limited liability company duly
         ---------------------
organized, validly existing, and in good standing under the laws of Sweden. As of the Closing Date, each of the Buyer Affiliates will be an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and a wholly-owned subsidiary of Buyer.

     4.2 Authorization of Transaction. Buyer and each Buyer Affiliate have full
         ----------------------------
corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of Buyer or any Buyer Affiliate to authorize and permit the execution and delivery by Buyer and any Buyer Affiliate of this Agreement and the instruments required to be executed and delivered or caused to be executed and delivered by Buyer and the Buyer Affiliates pursuant hereto, the performance by Buyer and the Buyer Affiliates of their obligations hereunder, and the consummation by Buyer and the Buyer Affiliates of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and any applicable Buyer Affiliate and, assuming the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer and the Buyer Affiliates, enforceable against Buyer and the Buyer Affiliates in accordance with its terms.

     4.3 Noncontravention. Neither the execution and the delivery of this
         ----------------
Agreement by Buyer, nor the consummation by Buyer or the Buyer Affiliates of the transactions contemplated hereby will (i) violate any provision of its charter, by-laws or other organizational document, (ii) violate any Law to which Buyer or any Buyer Affiliate is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer or any Buyer Affiliate is a party or by which it is bound or to which any of its assets is subject if, in the case of clauses (ii) and (iii), such violation, conflict, breach, default, acceleration or other right could reasonably be expected to impair materially Buyer's or any Buyer Affiliate's ability to consummate the transactions contemplated by this Agreement. None of Buyer or any of the Buyer Affiliates needs to give any notice to, make any filing with, or obtain any Consent in order for it to consummate the transactions contemplated by this Agreement (including the assumptions referred to in Section 2), except for the filings and Consents listed in Schedule 4.6.
                                                                ------------

     4.4 Purchase for Investment. Buyer (and/or any Buyer Affiliate) is
         -----------------------
purchasing the shares of the Transferred Companies for its own account for investment and not with a view to the disposition thereof or with any present intention of distribution or selling any of such shares.

     4.5 Brokers' Fees. Buyer has no liability or obligation to pay any fees or
         -------------
commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or any Retained Subsidiary could become liable or obligated.

     4.6 Consents. Schedule 4.6 sets forth a list of the material Consents
         --------  ------------
(collectively, the "Buyer Required Approvals") required for the consummation by
                    ------------------------
Buyer and the Buyer Affiliates of the transactions contemplated hereby, including without limitation all non-United States jurisdictions in which the approval of any antitrust or similar authority is required for consummation of the transactions contemplated by this Agreement.

     4.7 Financing. Buyer has sufficient financial resources available to it so
         ---------
as to enable Buyer to satisfy its obligations under this Agreement.

     5   Covenants.
         ---------

     5.1 General. Each of the Parties will use its reasonable best efforts to
         -------
take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below and including reasonable best efforts to achieve prompt termination of the waiting period under the Hart-Scott-Rodino Act and other similar laws in other jurisdictions with respect to all transactions contemplated hereby, including sale of the WAI Stock and obtain all consents to transfer to the Buyer the Seller's interests in two Chinese joint ventures listed in the definition of Metrology Stock.

     Buyer will, within ten days after execution and delivery of this Agreement advise the Seller in writing of any such similar laws in jurisdictions outside the United States

     5.2 Notices and Consents; Stockholder Meeting. Seller and Buyer will use
         -----------------------------------------
their reasonable best efforts to obtain or make the Seller Required Approvals and the Buyer Required Approvals, as the case may be. Seller shall call and hold a special meeting of stockholders as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. Unless otherwise required under the applicable fiduciary duties of the directors of Seller, as determined by such directors in good faith after consultation with and based upon the written advice of their outside legal counsel, Seller shall (i) recommend approval of the transactions contemplated by this Agreement by the stockholders of Seller and (ii) use all reasonable best efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approval.

     5.3 Operation of Business. Pending the Closing, Seller shall, and shall
         ---------------------
cause the Transferred Companies to, operate the Metrology Business only in the ordinary course consistent with past practice and to consult with and keep Buyer fully informed as to all changes in policies or practices material to the Metrology Business as a whole. Without limiting the generality of the foregoing,
(x) Seller will cause each Transferred Company not to issue or sell any shares
 -
of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issue, sell, grant or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangement or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares and (y) each Transferred
                                                          -
Company and, with respect to the Metrology Business, Seller (other than with the consent of Buyer) agree:

          (a) not to incur any Indebtedness (other than any borrowings from or prepayments to any of its Affiliates) except in the ordinary course of business consistent with past practice;

          (b) not to pay or commit to pay any bonus, other incentive compensation, change-in-control or similar compensation to any officer, director, employee, sales representative, agent or consultant or grant or commit to grant to any officer, director, employee, sales representative, agent, consultant or Affiliate any other increase in, or additional, compensation in any form, other than those made under existing plans or programs or the increases, bonuses and other items listed on Schedule 5.3;
                                                                  ------------

          (c) not to enter into, institute, adopt or materially amend or commit to enter into, institute, adopt or materially amend any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement trust, fund or arrangement in respect of or for the benefit of any officer, director, employee, sales representative, agent or consultant or Affiliate (whether or not legally binding), except as contemplated by this Agreement or as listed on Schedule 5.3;
                     ------------

          (d) not to sell, transfer, assign, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien, any of its assets other than inventory in the ordinary course of business consistent with past practice and other than in accordance with existing agreements; provided, however, that this clause shall not prohibit
                 --------  -------
     Aftermarket Services from selling its shares of WAI in accordance with the Right of First Refusal described in Section 5.16 or transferring the proceeds from any such sale to Seller;

          (e) not to enter into or assume any contract providing for the payment of an amount in excess of $1,000,000 per year, or enter into or permit any amendment, supplement, waiver or other modification in respect thereof other than in the ordinary course of business consistent with past practice;

          (f) not to cause or permit any amendment, supplement, waiver or modification to or of any of its certificate of incorporation, by-laws or other organizational documents;

          (g) not to merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person, other than with respect to Excluded Assets;

          (h) not to agree or otherwise commit to take any of the actions described in the foregoing paragraphs (a) through (g);

          (i) to use commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance carried by it as of the date hereof;

          (j) to maintain its books of account and records in the ordinary course of business consistent with past practice;

          (k) to maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

          (l) not to accelerate, terminate, make material modifications to, or cancel any contract to which Seller is a party or by which it is bound, except where such acceleration, modification or cancellation would not have a Material Adverse Effect;

          (m) not to make any capital expenditures or commitments in excess of $9,000,000 in the aggregate;

          (n) not to make any material investment in, or any loan to, any other Person (other than its existing Subsidiaries);

          (o) not to grant any license or sublicense of any rights under or with respect to any Intellectual Property, except where the grants (individually or in the aggregate) would not have a Material Adverse Effect;

          (p) not to settle, release or forgive any claim or litigation or waive any right, except where such settlement, release, forgiveness or waiver would not have a Material Adverse Effect;

          (q) not to make any changes in any method of accounting, or accounting principles, which would increase the Purchase Price or the timing of the payment thereof or which Seller's independent certified public accountant, which is of nationally recognized standing, would consider material, other than changes related to Staff Accounting Bulletin No. 101 which shall be disregarded for all purposes of this Agreement; and

          (r) not to increase in any material respect the average time of payment of its U.S. accounts payable to vendors beyond the level applicable at September 30, 2000, which level the parties acknowledge and agree was 63 days.

     5.4 Access. Subject to the Confidentiality Agreement dated August 3, 2000
         ------
between Seller and Buyer, Seller will permit representatives of Buyer to have full access at all reasonable times before and after the Closing, upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Metrology Business, to all premises, properties, books, records, and documents of or pertaining to the Metrology Business.

     5.5 Employee Matters. (a) Buyer shall, or shall cause a Buyer Affiliate to,
         ----------------
offer employment, effective as of the Closing Date, to substantially all individuals employed by Seller in the Metrology Business other than those employees who have change in control or severance agreements with the Seller and Buyer shall be responsible for and indemnify Seller against all severance or termination amounts payable to all individuals employed by Seller in the Metrology Business (whether or not receiving an offer from Buyer), other than such employees who have change in control or severance agreements with the Seller. Each such individual who accepts such offer of employment with Buyer or a Buyer Affiliate pursuant to this Section 5.5(a) and each individual who, as of the Closing Date, is employed by a Transferred Company shall be referred to herein as a "Buyer Employee".
             --------------

     (b) On the Closing Date, Buyer shall provide all Buyer Employees with employment on substantially the same terms and conditions with, at a minimum, substantially the same compensation and substantially the same or comparable benefits as are provided to such employees by Seller or a Transferred Company immediately prior to the Closing Date.

     (c) In the case of each Employee Benefit Plan listed on Schedule 3.18 that
                                                             -------------
is an Employee Welfare Benefit Plan, as of the Closing Date, all Buyer Employees shall cease to participate in such Employee Benefit Plan and shall commence to participate in welfare benefit plans of Buyer (the "Replacement Welfare Plans").
                                                    -------------------------
Buyer shall cause the Replacement Welfare Plans to (i) waive all limitations as
                                                    -
to pre-existing condition exclusions and actively at work requirements as to each Buyer Employee except to the extent such exclusions or requirements had not been satisfied with respect to such Buyer Employee's participation under the comparable Employee Benefit Plan in which such Buyer Employee was a participant immediately prior to his commencement of participation in the applicable Replacement Welfare Plan (the "Comparable Benefit Plan"), (ii) recognize the
                               -----------------------     --
service of each Buyer Employee with the Transferred Companies or Seller completed prior to the Closing Date for purposes of any waiting period or other eligibility requirements under the Replacement Welfare Plans to the extent such service would have been taken into account under the Comparable Benefit Plan and
(iii) for purposes of satisfying any deductible or out-of-pocket requirements
 ---
under each Replacement Welfare Plan for the year in which the Closing Date falls, provide each Buyer Employee with credit for any co-payments and deductibles paid under the terms of the Comparable Benefit Plan during such year and prior to the Closing Date.

     (d) Buyer shall cause the trustee of one or more defined contribution plans of Buyer or Buyer's United States Affiliate that qualify under section 401(a) of the Code (the "transferee plan") to accept rollovers, including "direct rollovers" described in Section 401(a)(31) of the Code, of all or any portion of any "eligible rollover distribution" described in Section 402(c)(4) of the Code or Section 408(d)(3) of the Code with respect to the benefits of a Buyer Employee under any Employee Benefit Plan listed on Schedule 3.18 that is a
                                                   -------------
defined contribution plan qualifying under section 401(a) of the Code (the "transferor plan"). In the case of any such Buyer Employee whose interest in a transferor plan includes one or more outstanding participant loans, Buyer shall cause the applicable transferee plan to accept in kind, as part of a direct rollover described in the preceding sentence, the promissory note(s) representing such loan(s) and to facilitate the continuation of such outstanding loan in accordance with its terms.

     Notwithstanding the foregoing, Buyer shall not accept a rollover of the Seller's ESOP and shall not assume any liabilities under Seller's Umbrella SERP except with respect to employees of Seller or Transferred Companies that Buyer or its Affiliates hire or retain on the Closing Date without giving a termination notice in respect thereto.

     (e) Buyer shall indemnify Seller and its Affiliates and defend and hold each of them harmless from and against any Losses which may be incurred by any of them under the Worker Adjustment and Restraining Notification Act of 1988 (the "WARN Act"), or any state plant closing or notification law, or similar law
      --------
in jurisdictions outside the United States, arising out of, or relating to, any actions taken by Buyer or its Affiliates on or after the Closing Date. Seller shall indemnify Buyer and its Affiliates and defend and hold each of them harmless from and against any Losses which may be incurred by any of them under the WARN Act or any state plant closing or notification law, or similar law in jurisdictions outside the United States, arising out of, or relating to, any actions to close a plant taken by Seller or the Retained Entities prior to, at or after the Closing.

     5.6 Bulk Sales Compliance. Buyer hereby waives compliance by Seller with
         ---------------------
the provisions of any bulk sales or similar law of any jurisdiction.

     5.7 Notice of Developments. Prior to the Closing Date, Seller or Buyer
         ----------------------
shall promptly notify the other party in writing of any development causing a breach of any of its own representations and warranties contained in this Agreement.

     5.8 No Solicitation. (a) During the term of this Agreement, Seller shall
         ---------------
not, and shall cause each of its Subsidiaries and its and their respective directors, officers, employees, agents and representatives not to (x) solicit,
                                                                   -
initiate or encourage the initiation of any inquiries or proposals regarding the acquisition by any Person of any of the Metrology Stock, or all or a material portion of the Metrology Business or of the Purchased Assets (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition
                                                                 -----------
Proposal"), (y) engage in negotiations or discussions concerning, or furnish or
--------     -
permit to be furnished any non-public information concerning the Metrology Business to any Person relating to, any Acquisition Proposal, or (z) agree to,
                                                                  -
approve or recommend any Acquisition Proposal. Nothing contained in this Section 5.8(a) shall prevent the Board of Directors of Seller from considering, negotiating, discussing, approving and recommending to the stockholders of Seller a bona fide Acquisition Proposal not solicited, initiated or encouraged in violation of this Agreement, provided the Board of Directors of Seller determines in good faith (upon the advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties. Nothing contained in this Section 5.8 shall prohibit the Board of Directors of Seller from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

     (b) Seller shall immediately notify Buyer after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for non-public information relating to the Metrology Business in connection with an Acquisition Proposal or for access to the properties, books or records of Seller or any of its Subsidiaries by any person or entity that informs the Board of Directors of Seller or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Buyer shall be made orally and in writing, and shall indicate whether Seller is providing or intends to provide the Person making the Acquisition Proposal with access to information concerning Seller as provided in Section 5.8(c).

     (c) If the Board of Directors of Seller receives a request for material non-public information by a Person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors of Seller determines in good faith and upon the advice of outside counsel that it is required to cause Seller to act as provided in this Section 5.8(c) in order to discharge properly the directors' fiduciary duties, then, provided such Person has executed a confidentiality agreement substantially similar to the one then in effect between Seller and Buyer, Seller may provide such Person with access to information regarding the Metrology Business.

     (d) Seller shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer) conducted heretofore with respect to any of the foregoing. Seller agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which Seller is a party.

     5.9 Noncompetition; Nonsolicitation. Seller agrees that, in consideration
         -------------------------------
of the purchase of the Metrology Stock and the Metrology Assets by Buyer hereunder, neither it nor BSIS shall, on or prior to the date which is five (5) years after the Closing Date, directly or indirectly, own, manage, operate, control or invest in any business or venture engaged in whole or in part in the Metrology Business or any portion thereof; provided, however, that this Section
                                           --------  -------
5.9 shall not preclude Seller or BSIS, together with their respective Affiliates, from developing and marketing the XactMeasure or other software products of BSIS (but not the legacy software derivatives referred to in the third paragraph of Section 5.13). The restrictions contained in this Section 5.9 shall apply to any successors to the business of Seller or BSIS.

     Reference is made to the BSIS Stockholders' Agreement for certain royalty obligations of BSIS to the Buyer and related matters.

     Seller further agrees that, on or prior to the date which is five (5) years after the Closing Date, neither Seller nor BSIS will directly or indirectly without the prior written consent of Buyer, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is an employee or full-time or half-time consultant of Buyer or any of its Affiliates, to leave the employ of Buyer or such Affiliate unless such person has been terminated by Buyer or an Affiliate of Buyer; provided, however, that this provision shall not prohibit Seller or
          --------  -------
BSIS from employing employees of Buyer or its Affiliates who are not specifically recruited or solicited in any way and who seek employment with Seller or BSIS on their own initiative or in response to general advertising or a recruiting firm not targeted on hiring any particular individual or any employees of Buyer or its Affiliates. The BSIS Stock Purchase Agreement shall contain substantially identical restrictions on the ability of Buyer and its Affiliates to solicit or hire employees of BSIS following the Closing.

     5.10 Real Property. Seller hereby covenants and agrees at all times through
          -------------
the Closing faithfully to abide by, carry out and fully perform in all material respects the terms, covenants, provisions, conditions and agreements contained in the Leases and agrees not to cause, allow or suffer any material breach or default thereof to occur.

     5.11 Change of Name. Immediately following the Closing, Seller shall change
          --------------
its corporate name and the names of any Retained Subsidiaries to eliminate any reference to Brown & Sharpe and to adopt corporate names which would not be reasonably likely to cause confusion with the Brown & Sharpe name.

     5.12 Heathrow Airport Property. By written notice to Seller no less than
          -------------------------
thirty (30) days prior to the Closing, Buyer shall have the option to have Brown & Sharpe Group Ltd. retain ownership of the Heathrow Airport Property and the related rights more particularly described on Schedule 5.12 (the "Heathrow Property"). In the event
                          -------------       -----------------
that Buyer exercises such option, Buyer shall be obligated to pay Seller an additional $5 million of Purchase Price at Closing. In the event that Buyer does not exercise such option, Seller or its designee shall acquire for no payment the Heathrow Property from Brown & Sharpe Group Ltd. prior to the Closing and shall be responsible for any Taxes arising out of such acquisition.

     5.13 BSIS. At the Closing, Buyer or its designated Affiliate shall purchase
          ----
and BSIS shall sell shares of its authorized but unissued common stock of BSIS representing 16.7% of the issued and outstanding common stock of BSIS for a BSIS Stock Purchase Price of $2.5 million payable in cash. Such purchase and sale will be made pursuant to a purchase agreement mutually acceptable to Buyer and Seller to be entered into within 15 days after the execution and delivery of this Agreement (the "BSIS Stock Purchase Agreement") and at the Closing Buyer
                     -----------------------------
and Seller shall enter into a stockholders' agreement mutually acceptable to Buyer and Seller relating to the shares of BSIS, such agreement (the "BSIS
                                                                      ----
Stockholders' Agreement") to contain investment restrictions necessary for a
-----------------------
"private placement" under U.S. securities law, transfer restrictions, voting provisions and a Buyer right of first refusal in connection with offers by a third party to Seller or BSIS for the acquisition of BSIS (by sale of stock, merger or otherwise), the form of which shall be agreed within 15 days after the execution and delivery of this Agreement.

     On each of the first three anniversaries of the Closing, Buyer shall purchase additional shares of BSIS for a purchase price of $1.5 million on each such anniversary. The number of shares sold to the Buyer shall be the lesser of
(a) 10% of the outstanding common stock of BSIS or (b) a percentage of the outstanding common stock of BSIS equal to the quotient of $1.5 million divided by the fair market value of BSIS determined as of a date which is 30 days prior to the scheduled additional purchase date (or, if the shares of BSIS are at the time publicly traded, determined by reference to the average of the closing prices of such BSIS shares on the applicable exchange over the thirty-day period ending three (3) days prior to the scheduled purchase date). If Buyer and Seller cannot agree as to the fair market value as of any date, such determination shall be made by the Auditor, whose determination shall be final and binding on the Parties and whose fees shall be shared equally by the Parties. Buyer shall have the right to accelerate the timing of the purchases it is obligated to make pursuant to this Section 5.13.

     The parties acknowledge and agree that (i) the legacy software (e.g. Quindos, Tutor, Chorus, MM4) owned by Seller and/or its Subsidiaries is currently and shall continue to be after the Closing an exclusive asset of the Metrology Business, (ii) the XactMeasure legacy derivatives (e.g. XactQuindos, Chorus X, MM4X, Tutor X) of BSIS shall be transferred by BSIS to the appropriate unit in the Metrology Business the core legacy software prior to the Closing (with BSIS retaining rights to its XactMeasure MR1 and MR2 Technology) and BSIS shall have no right to sell or license the XactMeasure legacy derivatives software (iii) the XactMeasure product is currently and shall continue to be after the Closing an exclusive asset of BSIS, and BSIS's rights to use the legacy software and XactMeasure legacy derivatives in connection with the development of XactMeasure and its progeny (but not the derivatives transferred as part of the Metrology Business above), as embodied in Software Programming Services Agreements between BSIS and the Transferred Companies, will continue in full force and effect following the Closing. The parties agree to make such mutually agreed changes to Section 6.4 of the various Software Programming Services Agreements as may be necessary to protect the proprietary rights of Buyer and the Transferred Companies in the legacy software products.

     The BSIS Stockholders' Agreement shall provide that for a five year period following the Closing, (a) BSIS shall sell XactMeasure licenses to Buyer and its Affiliates for OEM use and for distribution in connection with the Metrology Business at a price of $1,500 per unit for coordinate measuring machine ("CMM") applications and (b) BSIS shall pay to Buyer a royalty of $5,000 per unit for XactMeasure licenses sold by BSIS through distribution channels other than Buyer or its Affiliates for CMM applications.

     5.14 North Kingstown Lease (sometimes referred to as the "Buyer Lease"). At
          ------------------------------------------------------------------
the Closing, Buyer and Seller shall enter into a lease with respect to a portion of Seller's facility at Precision Park. The lease will provide for: (a) a term of five (5) years; (b) a declining amount of space rented over the term; (c) the tenant bearing no responsibility for structural repairs; (d) a rental rate consisting of a base rent with appropriate charges for taxes, utilities and insurance calculated in a manner consistent with past practice; and (e) such other terms as are mutually acceptable to Buyer and Seller, said lease to be in the form of Exhibit B.
            ---------

     5.15 Closing Balance Sheet. Following the Closing, Buyer and Seller (to the
          ---------------------
extent Seller has available staff, computer or other equipment at the time) shall cooperate in the preparation of Buyer's Closing Date balance sheet for the Metrology Business which, at the option of Buyer, may be audited. In furtherance of the foregoing, Buyer shall have the access provided by Section 5.4.

     5.16 WAI. The parties acknowledge that the transfer of the shares of WAI
          ---
held by Aftermarket Services, whether directly or indirectly through the transfer of the shares of Aftermarket Services, is subject to a right of first refusal (the "Right of First Refusal") contained in the Incorporation Agreement
              ----------------------
dated as of August 10, 1990 among WAI, Aftermarket Services and the WAI Stockholders. Within a reasonable time after the date of execution and delivery of this Agreement, Buyer shall provide to Seller a written notice setting forth the dollar amount of the Purchase Price that will be allocated to the shares of WAI held by Aftermarket Services. Buyer shall promptly offer to the WAI Stockholders the right to purchase the shares of WAI held by Aftermarket Services in accordance with terms of the Right of First Refusal and a form of Purchase and Sale Agreement acceptable to Buyer and Seller for such shares of WAI. If the Right of First Refusal is exercised in accordance with its terms, the Purchase Price shall be reduced by the amount paid by the WAI Stockholders to Aftermarket Services for the WAI shares (the "WAI Purchase Price"), and any
                                                 ------------------
portion of the WAI Purchase Price held by Aftermarket Services at the Closing shall be included in the calculation of the Cash Amount pursuant to Section 2.4. If the Right of First Refusal is not exercised in accordance with its terms by the WAI Stockholders, Aftermarket Services shall continue to hold the shares of WAI through the Closing (at which Closing Buyer shall purchase the shares of Aftermarket Services, and indirectly the shares of WAI) and there shall be no adjustment to the Purchase Price.

     All other provisions of this Agreement shall be interpreted consistently with the results obtained under this Section 5.16 after the date hereof and prior to the Closing hereunder.

     5.17 Deal Structure. The parties agree to discuss in good faith the
          --------------
possibility of altering the structure of the transactions contemplated by this Agreement for tax planning purposes. In no event shall either party be obligated to agree to any change in the terms of the structure of such transactions is such change might reasonably be expected to have an adverse economic impact on such party.

     5.18 Termination of Intercompany Agreements. Effective as of the Closing,
          --------------------------------------
Seller and the Retained Entities shall enter into a mutual termination and release with the Transferred Companies providing for the termination of all agreements and receivables and payables between Seller or a Retained Entity, on the one hand, and a Transferred Company, on the other hand, other than the agreements set forth on Schedule 3.21, any agreements entered into in connection
                        -------------
with the transactions contemplated by this Agreement and receivables and payables between BSIS and any Transferred Company.

6    Tax Matters
     -----------

     6.1 Tax Returns. (a) Seller shall be responsible for preparing and filing
         -----------
the Tax Returns of, or which include, Seller or any Retained Subsidiary and shall be responsible for the payment of any Tax due thereon.

     (b) Buyer shall be responsible for preparing and filing the Tax Returns of, or which include, any of the Transferred Companies for all tax periods ending on or prior to the Closing Date which are required to be filed after the Closing Date and for all tax periods ending after the Closing Date, and shall be responsible in each case for the payment of all Taxes due thereon, other than Income Tax Returns with respect to which consolidated, combined or unitary Tax Returns of the Seller are required to be filed for periods ending on or before the Closing Date and which include the operations of the Transferred Companies. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller.

     6.2 Tax Indemnities. Buyer shall indemnify and hold Seller harmless from
         ---------------
(i) all deficiencies in Tax of the Transferred Companies and (ii) all Taxes resulting from any action taken without Seller's written consent by Buyer or any Transferred Company after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing
Date). No loss, credit or other item of a Transferred Company may be carried back without Seller's written consent, which Seller may withhold in its sole and absolute discretion, to a taxable period for which Seller or any Subsidiary of Seller filed a consolidated, unitary or combined Tax Return with the Transferred Companies unless such carryback is required by law. Seller shall promptly pay over to Buyer the amount of any refund (including interest) received as a result of such a permitted carryback but may retain any refund (including interest) resulting from a carryback not so permitted. Seller agrees to indemnify Buyer and any Transferred Company for any tax liability any Transferred Company incurs in respect of the liability of Seller and any Retained Entity in a United States consolidated, combined or unitary Tax Return of Seller filed for periods ending on or before the Closing Date.

     6.3 Certain Taxes. All transfer, documentary, sales, use, stamp,
         -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any Rhode Island and New York State Gains Tax, Sales Tax and any similar tax imposed in other states or subdivisions), shall be paid by Buyer or a Buyer Affiliate when due, and Buyer and the Buyer Affiliates will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Seller will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     6.4 Cooperation on Tax Matters. (a) Buyer, the Transferred Companies, and
         --------------------------
Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Transferred Companies and Seller agree
(i) to retain all books and records with respect to Tax matters pertinent to the Transferred Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Transferred Companies or Seller, as the case may be, shall allow the other party to take possession of such books and records.

     (b) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     6.5 Tax Sharing Agreements. All Tax sharing agreements or similar
         ----------------------
agreements with respect to or involving the Transferred Companies shall be terminated as of the Closing Date and, after the Closing Date, none of Seller, the Retained Entities or the Transferred Companies shall be bound thereby or have any liability thereunder.

7    Conditions to Obligation to Close.
     ---------------------------------

     7.1 Conditions to Obligation of Buyer. The obligation of Buyer to
         ---------------------------------
consummate the transactions to be performed by it in connection with the Closing is, at the option of Buyer, subject to satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
     set forth in Section 3 shall be true and correct in all respects as set forth therein at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of the Closing Date, except for such failures to be true and correct as do not, in the aggregate, have a Material Adverse Effect;

          (b) Performance by Seller. Seller shall have performed and complied
              ---------------------
     with all of its covenants and agreements hereunder through the Closing in all material respects;

          (c) Consents. Seller and Buyer shall have made or obtained all Seller
              --------
     Required Approvals and Buyer Required Approvals;

          (d) Absence of Litigation. No action, suit, or proceeding shall be
              ---------------------
     pending or threatened before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any material transactions contemplated by this Agreement (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) Certificates. Seller shall have delivered to Buyer a certificate
              ------------
     to the effect that each of the conditions specified above in Section 7.1(a) and (b) is satisfied in all respects;

          (f) Lease. Seller shall have executed and delivered to Buyer (or one
              -----
     of its Affiliates) the lease for real property located in Precision Park contemplated by Section 5.14 (the "Buyer Lease");
                                        -----------

          (g) Antitrust Matters. All applicable waiting periods (and any
              -----------------
     extensions thereof) under the Hart-Scott-Rodino Act (and the applicable antitrust laws of jurisdictions other than the United States set forth on
     Schedule 4.6) with respect to all contemplated transactions hereunder,
     ------------
     including the sale of the stock of WAI under Section 5.16 shall have expired or otherwise been terminated;

          (h) Stockholder Approval. This Agreement and the transactions
              --------------------
     contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Seller;

          (i) Opinion. Buyer shall have received from counsel to Seller an
              -------
     opinion in form and substance as set forth in Exhibit C attached hereto,
                                                   ---------
     addressed to Buyer and dated as of the Closing Date;

          (j) Resignations. Buyer shall have received the resignations, dated as
              ------------
     of the Closing Date, of each director of the Transferred Companies;

          (k) Transfer Documents. Seller shall have delivered to Buyer, the
              ------------------
     appropriate Buyer Affiliate or the relevant Transferred Company at the Closing the documents required by Section 2.7(b);

          (l) BSIS Stockholders' Agreement. Seller and BSIS shall have executed
              ----------------------------
     and delivered to Buyer (or one of its Affiliates) the BSIS Stock Purchase Agreement and the BSIS Stockholders' Agreement contemplated by Section 5.13; and

          (m) Material Adverse Effect. Since September 30, 2000, no event shall
              -----------------------
     have occurred and no condition shall have arisen which has had or is reasonably likely to result in a Material Adverse Effect, except as disclosed in the Agreement or the schedules attached hereto.

     7.2 Conditions to Obligations of Seller. The obligation of Seller to
         -----------------------------------
consummate the transactions to be performed by them in connection with the Closing is at the option of Seller subject to satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
     set forth in Section 4 shall be true and correct in all respects as set forth therein (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of the Closing Date;

          (b) Performance by Buyer. Buyer shall have performed and complied with
              --------------------
     all of its covenants and agreements hereunder in all material respects through the Closing, and shall have paid the Purchase Price in accordance with Section 2.3;

          (c) Consents. Seller and Buyer shall have made or obtained all Seller
              --------
     Required Approvals and Buyer Required Approvals;

          (d) Absence of Litigation. No action, suit, or proceeding shall be
              ---------------------
     pending or threatened before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any material transactions contemplated by this Agreement (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) Antitrust Matters. All applicable waiting periods (and any
              -----------------
     extensions thereof) under the Hart-Scott-Rodino Act (and the applicable antitrust laws of jurisdictions other than the United States set forth on
     Schedule 4.6) with respect to all contemplated transactions, hereunder
     ------------
     including the sale of stock of WAI, shall have expired or otherwise been terminated;

          (f) Stockholder Approval. This Agreement and the transactions
              --------------------
     contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Seller;

          (g) Certificates. Buyer shall have delivered to Seller a certificate
              ------------
     to the effect that each of the conditions specified above in Sections 7.2(a) and (b) is satisfied in all respects;

          (h) Lease. Buyer (or one of its Affiliates) shall have executed and
              -----
     delivered to Seller the Buyer Lease contemplated by Section 5.14;

          (i) Payment of Bank and Insurance Company Debt; Release of Guarantees.
              -----------------------------------------------------------------
     Buyer shall have paid or made arrangements satisfactory to Seller to permit Seller to pay in full simultaneously with the Closing on the Closing Date all Bank and Insurance Company Debt then outstanding and shall have obtained releases of all guarantees by the Retained Entities set forth on
     Schedule 3.22;
     -------------

          (j) Opinion. Seller shall have received from counsel to Buyer an
              -------
     opinion in form and substance as set forth in Exhibit D attached hereto,
                                                   ---------
     addressed to Seller and dated as of the Closing Date;

          (k) Assumption Agreements. Buyer or a Buyer Affiliate shall have
              ---------------------
     delivered to Seller at the Closing the documents required by Section 2.7(c); and

          (l) BSIS Stockholders' Agreement. Buyer (or one of its Affiliates)
              ----------------------------
     shall have executed and delivered to Seller and BSIS the BSIS Stock Purchase Agreement, invested $2.5 Million cash for shares of stock of BSIS and executed and delivered the BSIS Stockholders' Agreement contemplated by
     Section 5.13

8    Indemnification.
     ---------------

     8.1 Survival of Representations, Warranties, Agreements and Covenants.
         -----------------------------------------------------------------
Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Closing or upon the earlier termination of this Agreement pursuant to Section 9.1, as the case may be, except that the representations and warranties set forth in Sections 3.2, 3.4, 3.5, 3.7, 4.2, 4.4 and 4.5 and the agreements set forth in Sections 2.2, 2.4, 2.5, 5.4, 5.5, 5.6, 5.9, 5.11, 5.13,
5.15, 6, 8 and 10 shall survive the Closing indefinitely and those set forth in
Section 9.2 shall survive such termination indefinitely. Nothing in this Section
8.1 shall relieve any party for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination.

     8.2 Indemnity by Seller. Seller hereby agrees to indemnify, defend and hold
         -------------------
harmless Buyer, the Transferred Companies, and its and their directors, officers, employees, agents and Affiliates (the "Buyer Indemnitees") against and
                                                 -----------------
in respect of, and pay and reimburse the Buyer Indemnitees for, all Liabilities, damages, losses, expenses, and costs (including reasonable attorneys' and accountants' fees and expenses), whether or not resulting from third party claims (collectively, "Losses"), as a result of or arising out of (a) the
                       ------
inaccuracy of any representation or warranty made by Seller herein that survives the Closing; (b) any breach or nonfulfillment after the Closing of any agreement or covenant of Seller contained herein or in any agreement or instrument required to be entered into in connection herewith that survives the Closing;
(c) any lawsuit or claim by any shareholder of Seller in its capacity as a shareholder of Seller relating to or in any way arising out of the transactions contemplated by this Agreement, except to the extent any such lawsuit or claim arises from a breach of this Agreement by Buyer; (d) non-compliance with applicable bulk sales laws of the United States; (e) any Excluded Liability; (f) any Tax liability arising out of a transfer of the Heathrow Property to Seller or its designee pursuant to Section 5.12 or (g) any breach or nonfulfillment of the Seller's indemnity in Section 5.5(e); provided, however, that Seller shall
                                          --------  -------
have no Liability under clause (a) of this Section 8.2 in respect of Losses until and then only to the extent that the aggregate of such Losses exceeds $1,000,000, in which case Seller will be liable for the amount of such Losses in excess of $1,000,000.

     8.3 Exclusive Remedy. Except for Tax matters, which shall also be governed
         ----------------
by the provisions of Section 6, and the indemnities set forth in Section 5.5, this Section 8 shall provide the sole and exclusive remedy for any and all Losses sustained or incurred by Buyer or Seller or their successors and assigns; provided that the foregoing shall not limit the right of the Parties to such
--------
equitable remedies as may be available or any Party's remedies in respect of fraud by the other Party in connection herewith.

     8.4 Indemnity by Buyer. Buyer hereby agrees to indemnify, defend and hold
         ------------------
harmless Seller and its directors, officers, employees, agents and Affiliates (the "Seller Indemnitees") against and in respect of, and pay and reimburse the
      ------------------
Seller Indemnitees for, all Losses resulting from or arising out of (a) the inaccuracy of any representation or warranty made by Buyer herein that survives the Closing or (b) any breach or nonfulfillment after the Closing of any agreement or covenant of Buyer, including Buyer's or Buyer Affiliate's agreement to assume the Metrology Liabilities pursuant to Section 2.3, contained herein or in any agreement or instrument required to be entered into in connection herewith that survives the Closing or (c) any breach or nonfulfillment of the Buyer's indemnity in Section 5.5(a) or Section 5.5(e); provided, however, that
                                                       --------  -------
Buyer shall have no Liability under clause (a) of this Section 8.4 in respect of Losses until and then only to the extent that the aggregate of such Losses exceeds $1,000,000, in which case Buyer will be liable for the amount of such Losses in excess of $1,000,000.

     8.5 Matters Involving Third Parties. (a) If any third party shall notify
         -------------------------------
any Party (the "Indemnified Party") with respect to any matter (a "Third Party
                -----------------                                  -----------
Claim") which may give rise to a claim for indemnification against any other
-----
Party (the "Indemnifying Party") under this
            ------------------

Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that a delay on the part of the
                          --------  -------
Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder only to the extent the Indemnifying Party thereby is materially prejudiced.

          (a) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice so long as (i) the Indemnifying Party notifies the Indemnified Party in
                 -
     writing of its election to defend and (ii) the Indemnifying Party conducts
                                            --
     the defense of the Third Party Claim diligently. In the event that the Indemnified Party shall in good faith determine that it may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of a claim subject to indemnification hereunder, the Indemnified Party shall have the right at all times to take over and assume control of the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the
                                                 --------
     Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

          (b) So long as the Indemnifying Party is conducting the defense of the Third Party Claim diligently, (i) the Indemnified Party may retain separate
                                    -
     co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (ii) the Indemnified Party will not consent to
                                 --
     the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

          (c) In the event that the Indemnifying Party does not diligently conduct the defense, (i) the Indemnified Party may defend against the Third Party Claim and (ii) the Indemnifying Party will remain responsible for any losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent provided in this Section 8.

          (d) Except with the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement if such judgment or settlement provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

     8.6 Insurance Proceeds. If a party entitled to indemnification under
         ------------------
Section 8.2 or 8.4 (an "Indemnified Party") receives, subsequent to its receipt
                        -----------------
of any indemnification from the party required to provide indemnification under
Section 8.2 or 8.4 (an "Indemnifying Party"), an amount in respect of the Losses
                        ------------------
for which it has received indemnification (the "Indemnified Losses") under
                                                ------------------
insurance coverage, then such Indemnified Party shall promptly reimburse the

Indemnifying Party for any indemnification payment made by such Indemnifying Party up to such amount received under such insurance coverage. If any Losses for which an Indemnifying Party is responsible or allegedly responsible pursuant to Section 8.2 or 8.4 are recoverable or potentially recoverable under insurance coverage at the time when payment is due hereunder, following payment by the Indemnifying Party for such Losses, (a) the Indemnified Party shall attempt in good faith to collect any and all such Losses under such insurance coverage or
(b) at the request of the Indemnifying Party, the Indemnified Party shall assign any and all rights that it may have to recover such Losses to the Indemnifying Party, or, if such rights are not assignable under applicable law or otherwise, the Indemnified Party shall continue to attempt in good faith to collect any and all such Losses under such insurance coverage for the benefit of, and at the expense and direction of, the Indemnifying Party.

9    Termination.
     -----------

     9.1 Termination of Agreement. The Parties may terminate this Agreement as
         ------------------------
provided below:

          (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event Seller has breached any representation, warranty, or covenant contained in this Agreement in a manner that has caused or is reasonably likely to result in a Material Adverse Effect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before April 30, 2001, by reason of the failure of any condition precedent under Section
     7.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

          (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event Buyer has breached any representation, warranty, agreement or covenant contained in this Agreement in a manner that has caused or is reasonably likely to result in a material adverse effect on Buyer's ability to satisfy its obligations under this Agreement, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before April 30, 2001, by reason of the failure of any condition precedent under Section
     7.2 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (d) Either Seller or Buyer may terminate this Agreement by giving written notice to the other party prior to the Closing if: (i) the Board of Directors of Seller shall have recommended to the stockholders of Seller an Alternative Transaction (as defined below) or resolves to do so; or (ii) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Seller is commenced (other than by Buyer or an Affiliate of Buyer) and the Board of Directors of Seller recommends that the stockholders of Seller tender their shares in such tender or exchange offer; provided, that Seller shall not be entitled to exercise any termination rights under this Section 9.1(d) unless (x) any action of the Board of Directors of Seller referred to in either such clause is required to be taken by the Board of Directors in order to properly discharge its fiduciary duties as determined in good faith by the Board of Directors upon the written advice of outside counsel and (y) Seller has complied with its obligations in Section 5.8.

          As used herein, "Alternative Transaction" means any of (i) a
                           -----------------------
     transaction or series of transactions pursuant to which any Person (or group of Persons) other than Buyer or its Affiliates (a "Third Party")
                                                              -----------
     acquires or would acquire more than 15% of the outstanding shares of capital stock of Seller, whether from Seller or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Seller or any of its significant Subsidiaries or the Metrology Business by a merger or other business combination (including any so-called "merger of equals" and whether or not Seller or any of its significant Subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Seller and any entity surviving any merger or business combination including any of them) of Seller or any of its Subsidiaries having a fair market value equal to more than 35% of the fair market value of all the assets of Seller and its Subsidiaries, taken as a whole, immediately prior to such transaction. An Alternative Transaction shall also include a transaction resulting from an Acquisition Proposal under Section 5.8 to the extent that such transaction meets the criteria set forth in this Section 9.1(d).

     9.2 Effect of Termination. (a) If any Party terminates this Agreement
         ---------------------
pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party except (i) as set forth in clauses (b), (c) or (d) below and (ii) nothing herein shall relieve any Party from liability for any breach hereof occurring prior to termination.

     (b) Seller shall pay Buyer a fee of $4,000,000 plus Buyer's verifiable expenses relating to the due diligence, negotiation and documentation of the transactions contemplated by this Agreement (including without limitation accounting, legal and investment banking fees and expenses) not to exceed $2,000,000 (the "Fee") upon the termination of this Agreement by Seller or Buyer
                 ---
pursuant to Section 9.1(d).

     (c) Seller shall pay Buyer the Fee if all of the following events have occurred:

          (1) a bona fide Alternative Transaction is publicly commenced, publicly disclosed, publicly proposed or publicly communicated to Seller at any time on or after the date of this Agreement and on or prior to the date of the meeting of the stockholders of Seller referred to in Section 5.2 hereof (including the last date on which any adjourned session thereof is reconvened);

          (2) either Seller or Buyer terminates this Agreement pursuant to
     Section 9.1(b)(ii) or 9.1(c)(ii) if, in the case of termination under either such Section, the requisite vote for approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Seller shall not have been obtained by April 30, 2001; and

          (3) thereafter on or prior to the anniversary of the date of termination, (A) such Alternative Transaction is consummated or (B) there is consummated any transaction, whether or not commenced, publicly disclosed, publicly proposed or communicated to Seller prior to such termination, that would constitute an Alternative Transaction (provided that for purposes of this clause (3) of Section 9.2(c) the reference to the percentage of outstanding shares of capital stock of Seller in clause (i) of the definition of Alternative Transaction shall be 50% instead of 15%). In no event shall the Fee be payable more than once pursuant to this
     Section 9.2.

     (d) In the event that the shareholders meeting contemplated by Section 5.2 is held and the requisite vote for approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of Seller shall not have been obtained at such meeting or any adjournment thereof other than as a result of Buyer being in material breach of its obligations under this Agreement, Seller shall reimburse Buyer for (i) Buyer's verifiable expenses relating to the due diligence, negotiation and documentation of the transactions contemplated by this Agreement (including without limitation accounting, legal and investment banking fees and expenses) not to exceed $1,000,000 and (ii) expenses related to commitments (not to exceed $1,000,000) made by Buyer to individuals hired specifically to work in the Metrology Business, less mitigation if any such individual obtains other employment.

     (e) The Fee payable pursuant to Section 9.2(b) shall be paid within one business day after the first to occur of any of the events described in Section 9.2(b). The Fee payable pursuant to Section 9.2(c) shall be paid within one business day following the consummation of any such Alternative Transaction. The expenses payable under Section 9.2(d) shall be payable at such time as the shareholders of Seller vote on this Agreement and the transactions contemplated hereby with the result that the requisite vote in favor is not obtained. Notwithstanding the preceding sentences, in no event shall Seller be required to pay any such Fee or expenses to Buyer if, immediately prior to the termination of this Agreement, Seller had the right to terminate this Agreement under
Section 9.1(c)(i). In no event shall Buyer be entitled to payment under both Sections 9.2(b) or 9.2(c) and 9.2(d); provided, however, that if Buyer would
                                      --------  -------
otherwise be entitled to fees under more than one of such sections, Buyer shall be entitled to receive the higher of such fees.

10   Miscellaneous.
     -------------

     10.1 Press Releases and Public Announcements. No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the

Closing without the prior written approval of the other Party; provided,
                                                               --------
however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

     10.2 No Third Party Beneficiaries. This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     10.3 Entire Agreement. This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, except for the Confidentiality Agreement dated August 3, 2000 which remains in full force and effect.

     10.4 Succession and Assignment. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of
                    --------  -------
its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder, provided in each case that Buyer continues to be responsible for and guarantees all of its obligations hereunder.

     10.5 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     10.6 Headings. The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 Notices. All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) when sent by overnight delivery and (iii) when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to Seller:
     ------------

                  Brown & Sharpe Manufacturing Company
                  Precision Park
                  200 Frenchtown Road
                  North Kingstown, RI  02852-1700
                  Attn: James W. Hayes, III, Esq.

                  Facsimile:  401-886-2214

                  with a copy to:
                  --------------

                  Ropes & Gray
                  One International Place
                  Boston, MA  02110
                  Attn: Howard K. Fuguet, Esq.
                  Facsimile:  617-951-7050

     If to Buyer:
     -----------

                  Hexagon AB
                  Kronobryggan, S-261 31
                  Landskrona, Sweden
                  Attention:  Ola Rollen
                  Facsimile:  +46 418 44 92 08

                  with a copy to:
                  --------------

                  Jones, Damia, Kaufman, Borofsky & DePaul, LLC
                  301 Main Street, P.O. Box 157
                  Danbury, CT  06813-0157
                  Attn:  Sanford D. Kaufman, Esq.
                  Facsimile:  203-797-8403

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     10.8 Governing Law; Consent to Jurisdiction. This Agreement shall be
          --------------------------------------
governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of Seller and Buyer, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by personal delivery, expedited courier or messenger service, at its address specified pursuant to Section 10.7 hereof is reasonably calculated to give actual notice. The provisions of this Section 10.8 shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal or state courts of the State of New York.

     10.9 Amendments and Waivers. No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10 Severability. Any term or provision of this Agreement that is invalid
           ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     10.11 Expenses. Each of Buyer and Seller will bear its own costs and
           --------
expenses (including legal fees and expenses) and Seller will bear all of the costs and expenses (including legal fees and expenses) of the Transferred Companies in connection with the preparation of this Agreement and the transactions contemplated hereby, except as otherwise expressly provided in
Section 9.

     10.12 Staff Accounting Bulletin. The parties acknowledge and agree that for
           -------------------------
all purposes under this Agreement, no effect shall be given to Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                     HEXAGON AB

                                     By   /s/ Ola Rollen
                                        ----------------------------------------
                                        Name: Ola Rollen
                                        Title: President and Chief Executive
                                                      Officer

                                     BROWN & SHARPE MANUFACTURING
                                     COMPANY

                                     By   /s/ Kenneth N. Kermes
                                        ----------------------------------------
                                        Name: Kenneth N. Kermes
                                        Title: President

                   [Signature page to Acquisition Agreement]

                                 Schedule 1-A
                                 ------------

                                EXCLUDED ASSETS

 .    Stock of BSIS including all of its products and rights owned or licensed, including without limitation all rights under the Software Programming Development Agreements between BSIS and each of Brown & Sharpe GmbH, Brown & Sharpe DEA SpA, Brown & Sharpe SA (France), Brown & Sharpe Limited, Brown & Sharpe TESA SA, and Brown & Sharpe Aftermarket Services Inc., and its employees (a list of whom has been previously to Buyer) and assets which are on the date of this Agreement employed and utilized by Seller and the Transferred Companies in the Metrology Business except as otherwise provided in Section 5.13

 .    Real Estate owned by Seller in North Kingstown R.I. and landlord leasehold interests with respect to tenants occupying the building

 .    Heathrow Airport property owned by Brown & Sharpe Group Ltd. (unless Buyer exercises its option to purchase under Section 5.12)

 .    Cash of Seller and the Retained Entities

 .    Patents, Trademarks and other intellectual property, including know-how, owned by Seller which are not employed in the operation of the MS, PMI and CM businesses

 .    All corporate records, including corporate financial and accounting records, income tax returns, and corporate minute books of meetings of the Board of Directors and Stockholders of Seller

 .    U.S. federal and State income tax, credits and net operating loss carryforwards

 .    Third party accounts, notes, investments and other receivables of Seller unrelated to the operation of the MS, PMI and CM businesses and assets sold

 .    Metroptic investment 50% ownership interest and Seller notes receivable due from Metroptic

 .    Inventory and any fixed assets relating to or utilized in the development of the turbine blade measuring machine situated at Telford, UK

 .    Insurance policies relating to funding of the Umbrella SERP, except those that do not relate to Excluded Liabilities.

                                 Schedule 1-B
                                 ------------

                             EXCLUDED LIABILITIES

 .    Seller expenses of negotiating and documenting the Transaction

 .    Any brokerage, finder's or advisory fee, including without limitation any such fee payable to Chase

 .    Claims by stockholders of Seller relating to the transactions contemplated by this Agreement

 .    Litigation matters set forth on Attachment I hereto that are assigned to
     Seller (namely all such matters except the Colletta matter, an employment termination case, and the Swiss/Italian terminated distributor, Amos, matter).

 .    Claims relating to non-compliance with the bulk sales law in the United
     States

 .    All liabilities under the Umbrella SERP of Seller to persons who do not accept employment with Buyer

 .    All liabilities under the PIP of Seller in respect of year 2000 cash bonuses

 .    All liabilities under the LTDCIP of Seller in respect of year 2000 cash bonuses

 .    All liabilities of the Seller to participants in Seller's regular
     Supplemental Executive Retirement Plans

 .    All liabilities for outplacement assistance

 .    All liabilities under Seller's ESOP

 .    All liabilities under the Change in Control Contracts (except with regard to executives hired at the Closing or within one year thereafter by Buyer's subsidiary purchasing the U.S. Metrology assets or remaining at the Closing or within one year thereafter, per agreement reached between any such executive and Buyer, and employees of the Transferred Companies on the Closing Date)

 .    All liabilities for "Honoraria" payments to former employees of Seller and its Affiliates

 .    Cash redemption obligations through the Closing Date under any stock bonus or option plan

 .    Any U.K. tax liability of the Transferred Companies with respect to the dividend of the gravel pit to Seller

 .    All liabilities, commitments, obligations, claims, expenses, etc., whether known or unknown, absolute or contingent, accrued or unaccrued, relating to the Excluded Assets (including environmental claims relating to the North Kingstown, Rhode Island facility arising out of pre-closing activities on this site) or otherwise, not directly resulting from the conduct of the Metrology Business as has been directly or indirectly conducted by Seller (such as, for example, product liabilities or environmental liabilities relating to Seller businesses other than the Metrology Business as has been directly or indirectly conducted by Seller), including without limitation any claims (whether or not the subject of pending litigation) by employees or former employees of BSAS relating to events occurring prior to the Closing

 .    Attachment II hereto is an illustration of categories generally keyed to people in the Metrology Business or "other corporate items" not in the Metrology Business, which are Excluded Liabilities

 .    Excluded Liabilities do not include, except as set forth above or except as otherwise provided in the Agreement all liabilities, commitments, obligations, claims, expenses, etc., known or unknown, absolute or contingent, accrued or unaccrued, directly relating to the conduct of the Metrology Business as has been directly or indirectly conducted by Seller

                         Attachment I to Schedule 1-B
                         ----------------------------

                                  Litigation
                                  ----------

UNINSURED
---------

Commercial/Contract Damage Suits/ Claims
----------------------------------------

1.)  Gervais v. Brown & Sharpe Manufacturing Company

2.)  Bryn Edwards and Thomas Kuneman v. Brown & Sharpe Aftermarket Services,
     Inc.

3.)  Stephen Logee v. Brown & Sharpe Aftermarket Services, Inc.

4.) Magnetic Recording Solutions, Inc. v. Brown & Sharpe Manufacturing Company, Brown & Sharpe Surface Inspection Systems Inc, et al

5.)  Poli - Patent Infringement Claim

6.)  Outillac - Distributor Claim


Environmental Claims
--------------------

7.)  FICA Landfill, Poughkeepsie, NY

8.)  In re: Cranston Sanitary Landfill


Employment/Labor Claims
-----------------------

9.)  In re: Closing of the Roch, France operations (Employee Termination claim)

10.) Tourtellott v. Brown & Sharpe Manufacturing Company

11.) Prendergast, Roland v. Brown & Sharpe Manufacturing Company

12.) Sherman v. Brown & Sharpe Manufacturing Company

13.) 1981 Individual Strike Claims:

     a.)  Maureen Anderson
     b.)  Vern Leigh
     c.)  Michilina Rossi
     d.)  Clairice Wolfe
     e.)  David Swider and Howard Fields
     f.)  Willie Jones
     g.) Brian Croft, Donald Snow, William Tobias h.) E.V. Regnault, P.J. Tesier, D. Cullinane

Other
-----

14.) Claim of Arnold Nelson Mahler

INSURED
-------

Product Liability Claims
------------------------

15.) Product Liability Cases - there are approximately 38 cases pending relating legacy ASM and SGM products and claims of toxic tort injury for which insurance is providing a defense and indemnification.

     a.) James C. & Rosemary Adams v. Brown & Sharpe Mfg. Co., et al b.) Richard & Nancy Andersen v. Brown & Sharpe Mfg. Co., et al c.) William & Barbara Anderson v. Brown & Sharpe Mfg. Co., et al d.) Kenneth Bishop v. Brown & Sharpe Mfg. Co., et al e.) Harry & Betty Bunning v. Brown & Sharpe Mfg. Co., et al f.) Robert C. & Betty Lou Cahall v. Brown & Sharpe Mfg. Co., et al g.) Herman Carroll v. Brown & Sharpe Mfg. Co., et al h.) Michael & Rose Marie Conda v. Brown & Sharpe Mfg. Co., et al i.) Harry Crump v. Brown & Sharpe Mfg. Co., et al j.) Wesley & Thelma Espenchied v. Brown & Sharpe Mfg. Co., et al k.) Clifton & Mildred Frake v. Brown & Sharpe Mfg. Co., et al l.) Malcolm & Janie Graham v. Brown & Sharpe Mfg. Co., et al m.) Clarence & Elsie Greene v. Brown & Sharpe Mfg. Co., et al n.) Joseph & Martha Horn v. Brown & Sharpe Mfg. Co., et al o.) Oscar & Carol Jackson v. Brown & Sharpe Mfg. Co., et al p.) Samuel & Leona Jacoby v. Brown & Sharpe Mfg. Co., et al q.) Gerald Kapica v. Brown & Sharpe Mfg. Co., et al r.) Walter & Dorothy Koons v. Brown & Sharpe Mfg. Co., et al s.) John & Lorraine Kovach v. Brown & Sharpe Mfg. Co., et al t.) Donald & Nancy Lenox v. Brown & Sharpe Mfg. Co., et al u.) James Loveland v. Brown & Sharpe Mfg. Co., et al v.) Richard & Martha McConnell v. Brown & Sharpe Mfg. Co., et al w.) Kenneth & Francis Moore v. Brown & Sharpe Mfg. Co., et al x.) Leonard & Judith Phillips v. Brown & Sharpe Mfg. Co., et al y.) Louis & Virginia Powell v. Brown & Sharpe Mfg. Co., et al z.) Peter & Vonda Salaga v. Brown & Sharpe Mfg. Co., et al aa.) Minnie & Leroy Sanders v. Brown & Sharpe Mfg. Co., et al bb.) Ernest Scott v. Brown & Sharpe Mfg. Co., et al cc.) Jasper & Maryetta Scott v. Brown & Sharpe Mfg. Co., et al dd.) Lewis & Jacqueline Stayton v. Brown & Sharpe Mfg. Co., et al ee.) Hobart & Josephine Stecher v. Brown & Sharpe Mfg. Co., et al ff.) John & Beatrice Thomas v. Brown & Sharpe Mfg. Co., et al gg.) Dorothy Tokarski v. Brown & Sharpe Mfg. Co., et al hh.) Joseph & Rose Wallace v. Brown & Sharpe Mfg. Co., et al ii.) William & Dolores Wallace v. Brown & Sharpe Mfg. Co., et al jj.) Ronald Warren v. Brown & Sharpe Mfg. Co., et al kk.) Nicholas & Shirley Zacchie v. Brown & Sharpe Mfg. Co., et al ll.) Michael Butler, et al v. Brown & Sharpe Mfg. Co., et al

16.) Stephen & Nancy Sendecki v. Brown & Sharpe Manufacturing Company

17.) Kenneth Hickey v. Brown & Sharpe Manufacturing Company

18.) Sandy Lewis v. Brown & Sharpe Manufacturing Company

Premises Liability
------------------

19.) Adams v. Brown & Sharpe Manufacturing Company

20.) Fumo and Gomes v. Brown & Sharpe Manufacturing Company

21.) Ritacco v. Brown & Sharpe Manufacturing Company

Other
-----

22.) In re: Avtar Singh Sekhon

                         Attachment II to Schedule 1-B
                         -----------------------------

                               Accrued Expenses
                               ----------------

North Kingstown
          Corporate Employee Payroll Withholdings
          Severance Payments to F. Curtin & C. Junkunc
          Audit Fees
          Legal Fees
          Shareholder Service Fees
          Consulting Fees
          Utilities
          Unclaimed Wages
          Corporate Employee Travel Expenses
          Internal Audit Costs
          Advance Rent
          Directors' Fees
          Pensions - Liabilities to F. Curtin & C. Junkunc
          Corporate Employee Profit Incentive Plan
          Corporate Employee Payroll Tax
          Federal Income Tax Payable
          State Income Tax Payable
          Interest Payable for Revolving Credit Agreement,
            Private Placement Debt and Mortgage on
            North Kingstown Property

BSIS Liabilities

SIS Liabilities

                                                                         Annex B

November 16, 2000



To The Board of Directors of
Brown & Sharpe Manufacturing Company



Gentlemen:

We understand that Brown & Sharpe Manufacturing Company ("BNS" or the "Company") has entered into a non-binding agreement with Hexagon A.B., a publicly traded limited liability company existing under the laws of Sweden ("HEX"), whereby HEX will acquire (i) the Worldwide Measuring Systems and Precision Measuring Instrument businesses of the Company, (ii) BNS's 30% interest in Wilcox Associates Inc., (iii) a 46.7% interest in Brown & Sharpe Information Systems, Inc. (for an additional $7.0 million), and (iv) an option to purchase real estate located in London, England operating as a gravel pit for $5.0 million, for an aggregate purchase price of $160.0 million in cash. Additionally, there is a potential earn-out payment of up to $20.0 million based on certain operating profits as of December 31, 2000 (adjusted for agreed upon items).
Such transaction and all related transactions are referred to collectively herein as the "Transaction." The Company has requested that Houlihan Lokey render an opinion (the "Opinion") as to the fairness, from a financial point of view, to the Company of the consideration to be received in connection with the Transaction.

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the annual audited financial statements on Form 10-K for BNS for the fiscal years ended December 31, 1997, 1998 and 1999 and unaudited quarterly financial statements on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     2. reviewed drafts of certain documents to be delivered at the closing of the Transaction;

     3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the

The Board of Directors of
Brown & Sharpe Manufacturing Company                                         -2-
November 16, 2000


          Company, and spoke with representatives of the Company's investment banker to discuss certain matters;

     4.   visited certain facilities and business offices of the Company;

     5. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended December 31, 2000 through 2004;

     6. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     7. reviewed documents pertaining to Company's businesses and assets which will not be purchased and acquired by HEX;

     8. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly announced transactions that we considered similar to the Transaction; and

     9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.


We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Company in connection with the Transaction is fair to the Company from a financial point of view.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                                                                         Annex C
                                                                         -------

PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF BROWN & SHARPE MANUFACTURING COMPANY:

     Replace the first paragraph of Article FOURTH that currently reads:

     "FOURTH: The aggregate number of shares of capital stock which this Corporation shall have authority to issue is 33,000,000 shares of which 30,000,000 shares shall be Class A Common Stock, $1.00 par value per share, 2,000,000 shares shall be Class B Common Stock, $1.00 par value per share, and 1,000,000 shares shall be Preferred Stock, $1.00 par value per share. The Class A Common Stock and the Class B Common Stock are sometimes hereinafter referred to together as the "Common Stock"."

     With the following paragraph:

     "FOURTH: The aggregate number of shares of capital stock which this Corporation shall have authority to issue is 33,000,000 shares of which 30,000,000 shares shall be Class A Common Stock, $0.01 par value per share, 2,000,000 shares shall be Class B Common Stock, $0.01 par value per share, and 1,000,000 shares shall be Preferred Stock, $1.00 par value per share. The Class A Common Stock and the Class B Common Stock are sometimes hereinafter referred to together as the "Common Stock"."

     [The remainder of Article FOURTH remains unchanged.]